UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a)

OF THE SECURITIES EXCHANGE ACT OF 1934

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[ ]	Preliminary Proxy Statement
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[X]	Definitive Proxy Statement
[ ]	Definitive Additional Materials
[ ]	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

IMAX CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMAX Corporation

902 Broadway Avenue, 20th Floor

New York, New York, U.S.A. 10010

Dear Fellow Shareholders:	April 30, 2018

Following another strong year of signings and installation activity, we concluded 2017 with a commercial network consisting of 1,272 screens across 75 countries and an additional 494 new theater systems in backlog. Our robust expansion underscores the continued demand for IMAX® theaters worldwide.

Notwithstanding our impressive network growth, IMAX – along with many media and entertainment companies – faced certain unexpected challenges in the first half of 2017. For example, global box office, particularly in the U.S. and China, underperformed expectations, which placed pressure on our financial performance and stock price. In view of such industry challenges, management undertook several significant and proactive steps aimed at improving the earnings power of our business. During the second half of the year, we refined our global film programming strategy, reduced our cost structure and reanalyzed our new business efforts. Our primary objective was to facilitate more operating leverage and improved performance throughout our business. We are pleased with the encouraging early results of these initiatives, which we believe led to stronger IMAX box office performance in the second half of 2017 and into the early parts of 2018.

Our overarching objective in 2018 is to expand the core IMAX value proposition across our ecosystem of stakeholders. We have prioritized three strategic initiatives this year: generate operating leverage, further differentiate our offering, and reinforce our brand. With a strong focus on our core business, the introduction of our new, cutting-edge IMAX with Laser technology and a reinvigorated marketing strategy, we believe we are well positioned to create value across our ecosystem.

We thank each of our shareholders for your continued support and interest in IMAX. It is my pleasure to invite you to attend our 2018 Annual General Meeting of Shareholders. The Annual Meeting will be held on Tuesday, June 5, 2018, at 10:00 a.m. at The Royalton Park Avenue Hotel (Park Lounge), 420 Park Avenue South, in New York City.

At the Annual Meeting, shareholders will be asked to vote on a number of important matters. Details regarding these proposals are set forth in the accompanying Notice of Annual General Meeting of Shareholders and Proxy Circular and Proxy Statement.

Your vote is important and we encourage you to ensure your shares are represented. You may vote by completing and returning the accompanying Form of Proxy. You may also vote over the internet, by telephone, or in person by attending the Annual Meeting. Please refer to the Proxy Circular and Proxy Statement for additional details.

Sincerely,

/s/ Richard L. Gelfond

Richard L. Gelfond

CEO, IMAX Corporation

IMAX Corporation

902 Broadway Avenue, 20th Floor

New York, New York, U.S.A. 10010

NOTICE of ANNUAL GENERAL MEETING of SHAREHOLDERS

to be held on

Tuesday, June 5, 2018

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of IMAX Corporation (the “Company”) will be held at The Royalton Park Avenue Hotel (Park Lounge), 420 Park Avenue South, New York, New York, U.S.A. 10016, on Tuesday, June 5, 2018 at 10:00 a.m. (Eastern Time) (the “Meeting”), for the following purposes:

(1)	to receive the consolidated financial statements for the fiscal year ended December 31, 2017, together with the auditors’ report thereon;

(2)	to elect the ten individuals nominated to serve as directors until the close of the next annual meeting of shareholders or until their successors are elected or appointed;

(3)	to appoint auditors and authorize the directors to fix the auditors’ remuneration;

(4)	to conduct an advisory vote on the compensation of the Company’s Named Executive Officers; and

(5)	to transact such other business as may properly be brought before the Meeting or any adjournments thereof.

The foregoing items of business are more fully described in the Proxy Circular and Proxy Statement accompanying this Notice of Annual General Meeting of Shareholders.

Only shareholders of record as of the close of business April 11, 2018, are entitled to notice of and to vote at the Meeting.

By Order of the Board of Directors,

/s/ Kenneth I. Weissman

KENNETH I. WEISSMAN

Senior Vice President, Legal Affairs

& Corporate Secretary

New York, New York

April 30, 2018

YOUR VOTE IS IMPORTANT. Shareholders who are unable to attend the Meeting in person are requested to complete and return the accompanying Form of Proxy in the envelope provided for that purpose. Proxies must be deposited with Computershare Investor Services Inc., c/o Proxy Unit, 8th Floor, 100 University Avenue, Toronto, Ontario, Canada, M5J 2Y1 or at the Company’s address noted above on or before 10:00 a.m. (Eastern Time) on Friday, June 1, 2018. Shareholders may also vote by following the instructions for voting by telephone or over the internet in the accompanying Proxy Circular.

PROXY CIRCULAR

AND

PROXY STATEMENT

April 30, 2018

IMAX CORPORATION

902 Broadway Avenue, 20th Floor, New York, New York, U.S.A. 10010

tel: 212-821-0100  fax: 212-821-0105

www.IMAX.com

1

2

IMAX Corporation

902 Broadway Avenue, 20th Floor

New York, New York, U.S.A. 10010

GENERAL INFORMATION

This Proxy Circular and Proxy Statement (the “Circular”) is furnished in connection with the solicitation by the management of IMAX Corporation (the “Company”, “we” or “us”) of proxies to be used at our Annual General Meeting of Shareholders, which will be held at The Royalton Park Avenue Hotel (Park Lounge), 420 Park Avenue South, New York, New York, U.S.A. 10016, on Tuesday, June 5, 2018 at 10:00 a.m. (Eastern Time) (the “Meeting”), or at any continuation, postponement or adjournment thereof.

The Notice of Annual General Meeting of Shareholders, the Circular and the form of proxy (the “Form of Proxy”) are intended to be released on or about April 30, 2018 to holders of our common shares (the “Common Shares”).

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be held on June 5, 2018

Pursuant to the requirement promulgated by the United States Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials by sending you this full set of proxy materials, including a form of proxy or voting instruction form. You are encouraged to access and review all of the important information contained in the proxy materials before submitting a proxy or voting at the Meeting.

The definitive proxy materials will be available on the internet at http://www.IMAX.com/Proxy.

Regardless of the number of Common Shares you hold, your role as a shareholder is very important and the Board of Directors strongly encourages you to exercise your right to vote.

INFORMATION ON VOTING

Who can Vote

The Board of Directors has fixed April 11, 2018, as the record date for the Meeting. Each Common Share entitles the holder to one vote on all matters presented at the Meeting. As of April 11, 2018, we had 64,227,877 Common Shares issued and outstanding. You are entitled to vote at the Meeting if you were a holder of record of Common Shares as of the close of business on April 11, 2018. You are entitled to one vote on each proposal for each Common Share you held on the record date. Your Common Shares may be voted at the Meeting only if you are present in person or your Common Shares are represented by a valid proxy. The holders of Common Shares are entitled to receive notice of and to attend all annual and special meetings of the shareholders of the Company and to one vote in respect of each Common Share held at all such meetings.

Difference between a Shareholder of Record and a Beneficial Holder

If your Common Shares are registered directly in your name, you are considered the shareholder of record with respect to those Common Shares.

If your Common Shares are held in a stock brokerage account or by a bank, trust or other nominee, then the broker, bank, trust or other nominee is considered to be the shareholder of record with respect to those Common Shares. However, you are still considered the beneficial owner of those Common Shares, and your Common Shares are said to be held in “street name”. Beneficial holders generally cannot submit a proxy or vote their Common Shares directly and must instead instruct the broker, bank, trust or other nominee on how to vote their Common Shares using the methods described below in “Voting by Beneficial Holders”.

VOTING BY SHAREHOLDERS OF RECORD

The following instructions are for shareholders of record only. If you are a beneficial holder (your Common Shares are held in “street name”), please follow your broker’s instructions on how to vote your Common Shares. See the description in “Voting by Beneficial Holders” on page 3.

Voting in Person

Shareholders of record may vote by attending the Meeting and voting the Common Shares registered in their name on resolutions put before the Meeting. If you are a shareholder of record who will attend and vote in person at the Meeting, you do not need to complete or return the Form of Proxy. Please register your attendance with the scrutineer, Computershare Investor Services Inc. (“Computershare”), upon your arrival at the Meeting.

Voting by Proxy

If you are a shareholder of record but do not plan to attend the Meeting in person, you may vote by proxy. There are three ways to vote by proxy:

Mail – You may vote by completing, dating and signing the enclosed Form of Proxy and promptly returning it, in the pre-addressed envelope provided to you, to Computershare, no later than 10:00 a.m. (Eastern Time) on Friday, June 1, 2018, or on the second last business day prior to any postponed or adjourned meeting.

Telephone – You may vote by telephone from within the United States or Canada by calling the toll-free number shown on the Form of Proxy no later than 10:00 a.m. (Eastern Time) on Friday, June 1, 2018, or on the second last business day prior to any postponed or adjourned meeting. Please refer to the holder account number and control number provided on the Form of Proxy.

Internet – You may vote over the internet by following the login and voting procedures described on the Form of Proxy. Please refer to the holder account number and control number provided on the Form of Proxy. Detailed voting instructions will then be provided via the internet to those who have completed the login procedure. You may vote (and revoke a previous vote) over the internet at any time no later than 10:00 a.m. (Eastern Time) on Friday, June 1, 2018, or on the second last business day prior to any postponed or adjourned meeting.

The internet voting procedure is designed to authenticate shareholders’ identities, to allow shareholders to vote their Common Shares and to confirm that shareholders’ votes have been recorded properly. Shareholders who submit a proxy through the internet should be aware that they may incur costs to access the internet, such as usage charges from telephone companies or internet service providers and that these costs must be borne by the shareholder. Also, please be aware that we are not involved in the operation of the internet voting procedure and cannot take responsibility for any access or internet service interruptions that may occur or any inaccuracies or erroneous or incomplete information that may appear.

What is a Proxy?

A proxy is a document that authorizes another person to attend the Meeting and cast votes on behalf of a shareholder of record at the Meeting. If you are a shareholder of record, you can use the accompanying Form of Proxy. You may also use any other legal form of proxy.

How do you Appoint a Proxyholder?

Your proxyholder is the person you appoint to cast your votes for you at the Meeting. The persons named in the enclosed Form of Proxy are directors and officers of the Company. You have the right to appoint one of the persons designated as proxyholders in the accompanying Form of Proxy. In the alternative, you have the right to appoint any other person, who need not be a shareholder of the Company, to attend and act on your behalf at the Meeting, and such right may be exercised by inserting such person’s name in the blank space provided in the enclosed Form of Proxy or by completing another proper form of proxy.

Your proxy authorizes the proxyholder to vote and otherwise act for you at the Meeting, including any continuation of the Meeting if it is adjourned.

How will a Proxyholder Vote?

If you mark on the proxy how you want to vote on a particular issue (by checking FOR, AGAINST, WITHHOLD, or ABSTAIN), your proxyholder must cast your votes as instructed. If you vote “WITHHOLD” on the proxy it is equivalent to voting “ABSTAIN”, and you will be abstaining from voting, though you will be treated as present for the purposes of determining a quorum.

The person appointed as proxyholder has discretionary authority and may vote the Common Shares represented thereby as such person considers best with respect to amendments or variations to matters identified in the Notice of Annual General Meeting, and with respect to any other matter which may properly come before the Meeting. As of the date of this Circular, we are not aware of any such amendment, variation or other matter proposed or likely to come before the Meeting. If any amendments are proposed to these matters, or if any other matters properly arise at the Meeting, your proxyholder can generally vote your Common Shares as he or she sees fit.

If you do NOT mark on the proxy how you intend to vote on a particular matter, your proxyholder is entitled to vote your Common Shares as he or she sees fit. If your proxy does not specify how you intend to vote on any particular matter, and if you have authorized a director or officer of the Company to act as your proxyholder, your Common Shares will be voted at the Meeting as follows:

•	FOR the election of the nominees named in this Circular as directors;

•	FOR the appointment of PricewaterhouseCoopers LLP as auditors and authorizing the directors to fix the auditors’ remuneration; and

•	FOR the approval, on an advisory basis, of the compensation of our Named Executive Officers.

For more information about these matters, please see “Item No. 1 - Election of Directors” on page 6, “Item No. 2 - Appointment of Auditors” on page 11, and “Item No. 3 – Advisory Vote on Named Executive Officer Compensation” on page 12.

How do you Revoke your Proxy?

Any proxy given pursuant to this solicitation may be revoked by the person giving it any time before the Meeting by depositing an instrument in writing (including another proxy) executed by the shareholder or the shareholder’s attorney authorized in writing at: (i) IMAX Corporation at 902 Broadway, 20th Floor, New York, New York, U.S.A. 10010, Attention: Corporate Secretary, at any time up to and including 10:00 a.m. (Eastern Time) on the last business day prior to the date of the Meeting or any adjournment or postponement thereof; or (ii) with the chairman of the Meeting on the day of the Meeting or at any adjournment or postponement thereof; or (iii) in any other manner permitted by law, including attending the Meeting in person. If you revoke your proxy and do not replace it with another form of proxy that has been properly deposited, you may still vote Common Shares registered in person at the Meeting.

Confidentiality of Voting

Computershare counts and tabulates proxies in a manner that preserves the confidentiality of your votes. Proxies will not be submitted to management unless:

•	there is a proxy contest;

•	the proxy contains comments clearly intended for management; or

•	it is necessary to determine a proxy’s validity or to enable management and/or the Board of Directors to meet their legal obligations to shareholders or to discharge their legal duties to the Company.

Solicitation of Proxies

While we intend to solicit most proxies by mail, some proxies may be solicited by telephone or other personal contact by our directors, officers or employees. Directors, officers and employees will not receive any additional compensation for such activity. We will, upon request, pay brokers and certain other persons who hold our Common Shares for others their reasonable expenses for sending proxy materials to the beneficial owners of our Common Shares. The cost of solicitation will be borne by us. While we have chosen not to engage the services of a proxy solicitor to aid in the solicitation of proxies and verify records relating to the solicitation at this time, should we decide to do so, we will bear all costs of such solicitation.

VOTING BY BENEFICIAL HOLDERS

Copies of this solicitation have been distributed to your broker, bank or other intermediary who are required to deliver them to, and seek voting instructions from, beneficial holders (shareholders who hold Common Shares in “street name”). Intermediaries often use a service company such as Broadridge Investor Communications (“Broadridge”) to forward meeting materials to beneficial holders. If you are a beneficial holder, you can vote your Common Shares through your intermediary by following the instructions your intermediary provides to you or at the Meeting. As a beneficial holder, while you are invited to attend the Meeting, you will not be entitled to vote at the Meeting unless you make the necessary arrangements with your intermediary to do so.

For the purposes of Canadian securities laws, beneficial holders fall into two categories – those who object to their identity being made known to the issuers of securities which they own (“OBOs”) and those who do not object to their identity being made known to the issuers of the securities they own (“NOBOs”). Subject to the provisions of Canadian National Instrument 54-101 – Communication with Beneficial Owners of Securities of a Reporting Issuer (“NI 54-101”), issuers may request and obtain a list of their NOBOs from intermediaries and may use the NOBO list in connection with any matters relating to the affairs of the issuer, including the distribution of proxy-related materials directly to NOBOs. We are not sending meeting materials directly to NOBOs; instead, we use and pay intermediaries and agents to send the meeting materials.

Voting in Person

A beneficial holder who receives a Voting Instruction Form and who wishes to attend and vote at the Meeting in person (or have another person attend and vote on his or her behalf), should strike out the appointees named in the Voting Instruction Form and insert his or her name (or such other person’s name) in the blank space provided and follow the corresponding instructions provided by the intermediary.

Voting through an Intermediary

Through an Intermediary – As a beneficial holder, you will be given a Voting Instruction Form by your intermediary which must be submitted in accordance with the instructions provided by the intermediary. You must follow the intermediary’s instructions (which allow the completion of the Voting Instruction Form by mail, telephone or internet). Occasionally, as a beneficial holder you may be given a form of proxy that has been signed by the intermediary and which is restricted to the number of Common Shares owned by you as the beneficial shareholder but that is otherwise not completed. This form of proxy does not need to be signed by you. In this case, you can complete the form of proxy and vote by following the instructions provided by the intermediary.

Mail – You may vote by completing, dating and signing the Voting Instruction Form and promptly returning it in the pre-addressed envelope provided to you for receipt by no later than 10:00 a.m. (Eastern Time) on Thursday, May 31, 2018, or on the third last business day prior to any postponed or adjourned meeting.

Telephone – You may vote by telephone from within the United States or Canada by calling the toll-free number shown on the Voting Instruction Form no later than 10:00 a.m. (Eastern Time) on Thursday, May 31, 2018, or on the third last business day prior to any postponed or adjourned meeting. Please refer to the control number provided on the Voting Instruction Form.

Internet – If your intermediary is registered with Broadridge, you may vote over the internet by following the login and voting instructions on your Voting Instruction Form no later than 10:00 a.m. (Eastern Time) on Thursday, May 31, 2018, or on the third last business day prior to any postponed or adjourned meeting. Please refer to the control number provided on the Voting Instruction Form.

U.S. Householding

Some brokers, banks or other intermediaries may be participating in the practice of “householding” proxy circulars and annual reports. This means that only one copy of the Circular and the annual report may have been sent to multiple shareholders in the same household. Each shareholder will continue to receive a separate Voting Instruction Form. We will promptly deliver a separate copy of either document to you if you request one by writing or calling as follows: IMAX Corporation, 902 Broadway, 20th Floor, New York, New York, U.S.A. 10010, Attention: Investor Relations at 212-821-0100. If you would like to receive separate copies of the Circular and the annual report in the future, or if you are receiving multiple copies and want to receive only one copy for your household, you should contact your intermediary.

Information for U.S. Beneficial Holders

If you are a U.S. beneficial holder with an intermediary, you must instruct your U.S. intermediary how to vote your Common Shares. If you do not provide voting instructions, your Common Shares will not be voted on any proposal on which the U.S. intermediary does not have discretionary authority to vote. This is called a “broker non-vote”. In these cases, the broker can register your Common Shares as being present at the Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required.

If you do NOT mark on the Voting Instructional Form how you intend to vote on a particular matter, your broker is entitled to vote your Common Shares as he or she sees fit with respect to “routine” matters such as the ratification of the appointment of PricewaterhouseCoopers LLP as our auditors. However, your intermediary does not have discretionary authority to vote on the election of the nominees named in this Circular as directors, on the Advisory Vote on Named Executive Officer Compensation, or with respect to other matters which may properly be brought before the Meeting, if your proxy does not specify how you intend to vote on any particular matter. Accordingly, if you are a U.S. beneficial holder it is particularly important that you instruct your U.S. intermediary how you wish to vote your Common Shares.

VOTING REQUIREMENTS TO APPROVE MATTERS TO BE DISCUSSED AT THE 2018 ANNUAL GENERAL MEETING

Matter	Vote Required	Broker Discretionary Voting Allowed
Election of Nominees for the Board of Directors	Plurality of Votes Cast at the Meeting	No
Appointment of PricewaterhouseCoopers LLP	Majority of Votes Cast at the Meeting	Yes
Advisory Vote on Named Executive Officer Compensation	Majority of Votes Cast at the Meeting	No

Withheld/Abstentions or broker non-votes are counted for purposes of establishing a quorum, but they are not counted as votes cast for or against a proposal.

Quorum

The Meeting requires a quorum, which for the purposes of the Meeting means:

•	at least two persons personally present, each being a shareholder entitled to vote at the Meeting or a duly appointed proxyholder for a shareholder; and

•	persons owning or representing by proxy not less than 33 1/3% of the total number of Common Shares entitled to vote at the Meeting.

As of April 11, 2018, we had 64,227,877 Common Shares issued and outstanding, each carrying the right to one vote at all meetings of our shareholders.

PROCEDURE FOR CONSIDERING SHAREHOLDER PROPOSALS FOR OUR 2019 ANNUAL MEETING

If a shareholder wishes to propose any matter for a vote by our shareholders at our 2019 Annual Meeting of Shareholders, he or she must send his or her proposal to IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1, Attention: Corporate Secretary. We may omit the proposal from next year’s Proxy Circular and Proxy Statement under applicable Canadian corporate law and U.S. securities laws if it is not received by our Corporate Secretary at the address noted above by December 31, 2018.

SHAREHOLDER COMMUNICATION

Shareholders or other interested parties wishing to communicate with the Board of Directors, or any individual director, may do so by sending a written communication to IMAX Corporation, 902 Broadway, 20th Floor, New York, New York, U.S.A. 10010, addressed to the Board of Directors or any individual director, Attention: Corporate Secretary. The Secretary forwards all such communications to the Board of Directors.

PRINCIPAL SHAREHOLDERS OF VOTING SHARES

We are not aware of any persons who as of April 11, 2018 beneficially owned or exercised control or direction over more than 5% of our Common Shares other than:

Name and Address of Beneficial Owner of Common Shares	Amount and Nature of Beneficial Ownership of Common Shares	Percentage of Outstanding Common Shares
Douglas Group	8,893,891 (1)	13.8%
Kevin and Michelle Douglas
James E. Douglas, III
K&M Douglas Trust
Douglas Family Trust
James Douglas and Jean Douglas Irrevocable Descendants’ Trust
125 E. Sir Francis Drake Blvd., Suite 400, Larkspur, CA 94939
Franklin Resources, Inc.	6,698,212 (2)	10.4%
Charles B. Johnson
Rupert H. Johnson, Jr.
Templeton Asset Management Ltd.
Franklin Templeton Investment Management Limited
Franklin Advisers, Inc.
Franklin Templeton Investments Corp.
Fiduciary Trust Company International
Templeton Asset Management (Poland) TFI S.A.
One Franklin Parkway, San Mateo, CA 94403-1906 7 Temasek Boulevard, Singapore, 38987
PRIMECAP Management Company 95-3868081	6,287,900 (3)	9.8%
177 E. Colorado Blvd., 11th Floor, Pasadena, CA 91105
SHAPIRO CAPITAL MANAGEMENT LLC	4,122,207 (4)	6.4%
3060 Peachtree Road, Suite 1555 N.W., Atlanta, Georgia, 30305

The percentage of outstanding Common Shares is based on dividing the number of Common Shares beneficially owned by such person by 64,227,877 Common Shares outstanding as of April 11, 2018.

(1)

Based solely on information reported in an amended Schedule 13D/A filed jointly by Kevin Douglas, Michelle Douglas, James E. Douglas, III, K&M Douglas Trust, Douglas Family Trust and James Douglas & Jean Douglas Irrevocable Descendants’ Trust on January 12, 2018, with the SEC. As reported in such filing, Kevin Douglas has shared voting power with respect to 6,455,605 Common Shares. Kevin Douglas and his wife, Michelle Douglas, hold 3,808,512 Common Shares jointly as the beneficiaries and co-trustees of the K&M Douglas Trust. In addition, Kevin Douglas and Michelle Douglas are co-trustees of the James Douglas and Jean Douglas Irrevocable Descendants’ Trust, which holds 2,584,441 Common Shares. Kevin Douglas may be deemed to have shared voting/dispositive power over the 62,652 Common Shares held by the KGD IDGT Trust. Michelle Douglas may be deemed to have shared voting/dispositive power over the 62,652 shares held by MMD IDGT Trust. Kevin Douglas has shared dispositive power with respect to 8,831,239 Common Shares. Kevin Douglas also has shared dispositive power with respect to 923,645 Common Shares held by James E. Douglas, III and 1,451,989 Common Shares held by the Douglas Family Trust.

(2)

Based solely on information reported in a Schedule 13G/A filed by Franklin Resources, Inc. on April 10, 2018, with the SEC. As reported in such filing, Templeton Asset Management Ltd. has sole voting power over 3,179,036 Common Shares. Franklin Templeton Investment Management Limited has sole voting power over 2,184,443 Common Shares. Franklin Advisers, Inc. has sole voting power over 1,104,049 Common Shares. Franklin Templeton Investment Corp. has sole voting power over 130,725 Common Shares. Fiduciary Trust Company International has sole voting power over 26,100 Common Shares and Templeton Asset Management (Poland) TFI S.A. has sole voting power over 2,110 Common Shares. Templeton Asset Management Inc. has sole dispositive power with respect to 3,250,785 Common Shares. Franklin Templeton Investment Limited has sole dispositive power with respect to 2,184,443 Common Shares. Franklin Advisers, Inc. has sole dispositive power with respect to 1,104,049 Common Shares. Franklin Templeton Investment Corp. has sole dispositive power with respect to 130,725 Common Shares. Fiduciary Trust Company International has sole dispositive power with respect to 26,100 Common Shares and Templeton Asset Management (Poland) TFI S.A. has sole dispositive power with respect to 2,110 Common Shares. Franklin Resources, Inc. does not hold shared voting/dispositive power with respect to any Common Shares.

(3)

Based solely on information reported in a Schedule 13G/A filed by PRIMECAP Management Company 95-3868081 on February 27, 2018, with the SEC. As reported in such filing, PRIMECAP Management Company 95-3868081 has sole voting power over 5,529,900 Common Shares and sole dispositive power over 6,287,900 Common Shares. PRIMECAP Management Company 95-3868081 does not hold shared voting/dispositive power with respect to any Common Shares.

(4)

Based solely on information reported in a Schedule 13G filed by Shapiro Capital Management LLC on February 14, 2018, with the SEC. As reported in such filing, SHAPIRO CAPITAL MANAGEMENT LLC has sole voting power over 3,424,755 Common Shares, shared voting power over 697,452 Common Shares, and sole dispositive power over 4,122,207 Common Shares. Shapiro Capital Management LLC does not hold shared dispositive power with respect to any Common Shares.

FINANCIAL STATEMENTS AND AUDITORS’ REPORT

The Board of Directors will submit to the shareholders at the Meeting the consolidated financial statements for the fiscal year ended December 31, 2017, and the auditors’ report thereon. A copy of these financial statements and the auditors’ report are included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, which is being mailed to our shareholders together with this Circular.

MATTERS TO BE CONSIDERED AT THE 2018 ANNUAL GENERAL MEETING

BOARD OF DIRECTORS’ RECOMMENDATIONS FOR YOUR VOTE

The following is a summary of matters to be considered at the Meeting together with the Board of Directors’ unanimous recommendations for your votes:

Item No.	Board Recommendation
1. Election of the Ten Nominees as Directors	FOR
2. Appointment of PricewaterhouseCoopers LLP as the Company’s Independent Auditors	FOR
3. Advisory Vote on Named Executive Officer Compensation	FOR

Item No. 1 - ELECTION OF DIRECTORS

Our articles provide that the Board of Directors may be comprised of a minimum of 1 and a maximum of 15 directors, with the actual number determined from time to time by resolution of the Board of Directors. Effective as of the Meeting, the Board of Directors has fixed the number of directors at 10.

The Board of Directors is currently composed of Neil S. Braun, Eric A. Demirian, Kevin Douglas, Greg Foster, Richard L. Gelfond, David W. Leebron, Michael Lynne, Michael MacMillan, Dana Settle, Darren Throop and Bradley J. Wechsler. The term of each director will expire at the 2018 Annual General Meeting. Each director, other than Mr. Foster, will be standing for re-election at the 2018 Annual General Meeting. Shareholders are not permitted to vote for a greater number of persons than the number of nominees identified below.

In any election or appointment of a director to fill a vacancy created by any director ceasing to hold office, the election or appointment shall be for the unexpired term of the director who has ceased to hold office.

Nominees for Election

Shareholders who wish to have the Board of Directors consider the nomination of any person for director at the 2019 Annual Meeting of Shareholders should communicate with the Corporate Secretary. See the description in “Nomination Process” on page 51 for more information.

At the Meeting, shareholders will be asked to approve the election of directors by ordinary resolution, which requires that a plurality of the votes cast at the Meeting be in favor of the resolution. In the absence of any instruction on the accompanying Form of Proxy, it is the intention of the persons named by management in the Form of Proxy to vote the Common Shares represented by the proxy in favor of the resolution. Voting “WITHHOLD” is the equivalent to voting “ABSTAIN”. If any of the nominees is for any reason unable to serve as a director, proxies in favor of management will be voted for another nominee in their discretion unless the shareholder has specified in the Form of Proxy that such shareholder’s Common Shares are to be withheld from voting on the election of directors.

The Board of Directors unanimously recommends a vote FOR the election of each of these nominees as directors.

The nominees for election as directors have indicated to us that they will serve if elected. Each director elected will hold office until the earlier of the close of the 2019 Annual Meeting of Shareholders, until his/her successor is elected or appointed, or until the date of his/her resignation or termination.

The following section lists certain information concerning the persons to be nominated for election to our Board of Directors:

Nominees for Election as Directors for the Term Expiring in 2019

RICHARD L. GELFOND Director (since March 1994) and Chief Executive Officer (Age: 62) New York, New York, U.S.A.

Richard Gelfond has been sole Chief Executive Officer of the Company since April 2009. Mr. Gelfond served as Co-Chairman of the Company with Mr. Wechsler from June 1999 to March 2009 and served as Co-Chief Executive Officer with Mr. Wechsler from May 1996 to March 2009. From March 1994 to June 1999, Mr. Gelfond served as Vice Chairman of the Company. Mr. Gelfond has also been the Chairman and Non-Executive Director of the Company’s subsidiary, IMAX China Holding, Inc., since May 27, 2015, and has been a director of IMAX China Holding, Inc. since 2010.

Mr. Gelfond serves as Chairman of the Board of Trustees of the Stony Brook Foundation, Inc., which is affiliated with Stony Brook University. He is also a member of the Motion Picture Academy of Arts & Sciences. Mr. Gelfond serves on the International Advisory Board of the Turkana Basin Institute, a non-profit initiative focusing on field research in the Lake Turkana Basin of Kenya. Mr. Gelfond served as the Chairman of the Columbia Shuttle Memorial Trust Steering Committee, which was established in co-operation with NASA to support the families of the seven crew members of the STS-107 mission of the Space Shuttle Columbia, which came to a tragic end on February 1, 2003.

Key Skills and Experience:

Mr. Gelfond’s long service as Chief Executive Officer of the Company (formerly Co-Chief Executive Officer), as well as his marketing, financial, legal and capital markets expertise, combined with his extensive knowledge of the business, operations and domestic and international markets of the Company and his relationships with studios, exhibitors and senior management with the Company, are valuable assets to the Board.

BRADLEY J. WECHSLER Director (since March 1994) and Chairman of the Board of Directors (Age: 66) New York, New York, U.S.A.

Bradley Wechsler has been sole Chairman of the Company’s Board of Directors since April 2009. Mr. Wechsler assumed the role of CEO and Managing Partner, Elysium LLC in January 2015. Elysium manages the business affairs of a high net worth private family. Mr. Wechsler served as Co-Chairman of the Company with Mr. Gelfond from June 1999 to March 2009 and served as Co-Chief Executive Officer with Mr. Gelfond from May 1996 to March 2009. From March 1994 to June 1999, Mr. Wechsler served as Chairman of the Company.

Mr. Wechsler serves on the board of Apollo Investment Corporation. He also serves on the board of Math for America. Mr. Wechsler served on the board of Assay Healthcare Solutions from 2010-2014. Mr. Wechsler also serves on the board of the NYU Langone Hospital and Medical Center, where he is a Vice Chairman and member of the Executive Committee. Mr. Wechsler is a member of the Motion Picture Academy of Arts & Sciences.

Key Skills and Experience:

Mr. Wechsler’s long service as Co-Chief Executive Officer of the Company, as well as his financial, legal and capital markets expertise, combined with his extensive knowledge of the business and operations of the Company are valuable assets to the Board. In addition, Mr. Wechsler brings particular expertise in board leadership and governance given his long service as Co-Chairman and Chairman of the Board.

NEIL S. BRAUN Director (since June 2003) (Age: 65) New York, New York, U.S.A. Committee Memberships: Audit Committee Governance Committee

Neil Braun has been the Dean of Pace University’s Lubin School of Business since July 2010 and is also a member of the University Operating Committee. Mr. Braun held the position of Chief Executive Officer of The Carbon Neutral Company from 2008 to June 2010 and Chairman & Chief Executive Officer of The GreenLife Organization from 2007 to 2008. Mr. Braun held the position of President, Distribution & Marketing of Starz Media after it acquired IDT Entertainment in August 2006. He was President, Feature Films and Television of IDT Entertainment from 2005 to 2007 and the President of Vanguard Animation, LLC from 2001 to 2005. Mr. Braun was the President of Vast Video Inc. prior to this and was President of iCast Corporation, a wholly-owned subsidiary of CMGI, Inc., during 1999. From 1994 to 1998, Mr. Braun was President of NBC Television Network. Prior to 1994, Mr. Braun was the Chairman and CEO of Viacom Entertainment, the COO of Imagine Films Entertainment and Senior Vice President of Home Box Office Inc.

Mr. Braun also sits on the Board and is Chairman of the Audit Committee of Share our Strength, a non-profit organization. Until April 2017 he served for 20 years on the Board of the Westhampton Beach Performing Arts Center and served terms as President of the Board and Chair of the Audit Committee. Mr. Braun received his Certificate of Director Education through the National Association of Corporate Directors and is a member of KPMG’s Audit Committee Institute. Mr. Braun is a former director of the GreenLife Organization (2007-2008) and The Carbon Neutral Company (2008-2010).

Key Skills and Experience:

Mr. Braun’s experience as a senior executive of a number of entertainment, technology and other companies as well as his current role as business school dean allows him to provide valuable insight into issues and opportunities facing the Company and has given him financial expertise which is valuable to the Audit Committee. As dean, Mr. Braun developed a certification program for regulatory compliance and created a Center for Excellence in Financial Reporting initially headed by ex-FASB Chair, Leslie Seidman.

ERIC A. DEMIRIAN Director (since September 2010) (Age: 59) Toronto, Ontario, Canada Committee Memberships: Audit Committee (Chair)

Eric Demirian has been President of Parklea Capital Inc., a boutique financial advisory and strategy firm since 2003, and is President of Demicap Inc., a private investment firm. Prior to Mr. Demirian’s position at Parklea Capital, he held the position of Executive Vice President of Group Telecom, Inc. from 2000 to 2003. Mr. Demirian’s previous positions include, partner and head of Information and Communication Practice at PricewaterhouseCoopers (1983-2000) and Internal Auditor at the Ontario Lottery and Gaming Corporation (1980-1983).

Mr. Demirian serves as non-executive Chair of the Board of Directors of Descartes Systems Group. He also serves on the boards of Enghouse Systems Ltd. and Redline Communications Inc. Mr. Demirian is a former director and Chair of the Audit Committee of Leisure Canada Inc. (2010–2011), Menu Foods Income Fund (2005-2010) and Keystone North America Inc. (2007–2010). Mr. Demirian has also served as a member of the Advisory Council for the School of Accounting & Finance at Ted Rogers School of Management at Ryerson University, advisor to the Accounting Standards Board of CPA (Canada) and as Director and Treasurer for the Parkinson Foundation of Canada. He is a Chartered Professional Accountant, a Chartered Accountant and a Certified General Accountant, and holds a Bachelor of Business Management from Ryerson University.

Key Skills and Experience:

Mr. Demirian’s accounting experience combined with his substantial business and transaction experience make him well suited to assist the Board in its assessment of financial and accounting matters. With his strong financial background, Mr. Demirian meets the SEC definition of an Audit Committee financial expert.

KEVIN DOUGLAS Director (since October 2016) (Age: 55) Larkspur, California, U.S.A. Committee Memberships: Compensation Committee

Kevin Douglas has been the Chairman and Founder of Douglas Telecommunications, a family investment office through which Mr. Douglas manages the Douglas family investment portfolio since 1995. Prior to Douglas Telecommunications, he was Chairman of the Board at Rural Cellular Management Corporation. Mr. Douglas has served on the board of KSR International Co. since 1985 and was formerly on the board of Stamps.com from 2003 to 2009. Mr. Douglas is IMAX Corporation’s largest individual investor and has been a shareholder since 2007. In 2014, the Company partnered with Mr. Douglas and his spouse, Michelle Douglas, to donate an IMAX® theater to the University of Southern California’s School of Cinematic Arts. The Michelle and Kevin Douglas IMAX Theatre and Immersive Media Lab serves as a research and teaching facility for students to learn IMAX filmmaking as well as other immersive entertainment experiences.

Key Skills and Experience:

Mr. Douglas’ long association with the Company has given him a broad understanding of the Company’s business, its products and the markets in which it operates. Mr. Douglas’ investment and business experience with technology and other companies, together with his expertise in identifying new opportunities for investment and growth, are valuable resources for the IMAX Board.

DAVID W. LEEBRON Director (since September 2003) (Age: 63) Houston, Texas, U.S.A. Committee Memberships: Governance Committee (Chair) Audit Committee

David Leebron has been the President of Rice University since July 2004. Prior to July 2004, Mr. Leebron held the position of Dean at Columbia University School of Law since 1996 and Professor of Law since 1989.

Mr. Leebron is on the Council on Foreign Relations, the board of the Greater Houston Partnership and served as Chair of the Association of American Universities (AAU) from 2016 to 2017.

Key Skills and Experience:

Mr. Leebron brings his broad legal experience, leadership and management skills as President of Rice University and former Dean of Columbia Law School to the Board which makes him well suited to assess legal risks and other challenges faced by the Company, as well as to apply his experience to governance issues faced by the Company and the Board.

MICHAEL LYNNE Director (since July 2013) (Age: 77) New York, New York, U.S.A. Committee Membership: Compensation Committee (Chair)

Michael Lynne has been a Principal of Unique Features LLC, a film and television production company, since June 2008. Prior to the launch of Unique Features, Mr. Lynne was Co-Chairman and Co-Chief Executive Officer of New Line Cinema from 2001 to 2008 and President from 1990 to 2001, and was an Executive Producer of New Line’s historically successful The Lord of the Rings trilogy.

Mr. Lynne is also on the boards of the Museum of Modern Art and Citymeals-on-Wheels and chairs the Museum Committee of Guild Hall of East Hampton. Mr. Lynne is a member of the Board of Visitors of Columbia Law School and is a long-time trustee of the Brooklyn College Foundation. He has also been a member of the board of the publicly traded REIT, Vornado Realty Trust, since 2005 and serves as Chair of Vornado’s Compensation Committee. Mr. Lynne also served as the Time Warner, Inc. representative on the Time Warner Cable Board from 2006 until 2008 and chaired their compensation committee. Mr. Lynne is a member of the New York Bar.

Key Skills and Experience:

Mr. Lynne’s experience as a senior executive of a number of entertainment and film production companies, as well as his extensive board experience, brings valuable industry insight and expertise to the Board’s deliberations in these areas.

MICHAEL MACMILLAN Director (since June 2013) (Age: 61) Toronto, Ontario, Canada Committee Membership: Governance Committee

Michael MacMillan is Chief Executive Officer of Blue Ant Media, a Canadian-based media company which he co-founded in 2011. Blue Ant is a producer, distributor and broadcaster with active operations in Toronto, Los Angeles, Auckland, London and elsewhere internationally. Mr. MacMillan was Chairman and/or CEO of Alliance Atlantis Communications from 1998 to 2007. Mr. MacMillan co-founded Atlantis Films Limited in 1978 which acquired Alliance Communications in a reverse takeover in 1998 and the company subsequently became Alliance Atlantis Communications. Mr. MacMillan retired from Alliance Atlantis in 2007 after selling the company to Canwest Communications and Goldman Sachs. In 2007, he co-founded Samara, a think tank that works to strengthen political engagement in Canada through innovative research and educational programs, and serves as Chair.

Mr. MacMillan is co-founder and co-owner of Closson Chase, a vineyard and winery in Prince Edward County, Ontario, Canada. A member of the Order of Canada, Mr. MacMillan has volunteered with numerous community and industry organizations over many years, and is currently involved with Open Roof Films, Human Rights Watch and Civix, amongst other organizations.

Key Skills and Experience:

Mr. MacMillan’s extensive experience in the entertainment industry as well as his ownership interests in various private companies and involvement with charitable organizations gives him a broad expertise, in film and television production, digital publishing and other media, thus bringing additional expertise to the Board in these areas.

DANA SETTLE Director (since July 2015) (Age: 45) Los Angeles, California, U.S.A. Committee Membership: Governance Committee

Dana Settle has been a Partner and Co-Founder of Greycroft Partners, a venture capital fund   based in New York City and Los Angeles focused on investments in the internet and mobile markets since March 2006. Throughout her career, Ms. Settle has played a key role in the success of many technology startups. Prior to Greycroft, where she heads the firm’s West Coast arm in Los Angeles, Ms. Settle spent several years as a venture capitalist and adviser to startup companies in the Bay Area.

Ms. Settle currently serves on the boards of Greycroft’s investments in AppAnnie, EBTH.com, Thrive Market, Steelhouse, TheRealReal, Clique Media Group, RocketJump and WideOrbit. She also managed the firm’s investments in Maker Studios (sold to Disney), Trunk Club (sold to JWN), Viddy (sold to FullScreen), AwesomenessTV (sold to Dreamworks), Digisynd (sold to Disney), ContentNext (sold to Guardian Media), Pulse (sold to LinkedIn) and Sometrics (sold to American Express). Ms. Settle’s additional experience includes business development at Truveo (AOL), investment banking at Lehman Brothers and international business development at McCaw Cellular Communications (AT&T).

Key Skills and Experience:

Ms. Settle’s extensive experience in the private equity markets, as well as her Board positions and ownership interests in various digital and other start-up companies, gives her a broad expertise in emerging technology and media markets which is beneficial to the Board as it examines new opportunities. Ms. Settle also has experience in business development and investment banking which is relevant to the Board’s oversight of its financial matters.

DARREN THROOP Director (since June 2015) (Age: 53) Toronto, Ontario, Canada Committee Membership: Compensation Committee

Darren Throop has been President and CEO of Entertainment One Ltd., a leading international entertainment company that specializes in the acquisition, production and distribution of film and television content, since July 2003. From 1999 to 2003, Mr. Throop was Chief Executive Officer, Records on Wheels Group Partner. Previously, Mr. Throop was the owner of Urban Sound Exchange between 1991 and 1999. Mr. Throop has over 20 years of executive management experience in the entertainment industry. Mr. Throop serves on the Board of Directors of Entertainment One Ltd. He is a member of the International Academy of Television Arts and Sciences.

Key Skills and Experience:

Mr. Throop’s experience in the growth of an entrepreneurial and international entertainment company which is engaged in film distribution, television and music production, programming, merchandising and licensing further strengthens the Board’s expertise in these areas.

Item No. 2 - APPOINTMENT OF AUDITORS

At the Meeting, the shareholders will be asked to approve the appointment of PricewaterhouseCoopers LLP, Chartered Accountants (“PwC”), as our auditors to hold office until the close of the next Annual Meeting of Shareholders at a remuneration rate to be fixed by the Board of Directors.

Shareholders will be asked to approve the appointment by ordinary resolution, which requires that a majority of the votes cast at the Meeting be in favor of the resolution. Voting “WITHHOLD” is the equivalent to voting “ABSTAIN”. In the absence of any instruction on the accompanying Form of Proxy, it is the intention of the persons named by management in the Form of Proxy to vote the Common Shares represented by the Form of Proxy in favor of the resolution.

Representatives of PwC are expected to be present at the Meeting and to be available to respond to appropriate questions and to make a statement if they desire to do so.

PwC are our principal independent accountants. PwC have been our auditors for more than five years. The following table presents fees for professional services rendered by PwC for the audits of our annual financial statements for the years ended December 31, 2017 and December 31, 2016, and fees billed for other services rendered by PwC during those periods:

Type of Fees	2017 ($)	2016 ($)	Description of Fees
Audit Fees	1,085,000	1,929,586

For professional services rendered by PwC in connection with the audit of our financial statements included in our Annual Report on Form 10-K and of our internal control over financial reporting, the review of our financial statements included in our Quarterly Reports on Form 10-Q, and for services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements for those fiscal years.

Audit-Related Fees	529,000	637,074

For professional services rendered by PwC in connection with assurance and related services that are reasonably related to the performance of the audit or review of financial statements and which includes consultations concerning financial accounting and reporting standards and review of regulatory matters. In 2017, audit-related fees consisted primarily of reimbursement for 2017 Canadian Public Accountability Board fees; advice related to certain virtual reality transactions and original content transactions; advice related to ASC Topic 606; fees for audit of the Company’s pension plan; and various other smaller matters.

Tax Fees	1,642,000	593,817	For professional services rendered by PwC in connection with tax compliance, tax advice, and tax planning. In 2017, tax fees consisted primarily of the tax advice related to the establishment of proper transfer pricing relationships including APA support; U.S. business realignment and restructuring; and for the preparation of tax returns for certain of our foreign subsidiaries and partnerships including related tax advice and various smaller items.
All Other Fees	52,000	42,805	Consulting Fees for tax customs audit assistance; and HKSE requirement-Environmental, Social and Governance and Corporate Governance Code reporting.
Total	3,308,000	3,203,283

Audit Committee’s Pre-Approval Policies and Procedures

All audit-related services and all other permissible non-audit services provided by PwC were pre-approved by the Audit Committee, and the fees for each category are budgeted. The Audit Committee requires PwC and management to report actual fees versus the budget to the extent that actual fees exceed budgeted fees by a set amount. The Audit Committee reviews all actual fees at year-end. During the year, circumstances may arise when it may become necessary to engage PwC for additional services not contemplated in the original pre-approval categories. In those instances, the Audit Committee requires specific pre-approval before engagement of PwC. The Audit Committee may delegate pre-approval authority to one or more of its members. The member(s) to whom such authority is delegated must report, for informational purposes only, any pre-approval decisions to the Audit Committee at its next scheduled meeting.

Item No. 3 – ADVISORY VOTE ON NAMED EXECUTIVE OFFICER COMPENSATION (“Say-on-Pay”)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), enables our shareholders to vote to approve, on an advisory (nonbinding) basis, the compensation program for our Named Executive Officers (“NEOs”) as disclosed in this Circular.

As discussed in this Circular, the objectives of our executive compensation program are to:

•

provide competitive total compensation packages that include short-term cash and long-term equity-based incentive components that appropriately encourage and reward performance and retention and that create enduring long-term shareholder value;

•	reward the NEOs for their relative individual contributions to our success;

•	link executive compensation to our long-term strategic objectives; and

•	align the NEOs’ interests with shareholders’ interests through an equity award framework that creates a sense of ownership, mutual goals and shared risk among executives.

Consistent with these goals and as discussed in the “Compensation Discussion and Analysis” below, we have structured our overall executive compensation program, which includes annual short-term cash and long-term equity compensation plans, to motivate executives to achieve results consistent with certain business and individual performance factors, to reward the executives for achieving or exceeding such results and to encourage retention of executives beyond the current year. We encourage you to carefully review the Compensation Discussion and Analysis, the tabular compensation disclosures and the related narrative disclosures beginning on page 19 of this Circular for additional information about our compensation programs, including information about the fiscal year 2017 compensation of our NEOs.

Based on the recommendation of shareholders at our 2017 Annual General Meeting, and the Board of Directors’ consideration of that recommendation, we have determined that we will hold a “Say-on-Pay” vote every year, until the next required shareholder vote to recommend the frequency of such votes. Accordingly, we are asking our shareholders to indicate their support for the compensation program for our NEOs as described in this Circular. The Say-on-Pay vote gives our shareholders the opportunity to express their views on our NEOs’ compensation program. This Say-on-Pay vote is not intended to address any specific item of compensation, but rather the overall compensation program for the NEOs and the philosophy, policies and practices described in this Circular.

The Board of Directors, including members of the Compensation Committee, considered the results of the 2017 shareholder Say-on-Pay vote at the June 6, 2017 Board of Directors’ meeting and thereafter. At our 2017 Annual General Meeting, a majority of votes cast were not supportive of our executive compensation program. We have made continuing efforts over the past several years to better understand and address shareholders’ concerns regarding our compensation program. On an annual basis, we engage with shareholders representing more than half of our outstanding shares and gather feedback on, among other things, our executive compensation program. Based on feedback we have received over the last several years, we have implemented changes to our compensation program to further align our pay program with best practices in compensation philosophy and to address shareholder concerns. These changes, which are further described in “Compensation Discussion and Analysis – Advisory Vote on Executive Compensation”, include modifying our annual bonus process to comply with Code Sec. 162(m), including Compensation Committee approval of metrics and targets at the beginning of each fiscal year beginning in 2017; recommending an annual Say-on-Pay vote, rather than a vote every two years; and adopting a one-year minimum vesting requirement for full value awards, along with other shareholder-friendly provisions under the IMAX Corporation Amended and Restated Long-Term Incentive Plan (the “IMAX LTIP”), among other changes described below.

Shareholders will be asked to indicate their support for the compensation program for our NEOs, as discussed in this Circular by ordinary resolution, which requires that a majority of the votes cast at the Meeting be in favor of the resolution. Voting “ABSTAIN” is the equivalent to voting “WITHHOLD”. In the absence of any instruction on the accompanying Form of Proxy, it is the intention of the persons named by management in the Form of Proxy to vote the Common Shares represented by the Form of Proxy in favor of the resolution.

The Board of Directors asks its shareholders to vote FOR the following resolution at the Meeting:

RESOLVED that the shareholders approve the compensation of the Company’s Named Executive Officers, as discussed and disclosed in the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure set forth in the proxy circular of the Company dated April 30, 2018.

Although the vote is advisory and non-binding in nature, the Board of Directors and the Compensation Committee will review the voting results and will consider shareholder views in connection with our executive compensation program. If there are a significant number of negative votes, the Board of Directors and the Compensation Committee will seek to understand and consider the concerns that influenced the vote in making future decisions about executive compensation programs.

EXECUTIVE OFFICERS

The following table sets forth certain information regarding our executive officers as of April 30, 2018:

NAME	AGE	POSITION
Executive Officers:
Richard L. Gelfond	62	Chief Executive Officer (“CEO”) and Director
Patrick McClymont	48	Chief Financial Officer (“CFO”) and Executive Vice President
Greg Foster	55	Chief Executive Officer, IMAX Entertainment and Senior Executive Vice President, IMAX Corporation and Director
Robert D. Lister	49	Chief Legal Officer and Senior Executive Vice President, IMAX Corporation
Mark Welton	54	President, IMAX Theaters
Don Savant	55	President, Worldwide Sales and Exhibitor Relations, Executive Vice President, IMAX Corporation
Jiande Chen	62	Chief Executive Officer, IMAX China Holding, Inc.
Kenneth I. Weissman	46	Senior Vice President, Legal Affairs and Corporate Secretary
Jeffrey Vance	46	Senior Vice President, Finance and Controller
Other Key Executives:
Brian Bonnick	61	Chief Technology Officer and Executive Vice President
Carrie Lindzon-Jacobs	41	Chief Human Resources Officer and Executive Vice President
JL Pomeroy	47	Chief Marketing Officer

   EXECUTIVE OFFICERS

RICHARD L. GELFOND Chief Executive Officer and Director

Richard Gelfond has been sole Chief Executive Officer of the Company since April 2009 and has been a director since March 1994. Mr. Gelfond served as Co-Chairman of the Company with Mr. Wechsler from June 1999 to March 2009 and served as Co-Chief Executive Officer with Mr. Wechsler from May 1996 to March 2009. From March 1994 to June 1999, Mr. Gelfond served as Vice Chairman of the Company. Mr. Gelfond has also been the Chairman and Non-Executive Director of the Company’s subsidiary, IMAX China Holding, Inc., since May 27, 2015, and has been a director of IMAX China Holding, Inc. since 2010.

Mr. Gelfond also serves as Chairman of the Board of Trustees of the Stony Brook Foundation, Inc., which is affiliated with Stony Brook University. He is also a member of the Academy of Motion Picture Arts & Sciences, and serves on the International Advisory Board of the Turkana Basin Institute, a non-profit initiative focusing on field research in the Lake Turkana Basin of Kenya. Mr. Gelfond served as the Chairman of the Columbia Shuttle Memorial Trust Steering Committee, which was established in co-operation with NASA to support the families of the seven crew members of the STS-107 mission of the Space Shuttle Columbia, which came to a tragic end on February 1, 2003.

PATRICK MCCLYMONT Chief Financial Officer and Executive Vice President

Patrick McClymont joined the Company in August 2016 as Chief Financial Officer and Executive Vice President, and leads IMAX’s global financial operations. Prior to joining the Company, Mr. McClymont was Executive Vice President and Chief Financial Officer at Sotheby’s, where he led select P&L activities, corporate strategy, regional Finance Directors in the Americas, Europe and Asia, as well as the finance, accounting, tax, treasury, and investor relations functions. Prior to Sotheby’s, he was Partner and Managing Director at Goldman, Sachs & Co., where he spent 15 years. Mr. McClymont is a member of the Board of Directors of Standard Motor Products, Inc., and is a member of the SMP Audit Committee, Compensation and Management Development Committee, Nominating and Corporate Governance Committee and Strategic Planning Committee.

GREG FOSTER Chief Executive Officer, IMAX Entertainment and Senior Executive Vice President, IMAX Corporation and Director

Greg Foster joined the Company in March 2001 as President, Filmed Entertainment and was appointed CEO, IMAX Entertainment and Senior Executive Vice President, IMAX Corporation in July 2013. Previous to that, Mr. Foster held the position of Chairman and President, Filmed Entertainment from September 2004 to January 2013. In January 2013, Mr. Foster’s title changed to Chairman and President, IMAX Entertainment as a result of a change in the title of the Filmed Entertainment department. Prior to joining the Company in 2001, Mr. Foster was Executive Vice President of Production at MGM/UA. Prior to that, he held other senior positions, including Senior Vice President of Motion Picture Marketing Research during his 15 years at MGM/UA. In 1999, Mr. Foster founded uMogul, a financial services company and held the position of Chairman, Co-Founder and President. He is a member of the Board of Directors of IMAX China Holding, Inc. Mr. Foster is a member of the Academy of Motion Picture Arts and Sciences.

ROBERT D. LISTER Chief Legal Officer and Senior Executive Vice President, IMAX Corporation

Robert Lister joined the Company in May 1999 as Senior Vice President, Legal Affairs and General Counsel, and currently serves as Chief Legal Officer and Senior Executive Vice President of IMAX Corporation. Mr. Lister has held numerous positions at the Company, including Chief Legal Officer and Chief Business Development Officer, Senior Executive Vice President and General Counsel and Executive Vice President, Business & Legal Affairs, Corporate Communications and General Counsel. Prior to joining the Company, Mr. Lister was Vice President, General Counsel and Secretary of Clearview Cinemas, a film exhibitor, from March 1998 until his employment with the Company. From 1996 to 1998, Mr. Lister served as Associate General Counsel of Merit Behavioral Care Corporation, a behavioral healthcare company. Mr. Lister serves on the Board of Directors of TCL-IMAX Entertainment Co., Ltd., a joint venture of TCL Corporation and the Company, and until March 2016, served as its Chairman. Mr. Lister is a member of the New York State Bar Association.

MARK WELTON President, IMAX Theaters

Mark Welton joined the Company in July 1997 as Director, Business Affairs and was appointed President, IMAX Theaters in October 2011. Previous to that, Mr. Welton held the position of Executive Vice President, Corporate and Digital Development & Theater Operation since April 2007. Mr. Welton has held various other positions within the Company including: Senior Vice President, Business Affairs; Senior Vice President, Theater Operations; and Executive Vice President, Theater Operations & General Manager, Digital. Prior to joining the Company, Mr. Welton was an associate lawyer at the law firm Stikeman, Elliot from 1994 until his employment with the Company. Prior to that, Mr. Welton was an associate accountant at Ernst & Young. Mr. Welton is a member of the Ontario Bar Association and of the Canadian Institute of Chartered Accountants.

DON SAVANT President, Worldwide Sales and Exhibitor Relations, Executive Vice President

Don Savant joined the Company in April 2000 as the Vice President & General Manager of Sales, Asia Pacific. In 2007, Mr. Savant was promoted to Managing Director, Asia Pacific. In January 2016, he was appointed President, Global Sales, Exhibitor Relations for IMAX Corporation. Mr. Savant was a key catalyst in relocating IMAX’s Asian headquarters from Singapore to Shanghai in September of 2001 and, since that time, in establishing China as IMAX’s second-largest and fastest-growing market in the world. Prior to joining IMAX, Mr. Savant served as Senior Vice President of Sales & Marketing at IWERKS Entertainment.

JIANDE CHEN Chief Executive Officer IMAX China Holding, Inc.

Jiande Chen joined the Company in August 2011 as Chief Executive Officer of IMAX China Holding, Inc., a subsidiary of the Company. Mr. Chen was previously the Senior Vice President, Chief Representative and General Manager of Sony Pictures Entertainment, China from 2000 to 2011. Prior to that, Mr. Chen was a Vice President of Allied Signal (China) Holding Corp., an aerospace, automotive and engineering company, a Vice President of Boeing China Inc., and a Vice President of DDB Advertising/PR Corp. in Seattle. Mr. Chen is a member of the Board of Directors of IMAX China Holding, Inc., and a member of the board of TCL-IMAX Entertainment Co. Ltd., a joint venture of TCL Corporation and the Company.

KENNETH I. WEISSMAN Senior Vice President, Legal Affairs and Corporate Secretary

Kenneth Weissman joined the Company in October 2011 as Vice President, Legal Affairs, and has held the position of Senior Vice President, Legal Affairs since 2015. In January 2018, Mr. Weissman was appointed Corporate Secretary, and was also appointed by the Company’s Audit Committee as Chief Compliance Officer, responsible for oversight of the Company’s Whistle Blower Program. Before joining the Company, Mr. Weissman was Senior Corporate Counsel at Sony Corporation of America, where he held various positions from 2004 through 2011. Prior to that, Mr. Weissman was an associate lawyer at Skadden, Arps, Slate, Meagher & Flom in New York and Testa, Hurwitz & Thibeault in Boston, and served as a law clerk to the Hon. Judith S. Kaye, Chief Judge of the State of New York. Mr. Weissman is Corporate Secretary to the Board of Directors of TCL-IMAX Entertainment Co., Ltd., a joint venture of TCL Corporation and the Company. Mr. Weissman is a member of the American Bar Association and the Association of Corporate Counsel.

JEFFREY VANCE Senior Vice President, Finance and Controller

Jeffrey Vance joined the Company in October 2004 as Manager, Business Operations and was appointed Senior Vice President, Finance and Controller in March 2011. Previous to that, from 2008 to 2011, Mr. Vance served as Vice President, Finance and Controller. Mr. Vance has held various other positions within the Company including Co-Controller and Director, Finance and Treasurer. Prior to joining the Company, Mr. Vance was employed in the Audit and Business Advisory Division at Arthur Andersen LLP from 1994 to 2002, most recently as Audit Manager, and was the Assistant Director, Financial Administration at FedEx Trade Networks Transport and Brokerage (Canada) Inc. from 2002 to 2003 and Eastern Region Controller and Manager of Administration at Comstock Canada Ltd. from 2003 to 2004. Mr. Vance is a member of the Canadian Institute of Chartered Accountants.

OTHER KEY EXECUTIVES

BRIAN BONNICK Executive Vice President and Chief Technology Officer

Brian Bonnick joined the Company in January 1999 as Vice President, Research & Technology and was appointed Chief Technology Officer in October 2011, and has held the position of Executive Vice President, Technology since June 2006. Previous to that, Mr. Bonnick held the position of Senior Vice President, Technology from August 2001 to June 2006. Prior to joining the Company, Mr. Bonnick was Vice President, Engineering and Operations for Electrohome Corporation. Before his role at Electrohome Corporation, Mr. Bonnick was Vice President and General Manager at TSB International Inc., a telecommunications company. Mr. Bonnick is registered as a professional engineer by the Association of Professional Engineers of Ontario.

CARRIE LINDZON-JACOBS Chief Human Resources Officer and Executive Vice President

Carrie Lindzon-Jacobs joined the Company in May 2011 as Senior Vice President, Human Resources and was appointed Executive Vice President, Human Resources in May 2012. In March 2017, Ms. Lindzon-Jacobs was appointed Chief Human Resources Officer and Executive Vice President. Prior to joining the Company, Ms. Lindzon-Jacobs was Head of Human Resources and Organizational Development at Courtyard Group from 2007 to 2011. Prior to that, Ms. Lindzon-Jacobs held various positions of increasing scope and responsibility at the Canadian Imperial Bank of Commerce (CIBC) from 2001 to 2007. Ms. Lindzon-Jacobs is a member of the Human Resources Professional Association.

JL POMEROY Chief Marketing Officer

JL Pomeroy joined the Company in July 2017 as Chief Marketing Officer. Prior to joining the company, Ms. Pomeroy served as CEO of JumpLine Group, a brand activation agency she founded in 2002, with offices in New York, Los Angeles, San Francisco and London. Ms. Pomeroy expanded JumpLine Group by forming a film and digital content division, BehindTheLine Productions, where she developed and produced “Live From New York!” – a documentary about Saturday Night Live. Previously, Ms. Pomeroy served as Publisher at Modern Luxury Media where she launched Front Desk Los Angeles, a high-end city magazine, as well as Vice President of Sales and Marketing for Cartier North America.

2017 EQUITY COMPENSATION PLANS

The following table sets forth information regarding our Equity Compensation Plan as of December 31, 2017:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (a)		Weighted Average Exercise Price of Outstanding Options, Warrants and Rights (1) (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)) (c)
Equity compensation plans approved by security holders	6,077,429		29.86	4,704,507
Equity compensation plans not approved by security holders	nil		nil	nil
Total	6,077,429	(2)	29.86	4,704,507	(3)

(1)

The weighted average exercise price under column (b) with respect to equity compensation plans does not include shares issuable upon the vesting of outstanding restricted share units, which have no exercise price.

(2)	Represents 9.36% of 64,902,201 Common Shares outstanding as of December 31, 2017.
(3)	Represents 7.25% of 64,902,201 Common Shares outstanding as of December 31, 2017.

SECURITY OWNERSHIP OF DIRECTORS AND MANAGEMENT

The following table sets forth information with respect to the beneficial ownership of our Common Shares as of April 11, 2018, or as otherwise indicated in the notes below, including: (i) all persons to be nominated for election to the Board of Directors, individually; (ii) all current directors and the NEOs, individually; and (iii) all current directors and executive officers as a group. Our NEOs are the individuals who served during 2017 as CEO, CFO, and the three most highly compensated executive officers of the Company, other than the CEO and the CFO, who were serving as executive officers as of December 31, 2017.

Name of Beneficial Owner of Common Shares	Common Shares Beneficially Owned, Controlled or Directed (1)		Common Shares that can be Acquired within 60 days	Total	Percentage of Outstanding Common Shares (2)
Richard L. Gelfond	212,479	(3)	1,636,369	1,848,848	2.8%
Bradley J. Wechsler	187,797	(4)	24,000	211,797	*
Neil S. Braun	26,688	(5)	16,000	42,688	*
Eric A. Demirian	20,255	(6)	25,351	45,605	*
Kevin Douglas	8,893,891	(7)	--	8,893,891	13.8%*
David W. Leebron	75,159	(8)	25,351	100,510	*
Michael Lynne	21,221	(9)	--	21,221	*
Michael MacMillan	13,168	(10)	--	13,168	*
Dana Settle	11,866	(11)	--	11,866	*
Darren Throop	5,657	(12)	--	5,657	*
Patrick McClymont	5,574	(13)	12,808	18,382	*
Greg Foster	81,591	(14)	441,835	523,426	*
Robert D. Lister	51,247	(15)	164,884	216,131	*
Don Savant	3,186	(16)	6,088	9,274	*
All directors and executives	9,633,924	(17)	2,399,377	12,033,301	18.7%

* Less than 1%

(1)

Statements as to securities beneficially owned by directors and executive officers, or as to securities over which they exercise control or direction, are based upon information obtained from such directors and executive officers and from records available to us.

(2)

The percent of outstanding Common Shares is based on dividing the number of Common Shares beneficially owned by the individual by 64,227,877 Common Shares outstanding as of April 11, 2017, adjusted for Common Shares issuable through the exercise of vested stock options held by such person, plus stock options and restricted share units held by such person that vest within 60 days of that date.

(3)	Mr. Gelfond has sole voting and dispositive power with respect to 197,379 Common Shares and shared voting and dispositive power with respect to 15,100 Common Shares.
(4)	Mr. Wechsler has sole voting and dispositive power with respect to 117,797 Common Shares and shared voting and dispositive power with respect to 70,000 Common Shares.
(5)	Mr. Braun has sole voting and dispositive power with respect to 26,688 Common Shares.
(6)	Mr. Demirian has sole voting and dispositive power with respect to 20,255 Common Shares.
(7)	Mr. Douglas has shared voting with respect to 6,450,625 Common Shares and shared dispositive power with respect to 8,831,239 Common Shares.
(8)	Mr. Leebron has sole voting and dispositive power with respect to 73,859 Common Shares and shared voting and dispositive power with respect to 1,300 Common Shares.

(9)	Mr. Lynne has sole voting and dispositive power with respect to 21,221 Common Shares.
(10)	Mr. MacMillan has sole voting and dispositive power with respect to 13,168 Common Shares.
(11)	Ms. Settle has sole voting and dispositive power with respect to 11,866 Common Shares.
(12)	Mr. Throop has sole voting and dispositive power with respect to 5,657 Common Shares.
(13)	Mr. McClymont has sole voting and dispositive power with respect to 5,574 Common Shares.
(14)	Mr. Foster has sole voting and dispositive power with respect to 81,591 Common Shares.
(15)	Mr. Lister has sole voting and dispositive power with respect to 51,247 Common Shares.
(16)	Mr. Savant has sole voting and dispositive power with respect to 3,186 Common Shares.
(17)	In addition, one executive officer (who is not an NEO) has sole voting and dispositive power with respect to 12,192 common shares of the Company’s subsidiary, IMAX China Holding, Inc.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our directors and executive officers and persons who own more than 10% of a registered class of our equity securities (collectively, the “Reporting Persons”) to file reports of ownership on Form 3 and changes in ownership on Form 4 or Form 5 with the SEC (“Section 16(a) Reports”). The Reporting Persons are also required by the Exchange Act to furnish us with copies of all Section 16(a) Reports they file.

During the fiscal year ended December 31, 2017, based solely upon a review of Forms 3, 4, and 5 (and amendments thereto) received from, or written representations by, the Reporting Persons, in respect of the fiscal year ended December 31, 2017, we believe that all Section 16(a) Reports were timely filed by the Reporting Persons.

COMPENSATION DISCUSSION AND ANALYSIS

Overview

This Compensation Discussion and Analysis describes the material elements of the compensation program for our NEOs and the rationale for the program elements and decisions for the fiscal year ended December 31, 2017. For 2017, our NEOs were:

•	Richard L. Gelfond, Chief Executive Officer;

•	Patrick McClymont, Chief Financial Officer and Executive Vice President;

•	Greg Foster, Chief Executive Officer, IMAX Entertainment and Senior Executive Vice President, IMAX Corporation;

•	Robert D. Lister, Chief Legal Officer and Senior Executive Vice President; and

•	Don Savant, President, Worldwide Sales and Exhibitor Relations and Executive Vice President, IMAX Corporation.

Executive Summary

Business Performance Highlights

We maintained robust signings and installation activity throughout 2017, following the record levels we achieved in 2016. Specifically, we signed agreements for 170 new theater systems, resulting in a year-end backlog of 494 new theater systems. We also installed 165 theater systems, bringing our global commercial network to 1,272 theaters. This included growth in key international markets, such as India, Latin America and Japan.

However, despite our strong network growth, it became clear in the first half of 2017 that the Company was facing certain unexpected challenges, particularly in the United States and China. In the United States, our average indexing on blockbuster films declined in the context of a weaker overall box office environment, while in China, our box office growth slowed considerably. Similar challenges were faced by many media and entertainment companies, and such challenges put pressure on our financial performance and stock price.

In view of these challenges, management took a number of significant and proactive steps to improve our performance. One such step was a mid-year, Company-wide cost-reduction initiative. In the spring of 2017, management carefully examined our cost structure and identified ways to streamline our operations. As a result of this analysis, we implemented a restructuring initiative that targeted approximately $20 million in annualized cost savings. This involved eliminating approximately 100 full-time positions throughout the business, equal to roughly 14% of our full-time global work force. We also began to scale back our expenditures on new business initiatives, and announced a new share repurchase program in order to return capital to shareholders opportunistically. These efforts have already yielded results. For example, our operating expenses were flat in 2017 compared to 2016. We also achieved a 5% reduction in selling, general and administrative expenses (excluding stock-based compensation) on a year-over-year basis.

Concurrently, we implemented several initiatives designed to enhance the revenue-generating power of our theater network. Domestically, we refined our programming strategy to better align with consumer tastes. For instance, we began emphasizing 2D versions of films across our domestic network in response to a demonstrated consumer preference for 2D over 3D versions. As a result, in the second half of the year, nearly every film shown in our domestic network was programmed either exclusively in 2D or had a majority of its showings in 2D.

We also continued our efforts to incorporate “IMAX DNA” into our films by forging deals with filmmakers to use IMAX cameras or take advantage of the expanded IMAX aspect ratio. The majority of Dunkirk, for example, was filmed with IMAX film cameras, and the recently released film Marvel’s Avengers: Infinity War was filmed in its entirety with IMAX digital cameras. We also expect the untitled Avengers sequel to be filmed in its entirety with IMAX digital cameras.

With respect to China, we refined our programming strategy to be more dynamic. We accomplished this by shortening the release windows for most IMAX films, re-mastering more local-language titles and offering our exhibitor partners multiple IMAX films during bigger box office weekends, such as Chinese holidays. This approach allows us to be more nimble and program our network based on consumer preferences, which may vary from market to market within China. For instance, smaller markets in China have demonstrated a strong desire for local language content, whereas Hollywood content tends to perform better in larger cities. A more dynamic programming strategy also reduces the likelihood of missing a potential hit title, and mitigates our exposure to potential declines in attendance after opening weekends.

Following the implementation of these strategic initiatives, we witnessed improved performance in the second half of 2017. For example, during the last six months of the year, we experienced domestic box office growth of 17%, despite an exhibition industry decline of 6% over the same period. Globally, our box office increased by 15% during the second half of the year, as compared to the same period in 2016. In addition, our average indexing (i.e., the percentage of a film’s total box office accounted for by IMAX sales) increased from 10% in the first half of 2017 to 13% in the second half of the year. Although compelling content is ultimately a key driver in consumer demand, we believe our improved second-half performance was also attributable to the proactive steps we took in 2017 to optimize our business.

We believe the Company is better positioned today as a result of the efforts we made in 2017. As we continue into 2018, our key focus will be on further improving our operating leverage and performance by maintaining a disciplined approach to costs, while continuing to enhance the revenue-generating power of our theater network. Several of our key objectives for 2018 are as follows:

(1)

Maintain a Disciplined Cost Structure: We intend to continue examining our cost structure to identify additional opportunities to streamline our business and to deliver improved operating leverage. In April 2018, we revised our Commission Plans to reduce costs to the Company, as described under “Commission Plans” below.

(2)

New Marketing Campaign: We plan to launch a new marketing campaign in the first half of 2018. We are teaming with TBWA/Chiat/Day, one of the most well-recognized brand agencies in the world, to further leverage the power of the IMAX brand. We believe an incremental investment in marketing is a critical component in educating consumers on the IMAX value proposition, driving audiences to IMAX theaters and generating more revenue.

(3)

Continued Focus on China: We are working closely with our regional partners to better understand the dynamics of the various cities in China where IMAX has a presence. We believe that continued refinements to our strategy in China will allow us to better correlate our marketing, content and technology offerings with consumer preferences. We have already seen some early encouraging signs. Over the Chinese New Year holiday in February 2018, for instance, our box office performance was up 75% compared to the prior-year holiday period.

(4)

Maintain Technological Differentiation: Earlier this month, we officially announced IMAX with Laser, our next-generation laser projection system designed for IMAX theaters in multiplexes. A significant portion of our research and development efforts over the past several years has been focused on IMAX with Laser, which reflects best-in-class engineering and delivers a premium experience to consumers. We believe IMAX with Laser can help facilitate the next major lease renewal and upgrade cycle for the global commercial IMAX network. To that end, we recently announced binding letters of intent with Cineworld Group PLC (including its subsidiary, Regal Entertainment Group) and AMC Entertainment Holdings, Inc., to renew and upgrade significant portions of their IMAX network with the new laser system. In addition, all 142 theaters covered by the two transactions will be upgraded to feature the Company’s 12-channel immersive sound, plush rocker seating, redesigned entryways and in-theater branding. IMAX with Laser represents a critical component of our strategy to maintain technology differentiation and to ensure that The IMAX Experience® remains the premium movie-going format.

IMAX Theater Network

The IMAX global footprint now consists of 1,370 screens (1,272 commercial multiplex, 12 commercial destination, and 86 institutional) operating across 75 countries. The following graph shows a 22% compound annual growth rate in the IMAX network of commercial multiplex theaters from 2008 to December 31, 2017. Network growth and system sales-backlog are two of the key metrics used by the Board of Directors in evaluating management and Company performance, as discussed in greater detail below under “Executive Compensation Components”.

Pay and Performance Alignment

In determining 2017 bonuses, the Compensation Committee considered the challenges that the Company faced during the year, the corresponding pressures on our financial performance and stock price, and the numerous steps management took to address such challenges and pressures. The Compensation Committee also recognized our robust signings and installation activity, as well as the impact of the strategic initiatives described above in driving improved performance in the second half of the year. Weighing all of these considerations, the Compensation Committee elected to award our NEOs bonuses for 2017 that were below the target opportunities established for them and that were lower than their prior-year bonuses, except for Mr. McClymont, who received a bonus that was approximately equal to his target opportunity, in view of his proactive efforts to formulate and execute on the cost reduction initiatives described above. This result is consistent with the intent and design of our compensation philosophy and program principles, which link pay directly to performance and results. (Mr. Savant is not eligible to participate in our bonus plan given his participation in the Commission Plans described below.)

The CEO’s bonus was paid at 71% of target, representing a 10.5% decrease from his prior-year bonus. In awarding the CEO’s bonus, the Compensation Committee considered Mr. Gelfond’s early and proactive leadership in identifying and addressing the challenges facing our business, including his oversight of the cost reduction and strategic initiatives described above designed to increase the revenue-generating power of our network. The Committee also considered Mr. Gelfond’s leadership in connection with our other strategic achievements in 2017, including our continued robust signings and installation activities, as well as his efforts to maintain the Company at the forefront of the media and entertainment industry through strong relationships with studios, exhibitors and other key constituencies of the Company. The Compensation Committee balanced these successes against weaker global box office results (particularly in China), which impacted our financial results and stock price, and concluded that a bonus equal to 71% of target was consistent with the intent and design of our variable pay plans, which link pay to performance.

We also grant a mix of stock options and restricted share units (“RSUs”) to align executives’ interests with those of shareholders over the long term and to promote retention. Stock option and RSU grant levels are approved by the Compensation Committee. In determining grant levels – whether as part of the annual grant process or pursuant to an employment agreement – the Compensation Committee takes into account both Company and individual performance as well as other elements of each NEO’s total compensation. Specifically, consideration is given to each NEO’s salary range, responsibilities, market and peer group data and relative performance and compensation, including equity granted to other executives. In 2017, all stock option and RSU grants were made in accordance with each NEO’s employment agreement or arrangement with the Company.

The following graph shows trends in total CEO pay (summary compensation table values) and Company performance (indexed total shareholder return (“TSR”)) over the past nine years, since Mr. Gelfond assumed the role of sole CEO, and demonstrates the alignment of those trends. Indexed TSR represents the value of an initial investment of $100 in our Common Shares at the beginning of the nine-year period.

In accordance with SEC rules applicable to the Summary Compensation Table, total CEO pay in the graph above reflects the aggregate grant date fair values of stock options and RSUs in the year of grant, even though Mr. Gelfond’s stock options and RSUs generally vest over the course of several years and not upfront. In addition, Mr. Gelfond may not realize the full value of the awards set forth in the 2017 Summary Compensation Table and the graph, depending on Company performance.

In addition, as shown below, realizable CEO pay over the last three years was aligned with total shareholder return over the same period.

(1)

Squares represent the Comparator Group, described below, except for Take-Two Interactive, as the CEO receives compensation from ZelnickMedia. Realizable pay reflects actual cash compensation earned for 2015 through 2017 and the in-the-money value of equity grants from 2015 through 2017, as of December 31, 2017. Financial data was sourced from S&P Research Insight; compensation data was sourced from applicable proxy filings. Where 2017 data was not available for a particular company in the Comparator Group, 2014 through 2016 data was used.

Advisory Vote on Executive Compensation Program

At our 2017 Annual General Meeting, a majority of votes cast were not supportive of our executive compensation program. We have made continuing efforts over the past several years to better understand and address shareholders’ concerns regarding our compensation program. On an annual basis, we engage with shareholders representing more than half of our outstanding shares and gather feedback on, among other things, our executive compensation program. Based on feedback we have received over the last several years, we have implemented changes to our compensation program to further align our pay program with best practices in compensation philosophy and to address shareholder concerns:

Change to Pay Program	Effective
Modified annual bonus process to comply with Code Sec. 162(m), including Compensation Committee approval of metrics and targets at the beginning of the fiscal year.	2017
Recommended an annual Say-on-Pay vote, rather than a vote every two years.	2017
Adopted one-year minimum vesting for full value awards and other shareholder-friendly provisions when amending and restating the IMAX LTIP.	2016
Required “double trigger” for accelerated vesting of equity awards upon change-in-control.	2014
Eliminated tax gross-ups on executive perquisites.	2014

Best Pay and Governance Practices

The following table summarizes some of our best pay and governance practices and those we avoid because they are not in shareholders’ long-term interests:

What We Do	What We Don’t Do
Link executive pay to Company performance through our annual and long-term incentive plans.	No single-trigger change-in-control provisions for long-term incentive awards.
Balance short- and long-term incentives, cash and equity and fixed and variable pay.	No evergreen share reserves.
Compare executive compensation and Company performance to relevant peer group companies.	No hedging or pledging by executives or directors of equity holdings.
Require executives and directors to meet designated stock ownership requirements.	No re-pricings of underwater stock options without shareholder approval.
Maintain a clawback policy to recoup unearned compensation under the IMAX LTIP.	No tax gross-ups on perquisites.
Provide only limited, reasonable perquisites.	No 280G excise tax gross-ups.
No guaranteed bonuses.

Use of Market Compensation Data

In making compensation decisions, the Compensation Committee considers and compares the form and level of compensation used by other companies of similar size and in similar industries for a general understanding of their compensation structures. In addition, the Compensation Committee periodically compares elements of total compensation for the NEOs against proxy data, industry-specific survey data and survey data from outside compensation consultants. However, given our diversified and unique businesses, history of innovative product offerings, our broad success in the worldwide entertainment market and the highly global nature of our employee base and operations, the Compensation Committee believes we have no precise peer companies. This complexity is magnified by the fact that our subsidiary, IMAX China Holding, Inc. (“IMAX China”), is publicly traded on the Hong Kong Stock Exchange, which results in an additional shareholder base and an additional regulatory framework. As a result, while the Compensation Committee believes that survey data and comparator group data are useful tools in assessing executive pay, executive pay must ultimately be evaluated using sound business judgment based on specific knowledge of the Company and its leaders.

Comparator Group

With input from the Compensation Committee and Company management, Mercer (US) Inc. (“Mercer”), a wholly-owned subsidiary of Marsh & McLennan Companies, previously developed a comparator group of 12 public companies (the “Comparator Group”). The Comparator Group has since been reduced to eight public companies, in view of the acquisitions of DreamWorks Animation SKG, Inc., RealD Inc. and DTS Inc., as well as the merger of TiVo Inc. and Rovi Corporation. Data from the Comparator Group is periodically used by Company management and the Compensation Committee to assess the magnitude of executives’ pay, pay mix, and general pay practices.

Peer Comparator Group

TiVo Inc.	Dolby Laboratories, Inc.
World Wrestling Entertainment, Inc.	Six Flags Entertainment Corporation
Corus Entertainment Inc.	Lions Gate Entertainment Corp.
Take-Two Interactive Software, Inc.	Cinemark Holdings, Inc.

The Compensation Committee reviews data for similarly situated executives in the Comparator Group when targeting total direct compensation for the NEOs. However, actual total direct compensation depends on a variety of factors, including individual and Company performance, critical skills and capabilities, relative contribution, and retention.

Key Principles and Compensation Mix

The Compensation Committee believes that, as executives move to higher levels of responsibility with more direct influence over Company performance, their mix of pay should change as follows:

•	a higher percentage of their pay should be at risk and tied to increasing shareholder value, and the percentage of their total direct compensation derived from base salary should decrease;

•

a greater proportion of their overall compensation should derive from long-term incentive compensation rather than short-term compensation, to motivate executives to take actions conducive to our long-term growth and viability, and to ensure executives focus on our long-term success; and

•

equity compensation should increase to align executives’ and shareholders’ interests so that executives focus on achieving sustainable growth and long-term profit for the Company, and behave like owners.

We have no pre-established policy or target, other than the parameters described above, for the allocation between cash and non-cash or short- and long-term incentive compensation. We annually determine the appropriate level of incentive compensation based on the applicable NEO’s performance, relative contribution and Company performance. Factors we consider in determining the appropriate mix of an executive’s incentive compensation include the ability of the executive to further corporate business objectives, particularly key strategic and operational initiatives, his/her management and budgetary responsibility and level of seniority.

As shown below, 2017 target total direct compensation for the CEO and other NEOs placed significant emphasis on variable compensation (79% for the CEO and 73% for the other NEOs on average) and on equity compensation (58% for the CEO and 51% for the other NEOs on average). Note: Numbers may not add up to 100% due to rounding. Mr. Savant is not included in the graphs below because he participates in the Commission Plans described below, which renders him ineligible to participate in the bonus plan.

Executive Compensation Components

For 2017, the compensation elements for the NEOs were:

•	base salary;

•	annual cash bonus awards (except for Mr. Savant);

•	sales commissions (for Mr. Savant only);

•	long-term incentive compensation (stock options and RSUs);

•	retirement and pension plans; and

•	personal benefits and perquisites.

Annual Base Salary

We provide NEOs with competitive fixed annual base salaries to compensate them for services during the year and to provide a base level of income and cash flow not subject to performance-related risk or discretion. Each NEO’s base salary is specified in his employment agreement. In reviewing base salaries, the Compensation Committee primarily considers the following:

•	the executive’s position and responsibilities;

•	the executive’s capability, knowledge, skills and experience relative to the job requirements;

•	market data for executives with similar responsibilities;

•	the executive’s actual and relative performance and contribution; and

•	other cash and non-cash components of the executive’s total compensation.

Base salary levels are typically considered upon entry into or renewal of the NEO’s employment agreement, or when an agreement is amended in connection with a promotion or change in job responsibility. Base salary levels may be changed during the year due to a promotion or other change in position or responsibility, or if contemplated by an NEO’s employment agreement. The table below shows each NEO’s base salary in 2017, as well as the change (if any) from the prior year.

Named Executive Officers	2016 Base ($)	2017 Base ($)		Change (%)
Richard L. Gelfond	1,100,000	1,200,000	(1)	9.1
Patrick McClymont	675,000	675,000		0
Greg Foster	1,000,000	1,050,000	(2)	5.0
Robert D. Lister	675,000	700,000	(3)	3.7
Don Savant	200,000	250,000	(4)	25.0

(1)

As previously described in our Proxy Circular and Proxy Statement filed April 20, 2017, Mr. Gelfond’s base salary was increased by $100,000 under his new employment agreement, from a fixed $1.1 million base salary over his prior three-year term to a fixed $1.2 million base salary under his current three-year term.

(2)

Mr. Foster’s base salary increased from $1 million to $1.05 million on July 2, 2017, as contemplated by his employment agreement. As a result, his effective base salary for 2017 was approximately $1.025 million.

(3)	This increase was pursuant to Mr. Lister’s employment agreement. Mr. Lister’s base salary is set at $700,000 for his new three-year employment term, subject to annual review.
(4)

Mr. Savant relocated from China to the Company’s Los Angeles offices at the end of 2016. In connection with Mr. Savant’s relocation, his compensation package was reviewed and modified to reflect his changed responsibilities.

Annual Cash Bonus Awards and 162(m) Plan

162(m) Plan

In 2017, Messrs. Gelfond, McClymont, Foster and Lister participated in a bonus plan (the “162(m) Plan”) designed to pay performance-based compensation that would be fully deductible under Internal Revenue Code Section 162(m) (“Code Sec. 162(m)”). The 162(m) Plan operates within the parameters of the shareholder-approved IMAX LTIP. Under the 162(m) Plan, the Compensation Committee approved in March 2017 the establishment of a bonus pool that was funded as follows:

•	for Mr. Gelfond, 5% of the Company’s 2017 Adjusted EBITDA;

•	for Mr. Foster, 4% of the Company’s 2017 Adjusted EBITDA;

•	for Mr. McClymont, 3% of the Company’s 2017 Adjusted EBITDA; and

•	for Mr. Lister, 3% of the Company’s 2017 Adjusted EBITDA.

The Compensation Committee reserved the right under the 162(m) Plan to exercise negative discretion in awarding cash bonuses to the NEOs. In exercising negative discretion to award bonuses, the primary reference points for the Compensation Committee were: (i) each NEO’s target bonus opportunity; and (ii) how each NEO hypothetically would have been compensated under our Management Bonus Plan (if applicable), as described below.

Management Bonus Plan

We provide our executives with competitive annual performance bonus opportunities as a percentage of their salary through our management bonus plan (the “Management Bonus Plan”).

The purpose of the Management Bonus Plan is to:

•	link annual incentive cash compensation to the achievement of annual priorities and objectives of our business, including overall Company performance; and

•	reward individual performance and relative contribution.

In 2017, the Compensation Committee awarded bonuses to Messrs. McClymont, Foster and Lister based on how each individual would have been compensated under the Management Bonus Plan. Mr. Gelfond is not eligible to participate in the Management Bonus Plan, and his bonus was instead determined based on factors considered by the Compensation Committee alone. As a result of Mr. Savant’s participation in the Commission Plans (described below), he is not eligible to participate in the 162(m) Plan or the Management Bonus Plan.

Under the Management Bonus Plan, bonuses are awarded based on Company performance and the performance and relative contribution of the participating executive for the year. Generally, 50% of an executive’s bonus is based on Company performance, and 50% is based on individual performance. Our assessment of overall Company performance at year-end considers various corporate financial, strategic and operational factors including, but not limited to the following:

•	our income and revenue;

•	theater signings and installations, particularly in expanding international markets;

•	film performance;

•	the success of new business initiatives and the progress of core-business strategic initiatives, including the revenue-generating initiatives described above;

•	reductions in selling, general and administrative expenses; and

•	technology development.

The particular factors considered by the Compensation Committee may vary from year-to-year in accordance with the evolution of the Company’s business and its strategy.

The assessment of an executive’s individual performance under the Management Bonus Plan takes into account individual performance factors that are annually agreed upon between the executive and the CEO, other than with respect to Mr. Gelfond, whose performance is assessed by the Compensation Committee alone. Examples of individual performance factors include business targets, operating, strategic, budgetary and/or managerial factors, depending on the executive.

Management uses the corporate and individual performance factors described above to make recommendations to the Compensation Committee for executive bonus amounts. These factors are not fixed quantitative formulas, but rather are guidelines to determine bonuses at year-end. The Compensation Committee and Company management are not limited to considering these factors in assessing performance, and failure or success with respect to any individual factor is not dispositive of the final assessment of either Company or personal performance.

Each executive employment agreement sets forth target bonuses, although management retains discretion to recommend to the Compensation Committee that no bonus be paid, or that bonuses be paid out below or above target, as circumstances warrant. Similarly, the Compensation Committee retains discretion to determine the final bonus amount notwithstanding the targets set forth in the employment agreements. We believe that, at this time, a flexible annual bonus process is more appropriate and yields better results than setting fixed quantitative targets in advance. This flexible process allows management and the Compensation Committee to consider: (i) performance factors set by the Board of Directors and communicated to senior management at any point during the year; (ii) the effects of unanticipated events and circumstances on our business or on a particular executive’s performance; (iii) the performance and contribution of the executive relative to other executives; and (iv) strategic contributions and achievements that will contribute to the long-term financial success of the Company, but may not have a short-term impact in a particular year. In 2017, the external challenges that impacted our industry – particularly with respect to global box office – required management to take proactive steps to streamline costs and improve the revenue-generating power of our network. This mid-year shift in business strategy highlights the importance of a flexible annual bonus process in evaluating the performance of our business.

In determining 2017 bonuses, the Compensation Committee and management, as applicable, considered the challenges that the Company faced during the year, the corresponding pressures on our financial performance and stock price, and the numerous steps management took to address such challenges and pressures. The Compensation Committee and management also recognized our robust signings and installation activity, as well as the impact of the strategic initiatives described above in driving improved performance in the second half of the year. Although informed by these objective, non-formulaic factors, bonus decisions were ultimately made at the discretion of the Compensation Committee in the exercise of its judgment (subject to the limits set forth in the 162(m) Plan).

Based on the foregoing elements, the Compensation Committee and management, as applicable, determined the amounts that would be payable to each NEO under the Management Bonus Plan and the amount that would be payable to Mr. Gelfond based on the Compensation Committee’s non-formulaic factors. The Compensation Committee then exercised negative discretion under the 162(m) Plan to award bonuses to the NEOs that were below target and lower than the prior-year period, except with respect to Mr. McClymont, who received a bonus that was approximately equal to his target bonus opportunity and above his prior year’s bonus, which was prorated to reflect his start date.

For 2017, NEO’s actual bonuses represented the following percentages of their base salaries:

Named Executive Officers	2017 Target Bonus Opportunity as a Percentage of Base Salary	2017 Bonus Earned as a Percentage of Base Salary
Richard L. Gelfond	100%	71%
Patrick McClymont	70%	70%
Greg Foster	100%	24%
Robert D. Lister	60%	39%
Don Savant	N/A (1)	N/A

(1)	As a result of Mr. Savant’s participation in the Commission Plans, he is not eligible to participate in the 162(m) Plan or the Management Bonus Plan.

In assessing individual performance for 2017, the Compensation Committee considered the following:

•

Mr. McClymont’s efforts in connection with streamlining our internal processes and operating structure, including by spearheading a proactive cost reduction program that targeted approximately $20 million in annual cost savings; his real-time cost monitoring efforts; his further strengthening of controls over selling, general and administrative expenses; and his efforts in promoting and maintaining stability of our financial controls;

•

Mr. Foster’s role in managing our current and future film slate, as well as his relationships with studio and filmmaking partners; balanced against challenges in the management and performance of the IMAX Entertainment division, weaker-than-expected global box office results (particularly in China) and the write-down of original content; and

•

Mr. Lister’s leadership of our global legal function, which continues to expand in breadth and complexity; as well as his leadership of several corporate initiatives; balanced against lower-than-expected performance from our new business initiatives.

The Compensation Committee is responsible for determining Mr. Gelfond’s annual bonus based on its assessment of Company performance and his personal contribution to our overall success. In awarding Mr. Gelfond’s 2017 bonus, the Compensation Committee considered Mr. Gelfond’s early and proactive leadership in identifying and addressing the challenges facing our business, including his oversight of the cost reduction and strategic initiatives described above designed to increase the revenue-generating power of our network. The Committee also considered Mr. Gelfond’s leadership in connection with our other strategic achievements in 2017, including our continued robust signings and installation activities, as well as his efforts to maintain the Company at the forefront of the media and entertainment industry through strong relationships with studios, exhibitors and other key constituencies of the Company. The Compensation Committee balanced these successes against weaker box office results (particularly in China), which impacted our financial results and stock price, and concluded that a bonus equal to 71% of target was consistent with the intent and design of our variable pay plans, which link pay to performance.

Sales Commission Plans

Where an employee’s position primarily involves responsibility for the Company’s theater sales, lease and joint revenue sharing arrangement activities, we believe that it is appropriate to tie a portion of his or her annual cash compensation to such revenue-generating efforts.

We maintain various sales commission plans (the “Commission Plans”) through which employees directly involved in theater sales activities participate. Managers who do not participate directly in theater sales are eligible for manager override payments at pre-determined levels. These plans are designed as a short-term incentive plan in lieu of annual bonus to reward employees where, through their efforts, the Company secures obligations under contracts with third parties to build or retrofit, open and operate IMAX theaters. Typically, commissions payable under the Commission Plans are based either on a percentage of the contract value or on a fixed amount for each theater opened. The commission is calculated based on several factors including the size and nature of the contractual relationship entered into by the Company with the third party. Each theater transaction is examined at the time a binding agreement is entered into to determine which of the specific Commission Plans would apply. Subsequent to the signing of a binding agreement, the commissions payable under the completed transaction are calculated based on the applicable Commission Plans. The calculation is reviewed and approved by appropriate Company personnel.

Mr. Savant, who is the President, Worldwide Sales and Exhibitor Relations and Executive Vice President, IMAX Corporation, is the only NEO who participates in the Commission Plans. In 2017, Mr. Savant received commission payments of $2,699,705.

Effective April 2018, we amended the Commission Plans to reduce the level of commissions payable to managers who are not directly involved in a transaction. We also reduced commission levels on certain theater systems to better align with our current business strategy.

Long-Term Incentive Compensation

Long-term incentive awards are important in recognizing the scope of responsibilities, rewarding demonstrated performance, creating alignment between senior management and shareholders and preserving the continuity of executive leadership through retention. The level of benefit received by our executive officers depends, to a large degree, on the execution of our strategy and delivering significant and sustained growth.

Long-term incentive compensation has been provided through stock option and RSU grants with time-based vesting conditions. The Compensation Committee continues to believe that equity awards with time-based vesting conditions are appropriate vehicles for providing forward-looking incentives and for promoting retention of executives. Stock options and RSUs also align the executives’ interests with those of our shareholders over the long term.

Either the Compensation Committee or the full Board of Directors approves all stock option and RSU grants to NEOs. In determining the number of stock options or RSUs to grant to the NEOs, the Compensation Committee or the Board of Directors, as applicable, considers each NEO’s actual performance and relative contribution, salary range, responsibility and the number of stock options or RSUs granted to our other executives. These analyses are undertaken either at the time an NEO’s employment agreement is entered into, or in connection with the annual equity grant process, depending on the NEO’s arrangement with the Company. In addition, the Compensation Committee or the Board of Directors periodically considers and compares compensation disclosed by the Comparator Group to obtain a general understanding of the compensation structures maintained by similarly situated companies. Moreover, the Compensation Committee periodically compares various elements of stock-based compensation against general survey data provided by Willis Towers Watson (“Towers Watson”) or other outside consultants. Equity awards are generally granted to executive officers as part of an annual grant to employees, pursuant to an executive’s employment agreement, or upon an executive’s hire or promotion. However, we reserve the right to make grants at other times as determined by the Compensation Committee or the Board of Directors. In 2017, no equity grants were made to the NEOs except as contemplated by each NEO’s employment agreement or, in the case of Mr. Savant, pursuant to his arrangement with the Company.

We account for stock-based payments to officers, employees and eligible directors in accordance with the requirements of Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation-Stock Compensation”. Unless overridden by the terms of an employment agreement, stock option and RSU grants are generally made in March of each year.

Stock Options

In 2017, we granted stock options to purchase Common Shares to align executives’ interests with those of our shareholders over the long term. Either the Compensation Committee or the full Board of Directors approves all stock option grants to NEOs.

Stock options have an exercise price equal to the fair market value of our Common Shares on the date of grant. The fair market value of a Common Share on a given date means the closing price of a Common Share on the grant date (or the most recent trading date if the grant date is not a trading date) on the NYSE. Stock options are generally exercisable for seven years from the date of grant, subject to earlier cancellation or forfeiture if the executive’s employment terminates. The Board of Directors or the Compensation Committee determines vesting requirements applicable to each grant of stock options. The 2017 stock option awards vest according to the following schedule, unless otherwise provided by the terms of an NEO’s employment agreement:

•	on the first anniversary of the grant date: 20%;

•	on the second anniversary of the grant date: 25%;

•	on the third anniversary of the grant date: 25%; and

•	on the fourth anniversary of the grant date: 30%

All of the NEOs are eligible to receive periodic stock option grants on terms set forth in their employment agreements, as described below. In 2017, the NEOs received the following grants of stock options:

Named Executive Officers	2017 Option Awards (#)	Grant Date Fair Value ($)
Richard L. Gelfond	356,757	3,300,002
Patrick McClymont	37,836	337,497
Greg Foster	171,010	1,050,001
Robert D. Lister	39,909	350,002
Don Savant	9,109	81,252

For a description of the vesting and exercise terms of stock options granted to the NEOs following a termination or change-in-control, please see “Employment Agreements and Potential Payments upon Termination or Change-in-Control” on page 41.

Restricted Share Units

In 2017, we granted RSUs to officers, employees, and eligible directors on the terms and conditions set forth in the IMAX LTIP and in individual award agreements. Each RSU represents a contingent right to receive one Common Share. Either the Compensation Committee or the full Board of Directors determines vesting requirements applicable to each grant of RSUs and approves all RSU grants to NEOs. If an NEO’s employment or term of office terminates for any reason, RSUs that have not vested are generally cancelled on the termination date, subject to certain exceptions as further described in “Employment Agreements and Potential Payments upon Termination or Change-in-Control” on page 41. The 2017 RSU awards vest according to the following schedule, unless otherwise provided by the terms of an NEO’s employment agreement:

•	on the first anniversary of the grant date: 20%;

•	on the second anniversary of the grant date: 25%

•	on the third anniversary of the grant date: 25%; and

•	on December 1st prior to the fourth anniversary of the grant date: 30%

The number of RSUs included in an award is determined by dividing the target value of the award by the fair market value of our Common Shares on the date of grant. The fair market value of a Common Share on a given date is determined as described above in connection with stock options.

All of the NEOs are eligible to receive periodic RSU grants in accordance with the terms of their employment agreements, as described below.

In 2017, the NEOs received the following grant of RSUs:

Named Executive Officers	2017 RSU Awards (#)	Grant Date Fair Value ($)
Richard L. Gelfond	--	--
Patrick McClymont	31,202	1,012,505
Greg Foster	35,795	787,490
Robert D. Lister	32,357	1,049,985
Don Savant	7,512	243,764

Retirement and Pension Plans

All of our employees are offered the opportunity to participate in capital accumulation plans, including defined contribution employee retirement plans under Section 401(k) of the U.S. Internal Revenue Code (“401(k) Plan”) or other defined contribution plans, depending on the employee’s country of residence. Contributions to each plan are a fixed percentage of each employee’s earnings. During the fiscal year ended December 31, 2017, we contributed an aggregate of $32,280 to our 401(k) Plan on behalf of our NEOs.

We maintain an unfunded defined benefit pension plan, the Supplemental Executive Retirement Plan (the “SERP”), covering Mr. Gelfond. The SERP provides for a lifetime retirement benefit from age 55 equal to 75% of Mr. Gelfond’s best average 60 consecutive months of earnings (base salary and cash bonus) over his employment history. We implemented the SERP in July 2000 as a retention tool, pursuant to Mr. Gelfond’s employment agreement. The benefits under the SERP for Mr. Gelfond are 100% vested. We and Mr. Gelfond have agreed that any compensation earned since January 1, 2011 will not be included in calculating his benefit payments under the SERP.

Under the terms of the SERP, if Mr. Gelfond’s employment terminates, other than in a termination for cause, he is entitled to receive SERP benefits in the form of a lump sum payment. SERP benefit payments to Mr. Gelfond are subject to a deferral for six months after the termination of his employment, at which time Mr. Gelfond will be entitled to receive interest on the deferred amount credited at the applicable federal rate for short-term obligations. Mr. Gelfond’s current employment term ends December 31, 2019. In 2006, to reduce ongoing pension costs to the Company, Mr. Gelfond agreed to a reduction in the cost of living adjustment and surviving spouse benefits previously owed to him under the SERP, subject to the recoupment of a percentage of such benefits upon a change-in-control of the Company while Mr. Gelfond is employed by the Company.

The 2017 Summary Compensation Table on page 35 presents, consistent with SEC rules, the change in the SERP value for Mr. Gelfond for each of the three years reported on. For years where the SERP value declined, as was the case for 2017 and 2015, the change is reported as zero. The SERP value is based on certain assumptions required by the SEC. For instance, we are required to assume a retirement date of December 31, 2017 for Mr. Gelfond, even though Mr. Gelfond has signed an employment contract through December 31, 2019. The actual benefit under the SERP will be recalculated when Mr. Gelfond’s employment terminates.

We maintain an unfunded retiree health benefit plan covering Mr. Gelfond and his eligible dependents. The plan provides that we will maintain retiree health benefits for Mr. Gelfond until he becomes eligible for Medicare. Thereafter, we will provide Medicare supplemental coverage as selected by Mr. Gelfond. If the foregoing coverage is not permitted, Mr. Gelfond will be entitled to an annual cash payment equal to the value of such coverage. Mr. Gelfond is fully vested in this plan.

We also have established a nonqualified deferred retirement plan for Mr. Foster (the “Foster Retirement Plan”). Under the terms of the plan, an amount equal to 100% of Mr. Foster’s base salary for each year of his employment term, up to a total contribution of $3,150,000, will be credited to Mr. Foster’s account in installments set forth in Mr. Foster’s employment agreement. Mr. Foster’s interest in the Foster Retirement Plan will vest in 25% increments on July 2 of 2019, 2022, 2025 and 2027, but will vest in full if Mr. Foster’s employment terminates under specified circumstances, including if the Company terminates his employment without cause, if he resigns for good reason, or if the Company does not offer to renew Mr. Foster’s employment on terms substantially similar to those set forth in his current employment agreement and, as a result, Mr. Foster incurs a separation from service.

Other Personal Benefits and Perquisites

We periodically review the levels of personal benefits and perquisites provided to the NEOs to ensure competitiveness and value to the employees and to promote their health and wellness. At present, we do not provide significant perquisites to our NEOs.

Each of the NEOs participates in our executive supplemental health plan. The plan, which covers certain of our senior executives located in the United States, provides expanded coverage and reimbursement of services not covered by our medical, dental and vision plans. In addition, we maintain an executive wellness allowance program, pursuant to which certain senior executives can submit for reimbursement up to $2,500 in qualifying wellness costs each year. The supplemental health plan and executive wellness allowance were implemented to ensure that our medical benefits remain competitive in the market, and to ensure that our most senior executives are focused on health and well-being. We also provide reimbursement to Mr. Foster for a reasonable amount of concierge medical expenses.

The NEOs are provided either with use of Company automobiles or with car allowances and the opportunity to submit reasonable car-related expenses for reimbursement.

Each NEO is also entitled to receive a cash death benefit through our life insurance policies. In the event of the executive’s death prior to actual retirement at age 65, the executive’s designated beneficiaries would be entitled to receive a lump sum payment amount equal to two times his base salary, subject to prescribed maximums. In addition to our broader policy covering all NEOs, we have agreed to reimburse Messrs. Gelfond and Foster for the costs of premiums associated with additional life insurance policies.

In addition to the policies described above, a corporate owned life insurance policy was purchased through Northwestern Mutual on the life of Mr. Foster. If Mr. Foster dies prior to his 66th birthday, Mr. Foster’s designated beneficiaries will receive a death benefit of $5.5 million pursuant to an Endorsed Method Split-Dollar Agreement, and the above Foster Retirement Plan will no longer be an obligation of the Company.

Certain executives are also eligible to submit for reimbursement qualifying expenses related to tax, financial and estate planning services, as well as business club memberships.

Attributed costs of the personal benefits and perquisites described above for the NEOs for the fiscal year ended December 31, 2017, are reported below in the “All Other Compensation” column of the “2017 Summary Compensation Table” on page 35.

No Tax Gross-Up Payments

We have no tax gross-up obligations with respect to any NEO.

Employment and Change-in-Control Agreements

Currently, we have written employment agreements with all of our NEOs, which are described in detail below in “Employment Agreements and Potential Payments upon Termination or Change-in-Control” on page 41. We believe that these agreements are critical to attract and retain talent, and motivate our NEOs, while still allowing the Compensation Committee and the CEO sufficient discretion to determine overall compensation in a given year. These employment agreements specify details of the approach to salary, bonus, equity awards, and restrictive covenants surrounding executive officer employment, including non-competition and non-solicitation provisions. Generally, the agreements are established at the time of hire and are amended from time to time to extend or modify the terms of employment, including to reflect compensation decisions resulting from a promotion or other change in job responsibility, or to provide for additional equity awards and other items.

Each NEO’s employment arrangement requires that we make certain payments to the relevant NEO in the event of a termination of employment for various reasons, including, for several NEOs, upon a change-in-control of the Company. The provisions are designed to promote stability and continuity of senior management in the event of a transaction involving a change-in-control. Our severance and change-in-control benefits were determined on the basis of market practices to provide this stability as well as competitive overall compensation packages to the NEOs.

For a description of these agreements, please see “Employment Agreements and Potential Payments upon Termination or Change-in-Control” on page 41.

Tax and Accounting Considerations

To the extent that any compensation paid to the NEOs constitutes a deferral of compensation within the meaning of Section 409A of the Internal Revenue Code, we intend to cause the compensation to comply with the requirements of Section 409A and to avoid the imposition of penalty taxes and interest upon the participant receiving the award.

In determining the form and amount of compensation awarded we look mainly to the compensation principles and objectives outlined below while also giving consideration to the impact of Financial Accounting Standards Board Accounting Standards Codification Topic 718 “Compensation – Stock Compensation”.

In 2017, we modified our annual bonus program to comply with Code Sec. 162(m), including Compensation Committee approval of metrics and targets at the beginning of the fiscal year. However, there is no guarantee that all compensation paid to our NEOs in 2017 will be fully deductible under Code Sec. 162(m). In addition, the Tax Cuts and Jobs Act of 2017 generally repealed the performance-based compensation exception to the deduction limitations of Code Sec. 162(m) for years after 2017. As a result, we expect in the future to approve compensation payable to our NEOs that may not be fully deductible for income tax purposes.

Compensation Philosophy and Objectives

The following principles have guided us in developing our compensation programs and in determining total compensation levels for our NEOs:

•

we must be prepared to compete with larger global organizations with greater resources for executive talent, particularly in the highly competitive entertainment and technology industries and in the regions and locations in which we operate;

•	compensation practices should take into account the unique, dynamic and complex nature of our business, our rapid rate of growth, global nature and diverse lines of business; and

•

compensation programs should encourage the NEOs to increase long-term shareholder value in a manner that appropriately balances short-term growth objectives and does not create undue risk for the Company and our shareholders.

Our compensation philosophy is to attract and retain key talent, to motivate performance and achievement, to promote a pay-for-performance culture and to reward superior performance. The objectives of our compensation program are to:

•

provide competitive total compensation packages that include short-term cash and long-term equity-based incentive components that appropriately encourage and reward performance and retention and that create enduring long-term shareholder value;

•	reward the NEOs for their relative individual contributions to our success;

•	link executive compensation to our long-term strategic objectives; and

•	align NEOs’ interests with shareholders’ interests through an equity award framework that creates a sense of ownership, mutual goals and shared risk among executives.

We have structured our overall executive compensation program, which includes annual short-term cash and long-term equity cash compensation plans, to motivate executives to achieve results consistent with certain business and individual performance factors, to reward the executives for achieving or exceeding such results and to encourage retention of executives beyond the current year.

The Compensation Committee has determined, based on an assessment of the Company’s executive compensation programs, that our compensation policies and programs do not give rise to inappropriate risk taking or risks that are reasonably likely to have a material adverse effect on the Company. Below are some key provisions of our compensation programs that mitigate risk:

•	Our compensation plans balance short- and long-term incentives, cash and equity and fixed and variable pay;

•	Our stock ownership guidelines link the interests of our executive officers to those of our stockholders;

•	Our clawback policy provides a means for the Company to recover the value of incentive awards in the event of misconduct leading to a financial restatement; and

•	Our prohibitions on short sales, hedging and pledging of securities prevents a misalignment between executive officers’ and shareholders’ interests.

Share Ownership Guidelines

We have share ownership guidelines that require the NEOs, other executives and members of the Board of Directors to accumulate a significant ownership stake so they are incentivized to maximize long-term shareholder returns. Under the guidelines, the CEO must achieve and maintain share ownership of three (3) times his annual base salary. In addition, certain members of our senior management, our executive officers and the Vice President of Investor Relations must achieve and maintain share ownership of either one (1) or 0.33 times their annual base salaries, depending on their role. All of the NEOs, other than Mr. Gelfond (whose ownership guideline is three (3) times his annual base salary), are subject to share ownership requirements of one times their annual base salary. Executives subject to the policy were required to satisfy in full their minimum shareholding requirement within four years of inception of the guidelines in 2013 (or the date that such individual became subject to the policy, if later), subject to annual milestones equal to 25% of the minimum shareholding requirement. By way of example, after one year, a participant would be required to satisfy 25% of their minimum shareholding requirement, and after two years, a participant would be required to satisfy 50% of their minimum shareholding requirement. As of April 30, 2018, each of the NEOs had met the share ownership guidelines at the time and within the required time frame.

Prohibition on Short Sales, Hedging and Pledging of Company Securities

Our Insider Trading Policy prohibits officers, directors and employees from engaging in short sales of Company securities and from buying or selling puts or calls on, or any other financial instruments that are designed to hedge or offset decreases and increases in the value of, Company securities (including, but not limited to, derivatives, prepaid variable forward contracts, equity swaps, collars and exchange funds), that might otherwise be inconsistent with the alignment of executive officers’ interests with shareholders’ interests. The Insider Trading Policy also prohibits the pledging of Company securities as collateral for a loan, including through the use of margin accounts with a broker.

Clawback Policy

Pursuant to the terms of the IMAX LTIP, any awards granted thereunder, as well as any payments made or gains realized upon exercise or settlement of an award, are subject to clawback or recoupment if mandated by applicable law, rules or regulations.

Executive Compensation Process

Scope and Authority of the Compensation Committee

The Compensation Committee is currently composed of Messrs. Lynne (Chairman), Douglas, and Throop, all of whom meet the independence requirements of Section 303A of the NYSE Listed Company Manual and Section 1.2 of Canadian National Instrument 58-101. These rules require that an independent director be a person other than an officer or employee of the Company or any other individual having a material relationship that in the opinion of the Board of Directors would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. These rules set forth specific categories of relationships that disqualify a director from being independent.

The Compensation Committee operates under a written charter, which was adopted by the Board of Directors and sets forth the following Compensation Committee responsibilities:

•	preparing and approving the compensation package of the CEO;

•	reviewing and approving corporate factors relevant to the compensation of the CEO and evaluating the performance of the CEO against these factors;

•	reviewing all new employment, consulting, retirement and severance arrangements for the CEO;

•	reviewing and approving, on an annual basis, the components and the amount of compensation paid to potential NEOs;

•	evaluating and making recommendations to the Board of Directors regarding our equity-based and incentive compensation plans, policies and programs; and

•	reviewing this Compensation Discussion and Analysis and recommending to the Board of Directors its inclusion in this Circular.

Role of the Compensation Committee and the CEO in Determining Compensation

The Compensation Committee prepares and approves the CEO’s compensation package, including making decisions with respect to base salary, performance-based incentive compensation and long-term equity incentive compensation. The Board of Directors has determined that to best align executive compensation with shareholders’ interests and our business strategy, the CEO should make recommendations to the Compensation Committee with respect to the equity and non-equity compensation of other NEOs given his familiarity with our day-to-day operations and insight into executive performance and what rewards and incentives are effective.

Each year, the CEO reviews the performance of each NEO (other than himself), in consultation with the Chief Human Resources Officer and other supervising executives, as appropriate, and makes recommendations on base salary, performance-based incentive compensation and long-term equity incentive compensation, except that where long-term equity incentive compensation is set in an NEO’s employment agreement, the CEO makes such recommendations at the time the employment agreement is being negotiated. In evaluating the CEO or another NEO, the Compensation Committee or the CEO, as applicable, considers the following:

•

the individual’s skill set, experience, historical performance and expected future contribution, and the impact, including direct and indirect financial and non-financial costs to the Company if the individual were to depart from employment with the Company;

•	actual and relative performance and contribution;

•	the level of total compensation for our other senior executives; and

•	pay information from other companies and published surveys and other public compensation disclosures as a general market reference.

In the case of compensation packages for the NEOs other than the CEO, the Compensation Committee reviews and determines whether to approve the components and amount of compensation recommended by the CEO, and the compensation packages are then implemented by the Company. The Board of Directors or the Compensation Committee must approve decisions to grant equity awards to NEOs.

Role of Compensation Consultants

Under its Charter, the Compensation Committee may retain compensation consultants to assist in evaluating executive officer compensation and awards to be granted under our long-term incentive plans. The Compensation Committee has sole authority to retain and terminate compensation consultants and to review and approve the consultants’ fees and other retention terms. The Compensation Committee also has authority to obtain advice and assistance from internal or external advisors as it deems appropriate to assist the Compensation Committee in fulfilling its responsibilities. The Compensation Committee has authority to request that any of our officers or employees or our outside counsel attend a meeting of the Compensation Committee or to meet with any members of, or consultants to, the Compensation Committee.

The Compensation Committee retained Towers Watson in 2017 to advise the Compensation Committee on the 162(m) Plan, including evaluating market practices and data, and to evaluate the Company’s Comparator Group. In providing these services, Towers Watson reported directly to the Compensation Committee. Towers Watson provided no other services to the Company during 2017.

In considering Towers Watson’s independence, the Compensation Committee reviewed several factors relating to Towers Watson and the individuals providing services to us and the Compensation Committee. Based on a review of these factors, including those required by the SEC and NYSE, the Compensation Committee determined that (i) Towers Watson is independent and (ii) Towers Watson’s engagement presents no conflicts of interest.

In 2017, Mercer provided the Company with actuarial services for the SERP and the post-retirement benefit plan for Mr. Gelfond. Mercer’s aggregate fees for such actuarial services did not exceed $120,000. Mercer did not provide any services to the Compensation Committee in 2017.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2017, with management. Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Circular.

April 30, 2018	Respectfully submitted,

Michael Lynne (Chairman)
Kevin Douglas
Darren Throop

2017 SUMMARY COMPENSATION TABLE

The table below sets forth the compensation earned by the NEOs during the registrant’s last three completed fiscal years.

Name and Principal Position of Named Executive Officer	Year ended December 31	Salary ($)	Bonus ($)		Stock Awards ($)(1)		Option Awards ($)(1)		Change in Pension Value ($)	All Other Compensation ($)		Total ($)
Richard L. Gelfond	2017	1,198,077	850,000	(2)	--		3,300,002	(3)	(4)	86,085	(5)	5,434,164
Chief Executive Officer	2016	1,100,000	950,000		6,600,010		3,899,998		1,769,275	94,476		14,413,759
and Director	2015	1,100,000	2,000,000		7,400,011		3,899,993		--	94,183		14,494,187
Patrick McClymont	2017	675,000	475,000	(6)	1,012,505	(7)	337,497	(8)	--	36,181	(9)	2,536,183
Chief Financial Officer and	2016	259,615	175,000		374,997		124,998		--	13,601		948,210
Executive Vice President
Greg Foster	2017	1,024,039	250,000	(6)	787,490	(10)	1,050,001	(11)	--	689,192	(12)	3,800,722
Chief Executive Officer,	2016	948,077	650,000		1,574,993		1,050,002		--	685,267		4,908,339
IMAX Entertainment and	2015	900,000	850,000		1,640,009		899,999		--	164,073		4,454,081
Senior Executive Vice President, IMAX
Corporation and Director
Robert D. Lister	2017	699,519	275,000	(6)	1,049,985	(13)	350,002	(14)	--	33,627	(15)	2,408,133
Chief Legal Officer and	2016	674,615	325,000		938,014		462,006		--	42,135		2,441,770
Senior Executive Vice	2015	649,808	465,000		1,580,014		559,994		--	44,679		3,299,495
President, IMAX Corporation
Don Savant	2017	249,038	--		243,764	(16)	81,252	(17)	--	3,177,416	(18)	3,751,470
President Worldwide Sales and Exhibitor Relations,
Executive Vice President

(1)

As required by SEC rules, the “Option Awards” and “Stock Awards” columns in this Summary Compensation Table reflect the aggregate grant date fair values of stock options and RSUs respectively, computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (with no reductions for expected forfeitures). See note 14(c) to the audited consolidated financial statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for the assumptions used to calculate the fair value of the stock options and RSUs. Whether, and to what extent, an NEO realizes value with respect to stock option or RSU awards will depend on our actual operating performance, stock price fluctuations and the NEO’s continued employment.

(2)	This amount was determined by the Compensation Committee as described in “Compensation Discussion and Analysis – Annual Cash Bonus Awards and 162(m) Plan”.
(3)

This amount reflects the grant date fair value of the 356,757 stock options granted on January 3, 2017. The stock options vest and become exercisable in nine installments: 39,640 on each of May 1, 2017; September 1, 2017; May 1, 2018; December 31, 2018; September 1, 2019 and December 31, 2019 and 39,639 on each of December 31, 2017; September 1, 2018 and May 1, 2019. This award was pursuant to Mr. Gelfond’s 2016 employment agreement.

(4)

The value of Mr. Gelfond’s pension benefits under the SERP decreased by $1,358,402 compared to December 31, 2016 values, primarily due to an increase in the assumed lump sum conversion rate, offset by the effect of a one-year delay in the benefit commencement date. See note 20(a) to the audited consolidated financial statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for more information related to this calculation.

(5)

This amount reflects: (i) $33,818 for the payment of life insurance premiums on the life of Mr. Gelfond as described above in “Other Personal Benefits and Perquisites”; (ii) $6,500 for contributions to our 401(k) retirement plan; (iii) $14,196 for the supplemental health reimbursement premiums; (iv) $16,921 for allowance for personal automobile use; and (v) $2,500 reimbursement under the Executive Wellness Plan.

(6)	This amount was paid under the 162(m) Plan, as described in “Compensation Discussion and Analysis – Annual Cash Bonus Awards and 162(m) Plan”.
(7)

This amount represents the grant date fair value of 31,202 RSUs granted on March 7, 2017. The RSUs vest over four years and will be converted to Common Shares in four installments: 6,240 on March 7, 2018; 7,801 on each of March 7, 2019 and March 7, 2020 and 9,360 on March 7, 2021. This award was pursuant to Mr. McClymont’s 2016 employment agreement.

(8)

This amount represents the grant date fair value of 37,836 stock options granted on March 7, 2017. The stock options vest and become exercisable in four installments: 7,567 on March 7, 2018; 9,459 on each of March 7, 2019 and March 7, 2019 and 11,351 on March 7, 2021. This award was pursuant to Mr. McClymont’s 2016 employment agreement.

(9)

This amount reflects: (i) $14,196 for the supplemental health reimbursement premiums; (ii) $13,200 for the allowance for personal automobile; (iii) $6,500 for contributions to our 401(k) retirement plan; and (iv) $2,285 reimbursement for the Executive Wellness Plan.

(10)

This amount reflects the grant date fair value of 35,795 RSUs granted on July 2, 2017. RSUs vest over three years and will be converted to Common Shares in three installments: 11,932 on each of July 2, 2018 and July 2, 2020; and 11,931 on July 2, 2019. This award was pursuant to Mr. Foster’s 2016 employment agreement.

(11)

This amount reflects the grant date fair market value of 171,010 stock options granted on July 2, 2017. The stock options vest and become exercisable in three installments: 57,003 on each of July 2, 2018 and July 2, 2019; and 57,004 on July 2, 2020. This award was pursuant to Mr. Foster’s 2016 employment agreement.

(12)

This amount reflects: (i) $134,073 for the payment of life insurance premiums on the life of Mr. Foster as described above in “Other Personal Benefits and Perquisites”; (ii) $6,500 for contributions to our 401(k) retirement plan; (iii) $17,919 for the supplemental health reimbursement premiums; (iv) $13,200 for allowance for personal automobile use; (v) $2,500 reimbursement for the Executive Wellness Plan; and (vi) $15,000 for business club dues and certain financial advisory services. In addition, pursuant to Mr. Foster’s 2016 employment agreement, this amount also reflects $500,000 in respect of the Foster Retirement Plan, as described under “Retirement and Pension Plans” (an additional $500,000 was accrued during 2016 and reported in All Other Compensation for that year).

(13)

This amount reflects the grant date fair value of the 32,357 RSUs granted on March 7, 2017. The RSUs vest and will be converted to Common Shares in four installments: 8,089 on each of March 7, 2018, March 7, 2019, and March 7, 2020 and 8,090 on March 7, 2021. This award was pursuant to Mr. Lister’s 2014 employment agreement.

(14)

This amount reflects the grant date fair value of the 39,909 stock options granted on March 7, 2017. The stock options vest and become exercisable in four installments: 9,977 on each of March 7, 2018, March 7, 2019 and March 7, 2020; and 9,978 on March 7, 2021. This award was pursuant to Mr. Lister’s 2014 employment agreement.

(15)

This amount reflects: (i) $6,500 for contributions to our 401(k) retirement plan; (ii) $14,196 for the supplemental health reimbursement premiums; and (ii) $12,931 for allowance for personal automobile use.

(16)

This amount reflects the grant date fair value of the 7,512 RSUs granted on March 7, 2017. The RSUs vest and will be converted to Common Shares in four installments: 1,502 on of March 7, 2018, 1,878 on each of March 7, 2019 and March 7, 2020 and 2,254 on December 1, 2020.

(17)

This amount reflects the grant date fair value of the 9,109 stock options granted on March 7, 2017. The stock options vest and become exercisable in four installments: 1,822 on March 7, 2018, 2,277 on each of March 7, 2019 and March 7, 2020; and 2,733 on March 7, 2021.

(18)

This amount reflects: (i) $6,280 for contributions to our 401(k) retirement plan; (ii) $14,196 for the supplemental health reimbursement premiums; (iii) $18,531 for allowance for personal automobile use; (iv) $2,500 reimbursement under the Executive Wellness Plan; (v) $2,699,705 paid in commissions, as described under “Commission Plans”; and (vi) $436,204 in respect of tax equalization in connection with Mr. Savant’s assignment to China. We provide, to certain U.S. and Canadian citizens who are working on our behalf in Asia on an expatriate basis, a tax equalization payment that is intended to put the employee in the same position, from a tax liability position, that he or she would be in if he or she were still located in the United States or Canada, as applicable. In addition, as discussed in “Commission Plans”, above, in April 2018 the Commission Plans were revised in order to reduce costs to the Company.

The material terms of the NEOs’ employment agreements are described below in “Employment Agreements and Potential Payments upon Termination or Change-in-Control”.

2017 GRANTS OF PLAN-BASED AWARDS

The following table sets forth information relating to grants of stock options and RSUs made to NEOs during the fiscal year ended December 31, 2017 under any plan, including awards that subsequently have been transferred:

Name and Principal Position of Named Executive Officer	Grant Date	Approval Date(1)	All Other Stock Awards: Number of Shares or Stock or Units(2) (#)	All Other Option Awards: Number of Securities Underlying Options (3) (#)	Exercise or Base Price of Awards (4) ($/Sh)	Grant Date Fair Value of Option/RSU Awards (5) ($)
Richard L. Gelfond	January 3, 2017	November 16, 2016	--	356,757 (6)	31.90	3,300,002
Chief Executive Officer and Director
Patrick McClymont	March 7, 2017	June 6, 2016	--	37,836 (7)	32.45	337,497
Chief Financial Officer and Executive	March 7, 2017	June 6, 2016	31,202 (8)	--	--	1,012,505
Vice President
Greg Foster	July 2, 2017	September 1, 2016	--	171,010 (9)	22.00	1,050,001
Chief Executive Officer,	July 2, 2017	September 1, 2016	35,795 (10)	--	--	787,490
IMAX Entertainment and
Senior Executive
Vice President, IMAX
Corporation and Director
Robert D. Lister	March 7, 2017	January 1, 2014	--	39,909 (11)	32.45	350,002
Chief Legal Officer and Senior Executive Vice President, IMAX Corporation	March 7, 2017	January 1, 2014	32,357 (12)	--	--	1,049,985
Don Savant	March 7, 2017	March 1, 2017	--	9,109 (13)	32.45	81,252
President Worldwide Sales and Exhibitor Relations, Executive Vice President	March 7, 2017	March 1, 2017	7,512 (14)	--	--	243,764

(1)

Represents the date the grant was approved by the Compensation Committee, if different from the grant date. In the case of equity grants pursuant to an employment agreement, the Compensation Committee approves the equity grants at the same time as the applicable employment agreement.

(2)	Each RSU represents a contingent right to receive one Common Share. All RSUs were awarded under the IMAX LTIP.

(3)	Each stock option, when vested, entitles the NEO to purchase one Common Share. All stock options were awarded under the IMAX LTIP.
(4)

Stock options were granted with an exercise price equal to the fair market value of the Common Shares on the applicable date of grant. Fair market value of a Common Share on a given date refers to the closing price of a Common Share on such date (or the most recent trading date if such date is not a trading date) on the NYSE. There is no exercise price associated with the granting of the RSUs.

(5)

This amount represents the aggregate grant date fair values computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (with no reductions for expected forfeitures). See note 14(c) to the audited consolidated financial statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for the assumptions used to calculate the fair value of the stock options and RSUs. Whether, and to what extent, a NEO realizes value with respect to stock option or RSU awards will depend on our actual operating performance, stock price fluctuations and the NEO’s continued employment.

(6)

The stock options vest and become exercisable in nine installments: 39,640 on each of May 1, 2017; September 1, 2017; May 1, 2018; December 31, 2018; September 1, 2019 and December 31, 2019 and 39,639 on each of December 31, 2017; September 1, 2018 and May 1, 2019. This award was pursuant to Mr. Gelfond’s 3-year 2016 employment agreement.

(7)

The stock options vest and become exercisable in four installments: 7,567 on March 7, 2018; 9,459 on each of March 7, 2019 and March 7, 2020 and 11,351 on March 7, 2021. This award was pursuant to Mr. McClymont’s 2016 employment agreement.

(8)

The RSUs vest over four years and will be converted to Common Shares in four installments: 6,240 on March 7, 2018; 7,801 on each of March 7, 2019 and March 7, 2020 and 9,360 on March 7, 2021. This award was pursuant to Mr. McClymont’s 2016 employment agreement.

(9)

The stock options vest and become exercisable in three installments: 57,003 on each of July 2, 2018 and July 2, 2019; and 57,004 on July 2, 2020. This award was pursuant to Mr. Foster’s 2016 employment agreement.

(10)

RSUs vest over three years and will be converted to Common Shares in three installments: 11,932 on each of July 2, 2018 and July 2, 2020; and 11,931 on July 2, 2019. This award was pursuant to Mr. Foster’s 2016 employment agreement.

(11)

The stock options vest and become exercisable in four installments: 9,977 on each of March 7, 2018, March 7, 2019 and March 7, 2020; and 9,978 on March 7, 2021. This award was pursuant to Mr. Lister’s 2014 employment agreement.

(12)

The RSUs vest and will be converted to Common Shares in four installments: 8,089 on each of March 7, 2018, March 7, 2019, and March 7, 2020 and 8,090 on March 7, 2021. This award was pursuant to Mr. Lister’s 2014 employment agreement.

(13)	The stock options vest and become exercisable in four installments: 1,822 on March 7, 2018, 2,277 on each of March 7, 2019 and March 7, 2020; and 2,733 on March 7, 2021.
(14)	The RSUs vest and will be converted to Common Shares in four installments: 1,502 on of March 7, 2018, 1,878 on each of March 7, 2019 and March 7, 2020 and 2,254 on December 1, 2020.

Additional terms and conditions of the stock options and RSUs granted listed above are described below in “Employment Agreements and Potential Payments upon Termination or Change-in-Control”.

OUTSTANDING EQUITY AWARDS AT 2017 FISCAL YEAR-END

The following table sets forth information relating to unexercised equity awards for each NEO outstanding as of December 31, 2017:

	Option Awards					Stock Awards
	Number of Securities Underlying	Number of Securities Underlying				Number of Shares		Market Value of
	Unexercised	Unexercised				or Units of Stock		Shares or Units
	Options	Options		Option	Option	That Have		of Stock that
Name and Principal Position of	(#)	(#)		Exercise Price	Expiration	Not Vested		Have Not Vested
Named Executive Officer	Exercisable	Unexercisable		($)	Date	(#)		($)
Richard L. Gelfond	683,328	--		28.19	December 31, 2020	--		--
Chief Executive Officer	426,695	--		27.20	February 21, 2024	--		--
and Director	467,625	--		29.58	January 5, 2025	--		--
	486,284	--		31.40	June 7, 2026	--		--
	118,919	237,838	(1)	31.90	January 3, 2027
	--	--		--	--	64,742	(2)	1,498,777	(3)
	--	--		--	--	195,846	(4)	4,533,835	(3)
Patrick McClymont	5,241	10,482	(5)	32.01	August 8, 2023	--		--
Chief Financial Officer and	--	37,836	(6)	32.45	March 7, 2024
Executive Vice President						7,810	(7)	180,802	(3)
						31,202	(8)	722,326	(3)
Greg Foster	161,538	--		25.03	July 1, 2020	--		--
Chief Executive Officer, IMAX	128,266	--		27.82	March 7, 2021	--		--
Entertainment and Senior	71,090	35,545	(9)	33.80	March 7, 2022	--		--
Executive Vice President,	45,396	90,791	(10)	30.71	September 1, 2023	--		--
IMAX Corporation and Director	--	171,000	(11)	22.00	July 2, 2024	--		--
						8,876	(12)	205,479	(3)
	--	--		--	--	6,474	(13)	149,873	(3)
	--	--		--	--	34,191	(14)	791,522	(3)
	--	--		--	--	35,795	(15)	828,654	(3)
Robert D. Lister	25,715	--		20.25	January 9, 2019	--		--
Chief Legal Officer and Senior	60,275	20,092	(16)	27.20	February 21, 2021	--		--
Executive Vice President,	31,424	31,426	(17)	33.80	March 7, 2022	--		--
IMAX Corporation	13,702	41,103	(18)	31.85	March 7, 2023	--		--
	--	39,909	(19)	32.45	March 7, 2024
	--	--		--	--	6,434	(20)	148,947	(3)
	--	--		--	--	6,474	(21)	149,873	(3)
	--	--		--	--	12,426	(22)	287,662	(3)
	--	--		--	--	22,088	(23)	511,337	(3)
	--	--		--	--	32,357	(24)	749,065	(3)
Don Savant	6,000	--		31.73	March 25, 2018	--		--
President Worldwide Sales	1,896	7,585	(25)	31.85	March 7, 2023	--		--
and Exhibitor Relations,		9,109	(26)	32.45	March 7, 2024	--		--
Executive Vice President						6,122	(27)	141,724	(3)
						7,512	(28)	173,903	(3)

(1)	39,640 of the stock options will vest on May 1, 2018; December 31, 2018; September 1, 2019 and December 31, 2019 and 39,639 on each of September 1, 2018 and May 1, 2019.
(2)	The RSUs will vest and be converted to Common Shares on December 9, 2018.
(3)	Market value of the RSUs is based on the closing price of the Common Shares on the NYSE on December 31, 2017 ($23.15).
(4)

65,280 of the RSUs will vest and be converted to Common Shares on January 1, 2018; and 21,761 on each of May 1, 2018; September 1, 2018; December 31, 2018; May 1, 2019; September 1, 2019 and December 31, 2019.

(5)	5,241 of the stock options will vest on each of August 8, 2018 and August 8, 2019.
(6)	7,567 of the stock options will vest on March 7, 2018; 9,459 on each of March 7, 2019 and March 7, 2020 and 11,351 on March 7, 2021.
(7)	3,905 of the RSUs will vest and be converted to Common Shares on each of August 8, 2018 and August 8, 2019.
(8)	6,240 of the RSUs will vest and be converted to Common Shares on March 7, 2018; 7,801 on each of March 7, 2019 and March 7, 2020 and 9,360 on March 7, 2021.
(9)	The stock options will vest on March 7, 2018.
(10)	45,396 of the stock options will vest on September 1, 2018 and 45,395 on September 1, 2019.
(11)	57,003 of the stock options will vest on each of July 2, 2018 and July 2, 2019 and 57,004 on July 2, 2020.
(12)	8,876 of the RSUs will vest and be converted to Common Shares on March 7, 2018.
(13)	The RSUs will vest and be converted to Common Shares on December 9, 2018.
(14)	17,096 of the RSUs will vest and be converted to Common Shares on September 1, 2018; and 17,095 on September 1, 2019.
(15)	11,932 of the RSUs will vest and be converted to Common Shares on each of July 2, 2018 and July 2, 2020; and 11,931 on July 2, 2019.
(16)	The stock options will vest on February 21, 2018.
(17)	15,713 of the stock options will vest on each of March 7, 2018 and March 7, 2019.

(18)	13,701 of the stock options will vest on each of March 7, 2018; March 7, 2019 and March 7, 2020.
(19)	9,977 of the stock options will vest on each of March 7, 2018, March 7, 2019 and March 7, 2020; and 9,978 on March 7, 2021.
(20)	The RSUs will vest and be converted to Common Shares on February 21, 2018.
(21)	The RSUs will vest and be converted to Common Shares December 9, 2018.
(22)	6,213 of the RSUs will vest and be converted to Common Shares on each March 7, 2018 and March 7, 2019.
(23)	7,363 of the RSUs will vest and be converted to Common Shares on each of March 7, 2018 and March 7, 2019 and 7,362 on March 7, 2020.
(24)	8,089 of the RSUs will vest and be converted to Common Shares on each of March 7, 2018, March 7, 2019, and March 7, 2020 and 8,090 on March 7, 2021.
(25)	2,370 of the stock options will vest on each of March 7, 2018; March 7, 2019 and 2,845 on March 7, 2020.
(26)	1,822 of the stock options will vest on March 7, 2018; 2,277 on each of March 7,2019 and March 7, 2020 and 2,733 on March 7, 2021.
(27)	1,913 of the RSUs will vest and be converted to Common Shares on each of March 7, 2018 and March 7, 2019 and 2,296 on December 1, 2019.
(28)	1,502 of the RSUs will vest and be converted to Common Shares on March 7, 2018, 1,878 on each of March 7, 2019 and March 7, 2020; and 2,254 on March 7, 2021.

All stock options and RSUs in the “Outstanding Equity Awards at Fiscal Year-End” table were granted under the Stock Option Plan (the “SOP”) or IMAX LTIP as described above in “Compensation Discussion and Analysis – Long-Term Incentive Compensation”.

2017 OPTION EXERCISE AND STOCK VESTED

The following table sets forth information relating to the exercise of stock options and the vesting of RSUs during the fiscal year ended December 31, 2017 for each of the NEOs on an aggregated basis:

	Option Awards		Stock Awards
Name and Principal Position of Named Executive Officer	Number of Shares Acquired on Exercise of Options (#)	Value Realized on Option Exercise (1) ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting (2) ($)
Richard L. Gelfond	--	--	64,742	1,537,623
Chief Executive Officer
and Director
Patrick McClymont	--	--	3,905	80,638
Chief Financial Officer and
Executive Vice President
Greg Foster	250,000	3,467,814	41,072	1,055,937
Chief Executive Officer, IMAX
Entertainment and Senior
Executive Vice President,
IMAX Corporation and Director
Robert D. Lister			26,484	793,109
Chief Legal Officer and Senior
Executive Vice President,
IMAX Corporation
Don Savant	1,485,000 (3)	2,467,268 (4)	1,531	49,681
President Worldwide Sales and Exhibitor Relations,
Executive Vice President

(1)

The value realized on exercise of a stock option represents the difference between the option exercise price and the actual sale price (with no deductions for sales commissions or brokerage fees) of the Common Shares upon exercise.

(2)	The value realized is based on the closing price of our Company’s Common Shares on the NYSE on the vesting date.
(3)	Mr. Savant’s shares acquired were in connection with his exercise of options of IMAX China Holding, Inc., a subsidiary of the Company.
(4)

Mr. Savant’s value realized in connection with his exercise of IMAX China options was 19,226,565 Hong Kong Dollars. The amount shown was converted from Hong Kong to U.S. dollars using the average exchange rate between those two currencies for 2017.

2017 PENSION BENEFITS

The following table sets forth information relating to each defined benefit pension plan that provides for payments or other benefits at, following, or in connection with retirement, as of December 31, 2017:

Name and Principal Position of Named Executive Officer	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefits (1) ($)	Payments During Last Fiscal Year ($)
Richard L. Gelfond	Supplemental Executive Retirement Plan	16.5	20,298,168	--
Chief Executive Officer and Director	Post-Retirement Medical Benefits	--	442,000	--

(1)

See note 20(a) to the audited consolidated financial statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for certain assumptions used to calculate the present value of accumulated benefits.

Our SERP is an unfunded defined benefit pension plan covering Mr. Gelfond, which was established in 2000. The SERP provides for a lifetime retirement benefit from age 55, equal to 75% of Mr. Gelfond’s best average 60 consecutive months of earnings over his employment history. We and Mr. Gelfond have agreed that no compensation earned beginning in 2011 is to be included in calculating his benefit payments under the SERP. In 2006, in order to reduce ongoing pension costs to the Company, Mr. Gelfond agreed to a reduction in the cost of living adjustment and surviving spouse benefits previously owed to him under the SERP, subject to the recoupment of a percentage of such benefits upon a change-in-control of the Company while Mr. Gelfond is employed by the Company. The benefits were 50% vested as at July 2000, the SERP initiation date. The vesting percentage increased on a straight-line basis from inception until age 55. Mr. Gelfond’s SERP benefits became 100% vested on July 10, 2010.

The value of Mr. Gelfond’s pension benefits under the SERP decreased by $1,358,402 compared to December 31, 2016 values, primarily due to an increase in the assumed lump sum conversion rate, offset by the effect of a one-year delay in the benefit commencement date. See note 20(a) to the audited consolidated financial statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for more information related to this calculation.

We also maintain an unfunded post-retirement medical benefits plan covering Mr. Gelfond. This plan provides that we will maintain retiree health benefits for Mr. Gelfond until he becomes eligible for Medicare and, thereafter, we will provide Medicare supplemental coverage as selected by Mr. Gelfond. If the foregoing coverage is not permitted, Mr. Gelfond will be entitled to an annual cash payment equal to the value of such coverage. Mr. Gelfond is fully vested in this plan.

Further descriptions of the SERP, the unfunded post-retirement medical benefits plan and our defined contribution plans are summarized above in “Compensation Discussion and Analysis – Retirement and Pension Plans”.

2017 DEFERRED COMPENSATION TABLE

The following table sets forth information regarding aggregate Company contributions and earnings in 2017, as well as the year-end account balance, for the Foster Retirement Plan.

Participant	Plan Name	Executive Contributions in Last Fiscal Year ($)	Company Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Balance as of December 31, 2017 ($)
Greg Foster Chief Executive Officer, IMAX Entertainment and Senior Executive Vice President, IMAX Corporation and Director	Foster Retirement Plan	--	1,000,000 (1)	--	895,812 (2)

(1)

Of the Company’s $1 million contribution to the Foster Retirement Plan, $500,000 was accrued in 2016 and reported under Mr. Foster’s “All Other Compensation” for such year, although due to timing differences such amount was not credited to Mr. Foster’s account until 2017. The remaining $500,000 was contributed in 2017 and is reported under Mr. Foster’s “All Other Compensation” for such year.

(2)

This represents the net cash value of the Foster Retirement Plan as of December 31, 2017. The $1 million credited on Mr. Foster’s behalf was reduced by an amount corresponding to premiums and associated costs in connection with the corporate owned life insurance policy described above.

Under the terms of the Foster Retirement Plan, an amount equal to 100% of Mr. Foster’s base salary for each year of his employment term, up to a total contribution of $3,150,000, will be credited to Mr. Foster’s account in installments set forth in Mr. Foster’s employment agreement. Mr. Foster’s interest in the Foster Retirement Plan will vest in 25% increments on July 2 of 2019, 2022, 2025 and 2027, but will vest in full if Mr. Foster’s employment terminates under specified circumstances, including if the Company terminates his employment without cause, if he resigns for good reason, or if the Company does not offer to renew Mr. Foster’s employment on terms substantially similar to those set forth in his current employment agreement and, as a result, Mr. Foster incurs a separation from service.

A corporate owned life insurance policy was purchased through Northwestern Mutual on the life of Mr. Foster. If Mr. Foster dies prior to his 66th birthday, Mr. Foster’s designated beneficiaries will receive a death benefit of $5.5 million, through an Endorsed Method Split-Dollar Agreement, and the above Foster Retirement Plan will no longer be an obligation of the Company.

PAY RATIO DISCLOSURE

The Dodd-Frank Act requires us to disclose the ratio of the CEO’s annual total compensation to that of the Company’s global median employee (excluding the CEO).

To determine the median employee, we prepared a list of our global employee population as of December 31, 2017. We included all employees, whether employed on a full-time, part-time, or seasonal basis. We excluded non-US locations under the de minimis exclusion to the extent that the total number of employees excluded in these locations in aggregate did not exceed 5% of our total employee population. We excluded a total of approximately one employee in Austria, one employee in Hungary, four employees in Ireland, eight employees in Japan, three employees in the Philippines, nine employees in the Russian Federation, two employees in the United Arab Emirates and 11 employees in the United Kingdom. Without applying the de minimis exclusion, we had a total of 755 employees as of

December 31, 2017. With the de minimis exclusion, we had a total of 716 employees as of December 31, 2017.

We established a consistently applied compensation measure inclusive of base pay, overtime, incentives, and equity grants, all of which are widely disseminated elements of compensation. Our population was evaluated as of December 31, 2017, and reflects paid compensation from January 1, 2017, through December 31, 2017. We annualized compensation for employees newly hired in 2017. Non-US compensation was converted to US dollars based on the average applicable exchange rates during 2017. Based on this methodology, we identified the median employee.

After identifying the median employee, we then determined the annual total compensation for the median employee. In making this determination, we used the Summary Compensation Table definition of annual total compensation, and added to that number the monetary value of compensation under non-discriminatory benefit plans, as permitted by the rules. This resulted in annual total compensation for the median employee of $74,511. We used the same approach for our CEO, which resulted in annual total compensation of $5,467,429 (which is $33,265 higher than the amount reported in the 2017 Summary Compensation Table, reflecting the value of benefits under non-discriminatory benefit plans). The resulting ratio is 73:1.

The ratio is a reasonable estimate calculated in a manner consistent with Item 402(u) of SEC Regulation S-K. Given the rule’s flexibility, the method the Company used to determine the median employee may be different from its peers, so the ratios may not be comparable.

EMPLOYMENT AGREEMENTS AND POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE-IN-CONTROL

While we have no formal severance plans, we have entered into written employment agreements or written offer letters with certain of our executive officers, including each of the NEOs, which require us to make payments to the NEOs in the event of the termination of their employment in various circumstances, including in the event of a change-in-control, as further described below. These employment agreement provisions are intended to attract, retain and motivate employees, provide stability and continuity among our senior executives, and ensure that our executive officers are able to devote their full time and attention to our operations in the event of an actual or potential change-in-control.

In addition to the contractual rights of the NEOs described below, all of the NEOs hold equity awards granted under the IMAX LTIP and/or the SOP. The SOP was the primary equity vehicle prior to the original adoption of the IMAX LTIP in 2013. The IMAX LTIP and the SOP describe the impact of certain separation events on equity awards granted under the IMAX LTIP and/or the SOP unless provisions in the individual NEO’s employment arrangement override the terms of the relevant plan. The general termination-related provisions under the IMAX LTIP and the SOP are as follows:

•

Termination without cause; voluntary resignation; death/disability: If the participant’s employment, consulting arrangement or term of office is terminated without cause or by reason of the participant’s voluntary resignation, death or permanent disability, (i) unvested equity awards will be cancelled, and (ii) the participant (or the participant’s estate) will be generally entitled to exercise any vested stock options for a period of thirty days, or such longer period as the Board of Directors or Compensation Committee determines, following the date of termination of employment. Under the IMAX LTIP, in the event of a participant’s death or permanent disability, a portion of any unvested equity awards will vest such that, when combined with the participant’s previously vested equity awards, an aggregate of 50% of the equity awards granted to the participant will have vested.

•	Termination with cause: If the participant’s employment, consulting arrangement or term of office is terminated with cause, the participant’s vested and unvested equity awards will be cancelled.

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Termination upon change-in-control: A change-in-control of the Company in itself will have no effect on equity awards granted under the IMAX LTIP or the SOP. However, all outstanding unvested equity awards will immediately vest and become fully exercisable in the event that, following the occurrence of a change-in-control, any of the following events occur within 24 months of the change-in-control: (i) the termination of the participant’s employment without cause, (ii) the diminution of the participant’s title and/or responsibilities, or (iii) the participant being asked to relocate more than twenty-five miles from his or her existing office. In addition, all outstanding unvested equity awards granted under the IMAX LTIP will immediately vest and become fully exercisable in the event that, following a change-in-control, the successor entity does not assume or provide a substitute for such equity awards on substantially the same terms and conditions.

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For purposes of the IMAX LTIP, the following are considered to be a change-in-control: (i) any person becoming the beneficial owner of 35% or more of the Company’s securities; (ii) a change in the majority of the Board of Directors; (iii) completing certain reorganization, merger, or consolidation transactions or a sale of all or substantially all of the Company’s assets; or (iv) the complete liquidation or dissolution of the Company.

-	For purposes of the SOP, a change-in-control is defined as any person other than Richard Gelfond and Bradley Wechsler acquiring greater than 50% of the outstanding Common Shares of the Company.

If the participant is a party to an employment agreement with the Company or any of its subsidiaries and breaches any of the restrictive covenants in such agreement, the participant’s unexercised stock options or unvested RSUs will be cancelled. In certain cases, an NEO’s equity awards are controlled by the terms of his employment agreement; in the event of a conflict between such employment agreement and the terms of the IMAX LTIP or SOP, the terms of the employment agreement will prevail. Any provision in an NEO employment arrangement that departs from the terms of the IMAX LTIP or the SOP is noted below.

The analysis below sets forth the amount of compensation that would become payable to each of the NEOs under existing arrangements if the hypothetical termination of employment events described had occurred on December 31, 2017. We caution that the actual amounts that would be paid upon an NEO’s termination of employment can be determined only at the time of such individual’s separation from the Company. To the extent that the calculated amounts relate to awards of stock options or RSUs, we have based the valuation on the closing price of our common stock on December 31, 2017, which was $23.15.

Richard L. Gelfond

Chief Executive Officer and Director

Summary of employment agreement

The details of Mr. Gelfond’s employment are set forth in an employment agreement dated November 8, 2016 (the “Gelfond Agreement”). The Gelfond Agreement provides for a three-year employment term, which began on January 1, 2017 and which expires on December 31, 2019. Mr. Gelfond’s base salary is equal to $1.2 million during each year of the term, and he is eligible to receive an annual cash bonus with a target equal to his base salary, and a maximum equal to two times his base salary. Mr. Gelfond’s bonus is granted at the discretion of the Compensation Committee and is based upon our success in achieving certain goals and objectives. Mr. Gelfond’s agreement contains: (i) a customary non-competition provision; and (ii) a provision requiring Mr. Gelfond to provide us with consulting services following the expiration of his employment.

Mr. Gelfond has received grants of RSUs and stock options under the Gelfond Agreement, as well as under his prior employment agreements. Mr. Gelfond’s equity awards outstanding as of December 31, 2017, and their respective exercise prices and expiration dates, are set forth above in “Outstanding Equity Awards at Fiscal Year-End”.

The Gelfond Agreement contemplates three stock option grants, each with a grant date fair value equal to $3.3 million: (i) the first stock option grant was made on January 3, 2017 (the “2017 Options”); (ii) the second stock option grant was made on January 2, 2018 (the “2018 Options”); and (iii) the third stock option grant will be made as soon as practicable after January 1, 2019 (the “2019 Options”). The 2018 Options will vest in six equal installments; and the 2019 Options will vest in three equal annual installments, in each case from the applicable grant date through the remainder of the employment term.

In 2000, we created a defined benefit pension plan, the SERP, to provide benefits for Mr. Gelfond upon his retirement, resignation or termination other than with cause. See “Compensation Discussion and Analysis – Retirement and Pension Plans” on page 30 for a description of the SERP. Mr. Gelfond is fully vested in his benefits under the SERP. We and Mr. Gelfond have agreed that any compensation earned since January 1, 2011 will not be included in calculating his benefit payments under the SERP. Mr. Gelfond is also entitled to retiree health benefits for himself and his eligible dependents until he becomes eligible for Medicare and, thereafter, Medicare supplemental coverage selected by Mr. Gelfond, or if such coverage is not permitted, an annual cash payment equal to the value of such coverage.

We have agreed to reimburse Mr. Gelfond for the premiums related to a $15 million term life insurance policy that became effective in January 2010. In 2017, we reimbursed Mr. Gelfond for $33,818 in annual premiums.

Mr. Gelfond’s entitlements upon various terminations of employment scenarios are described below. In all scenarios, Mr. Gelfond would receive his accrued and unpaid salary, perquisites and business expenses and any outstanding vacation pay within 30 days of such termination.

Resignation without good reason

If, prior to the expiration of his employment term, Mr. Gelfond were to resign other than for good reason, his outstanding unvested stock options and RSUs would be cancelled. All vested stock options granted pursuant to the Gelfond Agreement would remain exercisable for the shorter of: (i) their original term; and (ii) two years. In the event of a resignation without good reason, Mr. Gelfond would have no further right to receive any other compensation or benefits.

If Mr. Gelfond resigned without good reason as of December 31, 2017, he would have been entitled to an estimated lump sum payment of $20,298,168, reflecting the value of his vested SERP. He would also be entitled to ongoing retiree health benefits, the estimated value of which was $442,000 as of December 31, 2017.

Termination with cause

If Mr. Gelfond’s employment were terminated with cause, his outstanding unvested stock options and RSUs would be cancelled. All vested stock options would remain exercisable for the shorter of: (i) their original term; and (ii) ninety (90) days. In such case, Mr. Gelfond would forfeit his benefits under the SERP, and he would not receive any further compensation under the Gelfond Agreement. Mr. Gelfond would, however, be entitled to receive retiree health benefits. If Mr. Gelfond had been terminated with cause as of December 31, 2017, the estimated value of retiree health benefits to which Mr. Gelfond would have been entitled was $442,000.

Termination without cause/resignation for good reason

If Mr. Gelfond’s employment were terminated without cause or if he were to resign with good reason, Mr. Gelfond would continue to receive his base salary, automobile allowance and benefits for the greater of: (i) the remainder of his employment term; and (ii) twelve months. Mr. Gelfond would also receive any earned but unpaid bonus for time worked through the termination date, as well as an amount equal to a full or pro-rated target bonus for each full or partial year remaining in the severance period.

In addition, all of Mr. Gelfond’s unvested stock options and RSUs would immediately vest. In such case, (i) the 2017 Options would remain exercisable for the shorter of their original term and five years; (ii) the 2018 Options would remain exercisable for the shorter of their original term and four years; and (iii) the 2019 Options, if granted, would remain exercisable for the shorter of their original term and three years.

If Mr. Gelfond’s employment had been terminated without cause other than upon a change-in-control, or if he had resigned with good reason, as of December 31, 2017, he would have been entitled to estimated severance payments totaling $4,833,843 (this amount does not include Mr. Gelford’s bonus earned for 2017 and reported in the 2017 Summary Compensation Table on page 35). He also would have received an estimated lump sum payment of $20,298,168 reflecting the value of his vested SERP. Mr. Gelfond would also have realized the intrinsic value of the accelerated vesting of his unvested, in-the-money, stock options and RSUs in an amount estimated at $6,032,612 calculated using the December 31, 2017 closing price of the Common Shares ($23.15). He would also be entitled to ongoing retiree health benefits, the estimated value of which was $442,000 as of December 31, 2017.

Payments upon a change-in-control

Upon a sale of the Company, Mr. Gelfond would be entitled to receive a cash bonus (the “Sale Bonus”) in an amount equal to the product of (a) 0.375% and (b) the amount by which the sale or liquidation transaction imputes an equity value in excess of Cdn$150,000,000 to the Common Shares originally issued by the Company (on a fully diluted basis but excluding the Common Shares issued upon the conversion of the Class B convertible preferred shares of the Company formerly outstanding which were converted into Common Shares on June 16, 1994 and the Common Shares issuable upon the exercise of warrants previously owned by Messrs. Gelfond and Wechsler). The Sale Bonus provisions date back to Mr. Gelfond’s and Mr. Wechsler’s original employment agreements in connection with their 1994 acquisition of the Company, and would be paid as a result of the Company’s having reached an imputed equity value in excess of Cdn$150,000,000.

If the sale of the Company would have occurred on December 31, 2017, we estimate that the Sale Bonus would have been between $1,892,065 and $4,845,488, depending upon the equity assumptions used in the relevant calculations.

In addition, following a change-in-control, Mr. Gelfond would receive a cash incentive bonus (the “Incentive Bonus”) equal to the product of (a) 225,000 and (b) the difference between the closing price of the Common Shares upon such change-in-control and the closing price of the Common Shares on March 10, 2006, which was $10.67. If there had been a change-in-control of the Company on December 31, 2017, the Incentive Bonus would have been $2,808,000, based on the closing price of the Common Shares on that date ($23.15). The Incentive Bonus provision dates back to the extension of Mr. Gelfond’s employment pursuant to a March 8, 2006 amendment agreement.

Upon a change-in-control, Mr. Gelfond’s benefits under the SERP would be accelerated and become payable. In addition, Mr. Gelfond would be entitled to the recoupment of certain additional benefits under his SERP entitlement. As discussed above, the SERP was created in 2000, and Mr. Gelfond became fully vested in its benefits in 2010. In 2006, in order to reduce ongoing pension costs to the Company, Mr. Gelfond agreed to a reduction in the cost of living adjustment and surviving spouse benefits previously owed to him under the SERP, subject to the recoupment of a percentage of such benefits upon a change-in-control of the Company while Mr. Gelfond is employed by the Company. As of December 31, 2017, the value of this recoupment of benefits would have been $3,790,490.

If the change-in-control is by way of a stock-for-stock merger, all of Mr. Gelfond’s outstanding unvested stock options will vest and be converted at the stock merger conversion ratio into stock options of the acquiring company (if it is public) or be cashed out (if the acquiring company is not public). Mr. Gelfond did not have any unvested, in-the-money stock options as of December 31, 2017.

If a change-in-control had occurred on December 31, 2017, the aggregate payment that Mr. Gelfond would have been entitled to receive, taking into account the Incentive Bonus, the Sale Bonus, the value of his vested SERP benefit and the recoupment of certain SERP benefits, all of which, as noted above, date back to prior employment agreements with Mr. Gelfond from 1994, 2000 and 2006, would have been between $28,788,723 and $31,742,146, depending on the equity assumptions used in calculating the Sale Bonus.

If Mr. Gelfond’s employment were terminated without cause or if he were to resign with good reason following a change-in-control of the Company before the grants of the 2018 Options and 2019 Options were made, then, in addition to the benefits and payments set forth above under “Termination without cause/resignation for good reason,” Mr. Gelfond would receive a cash payment equal to $6,600,000 in respect of such options.

Non-renewal of employment agreement / retirement

If, following the expiration of the term of the Gelfond Agreement, we do not offer Mr. Gelfond continued employment on terms substantially similar to the Gelfond Agreement, or if Mr. Gelfond elects to retire at the end of the term, his outstanding unvested stock options and RSUs, if any, would be cancelled. In addition, (i) the 2017 Options would remain exercisable for the shorter of: their original term, and five years; (ii) the 2018 Options would remain exercisable for the shorter of: their original term, and four years; and (iii) the 2019 Options would remain exercisable for the shorter of: their original term, and three years. Mr. Gelfond would also be entitled to a lump sum payment owing under the SERP, and would be entitled to receive retiree health benefits until he becomes eligible for Medicare. Thereafter, Mr. Gelfond would be entitled to Medicare supplement coverage. In addition, for a period of twelve months from the date of non-renewal or retirement, we have agreed to provide Mr. Gelfond with office space, a full-time assistant and continued automobile benefits.

Patrick McClymont

Chief Financial Officer and Executive Vice President

Summary of employment agreement

The details of Mr. McClymont’s employment are set forth in an employment agreement dated June 6, 2016 (the “McClymont Agreement”). Mr. McClymont’s employment term, which commenced on August 8, 2016, extends through August 8, 2019. Under the terms of the McClymont Agreement, Mr. McClymont’s base salary is $675,000, and he is entitled to participate in the Management Bonus Plan with a target annual bonus equal to 70% of his base salary.

Pursuant to the McClymont Agreement, Mr. McClymont has received certain RSU and stock option grants in 2016 and 2017. Mr. McClymont’s equity awards outstanding as of December 31, 2017 and their respective exercise prices and expiration dates are set forth above in “Outstanding Equity Awards at Fiscal Year-End”. In addition, Mr. McClymont has received or will receive additional equity grants in March 2018 and March 2019, each with a grant date fair value equal to $1.35 million and comprised of 25% stock options and 75% RSUs. The 2018 and 2019 equity grants will each vest: (i) 20% on the first anniversary of the applicable grant date; (ii) 25% on the second anniversary of the applicable grant date; (iii) 25% on the third anniversary of the applicable grant date; and (iv) 30% on the fourth anniversary of the applicable grant date.

Mr. McClymont is also subject to customary non-solicitation and non-competition provisions.

Voluntary retirement or resignation

Upon a retirement or resignation, Mr. McClymont would be entitled to receive his accrued and unpaid salary, perquisites and business expenses and any outstanding vacation pay within 30 days of such retirement or resignation.

Termination with cause

Upon a termination with cause, Mr. McClymont would be entitled to receive his accrued and unpaid salary, perquisites and business expenses and any outstanding vacation pay within 30 days of such termination.

Termination without cause / resignation for good reason

In the event of a termination without cause or a resignation for good reason, Mr. McClymont would be entitled to receive his accrued and unpaid salary, perquisites and business expenses, any outstanding vacation pay, and any earned but unpaid bonus in respect of the year prior to termination, in each case within 30 days of such termination or resignation. In addition, Mr. McClymont would be entitled to receive his annual base salary, automobile payments and benefits for a period equal to (i) fifteen months, if the termination without cause or resignation for good reason were to occur on or before February 8, 2018; or (ii) twelve months, if the termination without cause or resignation for good reason were to occur thereafter. In addition, Mr. McClymont would also receive any earned but unpaid bonus for time worked through the termination date, as well as an amount equal to a full or pro-rated target bonus for each full or partial year remaining in the severance period.

If Mr. McClymont’s employment had been terminated without cause or he had resigned for good reason as of December 31, 2017, he would have been entitled to receive estimated severance payments totaling $1,510,149 (this amount does not include Mr. McClymont’s bonus earned for 2017 and reported in the 2017 Summary Compensation Table on page 35).

Termination without cause upon a change-in-control

If, within 24 months following a change-in-control of the Company, Mr. McClymont’s employment were terminated without cause or Mr. McClymont were to resign for good reason, and at such time one or more equity grants contemplated by the McClymont Agreement had not yet been made, Mr. McClymont would receive a cash payment equal to $1.35 million in lieu of all such remaining grants. For purposes of the McClymont Agreement, a non-renewal of the agreement within 24 months following a change-in-control shall be deemed a termination without cause. Mr. McClymont also would be entitled to the accelerated vesting of his unvested stock options and RSUs, pursuant to the terms of the IMAX LTIP.

If Mr. McClymont’s employment had been terminated without cause, or he resigned with good reason, upon a change-in-control as of December 31, 2017, he would have been entitled to receive estimated severance payments totaling $1,510,419, as well as a payment of $1.35 million in respect of all remaining equity grants. Mr. McClymont would also have realized the intrinsic value of the accelerated vesting of his unvested, in-the-money, stock options and RSUs in an amount estimated at $903,128, calculated using the December 31, 2017 closing price of the Common Shares ($23.15).

Greg Foster

Chief Executive Officer, IMAX Entertainment and Senior Executive Vice President, IMAX Corporation and Director

Summary of employment agreement

The details of Mr. Foster’s employment are set forth in an employment agreement dated September 1, 2016 (as amended, the “Foster Agreement”). Mr. Foster’s employment term was made effective as of July 2, 2016, and extends through December 31, 2018. Pursuant to the Foster Agreement, Mr. Foster’s annual salary was increased to $1 million, which increased to $1.05 million effective July 2, 2017, and shall further increase to $1.1 million effective July 2, 2018. Mr. Foster is eligible to participate in the Management Bonus Plan, with a target annual performance bonus equal to 100% of his base salary.

Pursuant to the Foster Agreement, we established the Foster Retirement Plan for Mr. Foster’s benefit and agreed to contribute during each year of the term an aggregate amount equal to Mr. Foster’s base salary for such year, for a total contribution of $3,150,000 in installments set forth in the Foster Agreement (the “Aggregate Contribution”). Mr. Foster’s interest in the Foster Retirement Plan will vest in 25% increments on July 2 of each of 2019, 2022, 2025 and 2027, in each case assuming continued employment. In the event Mr. Foster’s employment terminates under specified circumstances, including if Mr. Foster is terminated without cause or he resigns for good reason, we will contribute up to an additional $1 million to the plan, but in no event in excess of the Aggregate Contribution, and Mr. Foster’s interest in the amounts so contributed will vest in full. We have also agreed to continue to pay up to $135,000 in life insurance premiums for the first two years of the employment term, which amounts are owed to Mr. Foster under a prior employment agreement. The final premium payment was paid in 2017.

Pursuant to the Foster Agreement, Mr. Foster has received grants of stock options and RSUs. Mr. Foster’s equity awards outstanding as of December 31, 2017 and their respective exercise prices and expiration dates are set forth above in “Outstanding Equity Awards at Fiscal Year-End”. In addition, in July 2018, Mr. Foster will receive an additional RSU grant, with a grant date fair value of $787,500, and an additional stock option grant, with a grant date fair value of $1.05 million. The 2018 grants will vest in three equal annual installments beginning on the first anniversary of the applicable grant date.

Mr. Foster is subject to customary non-solicitation provisions.

Voluntary retirement or resignation

Upon a retirement or resignation, Mr. Foster would be entitled to receive his accrued and unpaid salary, perquisites and business expenses and any outstanding vacation pay for the year of retirement or resignation within 30 days of such resignation or termination. Mr. Foster would also forfeit his interest in the Foster Retirement Plan.

Termination with cause

Upon a termination with cause, Mr. Foster would be entitled to receive his accrued and unpaid salary, perquisites and business expenses and any outstanding vacation pay for the year of termination within 30 days of such termination. Mr. Foster would also forfeit his interest in the Foster Retirement Plan.

Termination without cause / resignation for good reason

If Mr. Foster’s employment were terminated without cause or if he were to resign with good reason, Mr. Foster would continue to receive his base salary, automobile allowance, medical and fringe benefits for the greater of: (i) the remainder of his employment term; and (ii) twelve months. Mr. Foster would also receive any earned but unpaid bonus for time worked through the termination date, as well as an amount equal to a full or pro-rated target bonus for each full or partial year remaining in the severance period. We would also continue to make contributions to the Foster Retirement Plan during the severance period up to a maximum of $1 million, but in no event exceeding the Aggregate Contribution.

If Mr. Foster’s employment had been terminated without cause, or if he had resigned for good reason, as of December 31, 2017, Mr. Foster would have been entitled to receive an estimated payment of $3,423,118. This amount includes $30,000, which represents Mr. Foster’s fringe benefits, severance payments totaling $2,213,118 (this amount does not include Mr. Foster’ bonus earned for 2017 and reported in the 2017 Summary Compensation Table on page 35), and the contribution of an additional $1 million to the Foster Retirement Plan, in which Mr. Foster’s interest would vest in full.

Termination without cause upon a change-in-control

If, within 24 months following a change-in-control of the Company, Mr. Foster’s employment were terminated without cause or Mr. Foster were to resign for good reason, Mr. Foster would be entitled to receive the payments set forth above under “Termination without cause / resignation for good reason”. In addition, Mr. Foster also would be entitled to the accelerated vesting of his unvested stock options and RSUs, pursuant to the terms of the IMAX LTIP and SOP.

If Mr. Foster’s employment had been terminated without cause, or he resigned with good reason, upon a change-in-control as of December 31, 2017, he would have been entitled to receive an estimated payment of $3,243,118. This amount includes $30,000, which represents Mr. Foster’s fringe benefits, severance payments totaling $2,213,118, and the contribution of an additional $1 million to the Foster Retirement Plan, in which Mr. Foster’s interest would vest in full. In addition, Mr. Foster would also have realized the intrinsic value of the accelerated vesting of his unvested, in-the-money, stock options and RSUs in an amount estimated at $2,172,190, calculated using the December 31, 2017 closing price of the Common Shares ($23.15).

Non-renewal of employment agreement

If, following the expiration of Mr. Foster’s employment term, we do not offer Mr. Foster continued employment on terms substantially similar to the Foster Agreement, and Mr. Foster incurs a separation from service, Mr. Foster would be entitled to receive any earned but unpaid bonus for time worked through the termination date. In addition, for a period of 18 months following Mr. Foster’s separation: (i) Mr. Foster and his dependents would continue to receive medical benefits, and (ii) we would reimburse up to $50,000 in business expenses, including office rent and administrative assistance. In the event of a non-renewal, Mr. Foster has agreed to provide assistance to the Company in finding a successor and assisting with transition of his role. A non-renewal would also lead to the accelerated vesting of Mr. Foster’s interest in the Foster Retirement Plan.

Robert D. Lister

Chief Legal Officer & Senior Executive Vice President, IMAX Corporation

Summary of employment agreement

On December 15, 2017, we and Mr. Lister entered into a new employment agreement (the “Lister Agreement”), as his prior agreement was set to expire on December 31, 2017. Under the Lister Agreement, Mr. Lister’s employment has been extended for three years, with a term of January 1, 2018 through December 31, 2020.

Pursuant to the Lister Agreement, Mr. Lister’s base salary is equal to $700,000, and is subject to annual review. Mr. Lister is entitled to continue to participate in the Management Bonus Plan, with a target annual performance bonus of 60% of his base salary. Mr. Lister has received grants of RSUs and stock options under his prior agreements. Mr. Lister’s equity awards outstanding as of December 31, 2017 and their respective exercise prices and expiration dates are set forth above in “Outstanding Equity Awards at Fiscal Year-End.”

In addition, under the terms of the Lister Agreement, Mr. Lister is entitled to receive a grant of stock options and RSUs each year during his employment term, with an aggregate grant date fair market value of $1,400,000 (the “2018 Lister Equity Grants”; the “2019 Lister Equity Grants” and the “2020 Lister Equity Grants”, as the context requires). The Lister Equity Grants will be composed of 25% stock options and 75% RSUs and vest in four equal annual installments beginning on the first anniversary of the applicable grant date.

Mr. Lister is subject to customary non-solicitation and non-competition provisions.

Voluntary retirement or resignation

Upon retirement or resignation, Mr. Lister would be entitled to receive accrued and unpaid salary, perquisites and business expenses, any outstanding vacation pay, any earned but unpaid bonus in respect of the year prior to retirement or resignation, and a pro-rated target bonus for the year of retirement or resignation, in each case within 30 days of such retirement or resignation.

Termination with cause

Upon a termination with cause Mr. Lister would be entitled to receive accrued and unpaid salary, perquisites and business expenses, any outstanding vacation pay, any earned but unpaid bonus in respect of the year prior to termination, and a pro-rated target bonus for the year of termination, in each case within 30 days of such termination.

Termination without cause / resignation for good reason

In the event of a termination without cause or a resignation for good reason, Mr. Lister would be entitled to receive accrued and unpaid salary, perquisites and business expenses, any outstanding vacation pay, and any earned but unpaid bonus in respect of the year prior to termination, in each case within 30 days of such termination.

In addition, Mr. Lister would be entitled to receive (a) his base salary, automobile allowance and benefits for the greater of (i) the remainder of his employment term and (ii) 18 months; and (b) a cash payment equal to any earned but unpaid bonus for time worked through the termination date, as well a full or pro-rated target bonus for each remaining year of the term (collectively, the “Lister Severance Payments”). In the event Mr. Lister were not permitted to continue his participation in our medical plans, Mr. Lister would be entitled to a cash payment equal to the value of the benefit continuation, payable in three semi-annual installments.

Mr. Lister also would be entitled to the accelerated vesting of all granted but unvested stock options and RSUs. With respect to Lister Equity Grants not yet granted, if the termination without cause or resignation for good reason were to occur (i) prior to the 2019 Lister Equity Grants, the option portion of the 2019 Lister Equity Grants would be forfeited and the RSU portion of the 2019 Lister Equity Grants would be granted with immediate vesting; and (ii) prior to the 2020 Lister Equity Grants, the entire 2020 Lister Equity Grants would be forfeited. Following a termination without cause or resignation for good reason, Mr. Lister would have 12 months to exercise any vested stock options.

If Mr. Lister’s employment had been terminated without cause or if Mr. Lister had resigned with good reason as of December 31, 2017, he would have been entitled to receive an estimated payment of $6,445,432. This amount includes $3,548,548 in respect of the Lister Severance Payments (not including Mr. Lister’ bonus earned for 2017 and reported in the 2017 Summary Compensation Table on page 35), an estimated amount of $1,846,884 representing the intrinsic value of the accelerated vesting of his remaining unvested, in-the-money stock options and RSUs calculated using the December 31, 2017 closing price of the Common Shares ($23.15), and an amount equal to $1,050,000 representing the fair market value of the RSU portion of the 2019 Lister Equity Grant that would be granted with immediate vesting.

Termination without cause upon a change-in-control

If, within 24 months following a change-in-control of the Company, Mr. Lister’s employment were terminated without cause or Mr. Lister were to resign for good reason, Mr. Lister would be entitled to receive accrued and unpaid salary, perquisites and business expenses, any outstanding vacation pay and any earned but unpaid bonus in respect of the year prior to termination, in each case within 30 days of such termination. In addition, Mr. Lister would be entitled to receive the Lister Severance Payments.

Mr. Lister would also be entitled to the accelerated vesting of his unvested Lister Equity Grants, and would be entitled to receive a cash payment equal to $1,400,000 for each annual Lister Equity Grant that had not been made as of the date of such termination or resignation for good reason. Mr. Lister would also be entitled to an incentive payment of $107,500.

If Mr. Lister’s employment had been terminated without cause, or if Mr. Lister had resigned with good reason following a change-in-control as of December 31, 2017, he would have been entitled to receive an estimated payment of $9,702,932. This includes Lister Severance Payments totaling $3,548,548, the incentive payment of $107,500, an additional payment of $3,150,000 (in respect of the Lister Equity Grants not granted as of such date), an estimated amount of $1,846,884 representing the intrinsic value of the accelerated vesting of his remaining unvested, in-the-money stock options and RSUs calculated using the December 31, 2017 closing price of the Common Shares ($23.15), and an amount equal to $1,050,000 representing the fair market value of the RSU portion of the 2019 Lister Equity Grant that would be granted with immediate vesting.

Non-renewal of employment agreement

If, following the expiration of Mr. Lister’s employment term, we do not offer Mr. Lister continued employment on terms substantially similar to the Lister Agreement and Mr. Lister incurs a separation from service, then for the non-renewal period described below, Mr. Lister would be entitled to receive: (i) his base salary, automobile allowance and benefits; and (ii) a cash payment equal to Mr. Lister’s target bonus for the length of the non-renewal period. In the event Mr. Lister were not permitted to continue his participation in our medical plans, Mr. Lister would be entitled to a cash payment equal to the value of the benefit continuation. The non-renewal period is equal to 12 months, except if the non-renewal occurs within 24 months following a change-of-control, then the non-renewal period will be equal to 18 months. In addition, following a non-renewal, any RSUs or stock option grants that remain unvested as of December 31, 2020, but which would have vested by March 31, 2021, would be accelerated to vest as of December 31, 2020. All other unvested options and RSUs would be forfeited.

Don Savant

President, Worldwide Sales and Exhibitor Relations

Summary of Employment Agreement

The details of Mr. Savant’s employment are set forth in an employment agreement dated March 23, 2018 (the “Savant Agreement”). The Savant Agreement was made effective to February 15, 2018 and provides for an employment term through December 31, 2018. Under the Savant Agreement, Mr. Savant’s base salary is equal to $250,000, and he is eligible to participate in the Commission Plans described above. As a result of Mr. Savant’s participation in the Commission Plans, he is not eligible to participate in the Management Bonus Plan.

Mr. Savant has received grants of RSUs and stock options. Mr. Savant’s equity awards outstanding as of December 31, 2017 and their respective exercise prices and expiration dates are set forth above in “Outstanding Equity Awards at Fiscal Year-End.” In addition, in March 2018, Mr. Savant received an additional equity grant with an aggregate grant date fair market value of $325,000, consisting of 75% RSUs and 25% stock options, which vest pursuant to the Company’s standard vesting schedule.

Mr. Savant is subject to customary non-solicitation provisions.

Voluntary retirement or resignation

Upon a retirement or resignation, Mr. Savant would be entitled to receive his accrued and unpaid salary, perquisites and business expenses and any outstanding vacation pay within 30 days of such retirement or resignation.

In addition, Mr. Savant would be entitled to 50% of his ongoing commissions. If Mr. Savant had resigned as of December 31, 2017, the value of his ongoing commissions, after giving effect to the 50% reduction, would be $4,444,574.

Termination with cause

Upon a termination with cause, Mr. Savant would be entitled to receive his accrued and unpaid salary, perquisites and business expenses and any outstanding vacation pay within 30 days of such termination with cause. Mr. Savant would forfeit all ongoing commissions.

Termination without cause

In the event of a termination without cause, Mr. Savant would be entitled to receive his accrued and unpaid salary, perquisites and business expenses, and any outstanding vacation pay, in each case within 30 days of such termination without cause. In addition, Mr. Savant would be entitled to receive his annual base salary, automobile payments and benefits for a period equal to lesser of (i) six months and (ii) the remainder of Mr. Savant’s employment term. In addition, Mr. Savant would be entitled to 75% of his ongoing commissions.

Mr. Savant is required to mitigate his salary continuance by seeking alternative employment. If Mr. Savant obtains alternative employment, Mr. Savant’s salary continuance will be reduced on a dollar-for-dollar basis based on remuneration received from Mr. Savant’s next employer.

If Mr. Savant’s employment had been terminated without cause as of December 31, 2017, he would have been entitled to receive estimated severance payments totaling $136,068, plus 75% of his ongoing commissions, equal to $6,666,861.

Termination without cause upon a change-in-control

If, within 12 months following a change-in-control of the Company, Mr. Savant’s employment were terminated without cause, then in addition to the severance payments set forth above under “Termination without cause”, Mr. Savant would be entitled to 100% of his ongoing commissions.

If Mr. Savant’s employment had been terminated following a change of control as of December 31, 2017, he would have been entitled to receive estimated severance payments totaling $136,068, plus 100% of his ongoing commissions, equal to $8,889,148.

Non-renewal of employment agreement

If, following the expiration of Mr. Savant’s employment term, we do not offer Mr. Savant continued employment on terms substantially similar to his existing arrangement with the Company and Mr. Savant incurs a separation from service, he will be entitled to 75% of his ongoing commissions.

If, following expiration of Mr. Savant’s employment term, we offer Mr. Savant continued employment on terms substantially similar to his existing arrangement with the Company but Mr. Savant declines such offer, he will be entitled to 50% of his ongoing commissions.

Except as set forth above, Mr. Savant is not entitled to any additional compensation upon a non-renewal of his employment arrangement.

COMPENSATION OF DIRECTORS

Directors who are also employees of the Company receive no additional fees for service on the Board of Directors.

Our independent directors receive an annual retainer of $50,000. In addition, Committee Chairs receive the following annual retainers: the Audit Committee Chair receives $15,000 and the Compensation Committee Chair and the Governance Committee Chair each receive $10,000. Committee members also receive the following yearly retainers: Audit Committee members receive $10,000; Compensation Committee members receive $7,500; and Governance Committee members receive $5,000. Committee retainers are in addition to any applicable retainer for being a Committee Chair.

Each independent director is granted an annual grant of RSUs with a value of $125,000 on the date of the grant that will vest on the date of the grant. The Chairman of the Board is granted an annual grant of RSUs with a value of $170,000 on the date of the grant that will vest on the date of the grant. Each RSU represents the right to receive one Common Share.

Directors are reimbursed for expenses incurred in attending meetings of the Board of Directors and Committees of the Board of Directors.

The following table sets forth information relating to compensation of the directors for the fiscal year ended December 31, 2017:

Name	Fees Earned or Paid in Cash ($)		Stock Awards ($)(1)	All Other Compensation ($)	Total ($)

Bradley J. Wechsler(2)	230,000	(3)	170,002 (4)	63,737 (5)	463,739

Neil S. Braun(6)	65,000		124,998 (7)	--	189,118

Eric A. Demirian(8)	78,250		124,998 (7)	--	203,248

Kevin Douglas	54,270		124,998 (7)		179,268

David W. Leebron(9)	75,000		124,998 (7)	--	199,998

Michael Lynne	67,500		124,998 (7)	--	192,498

Michael MacMillan	55,000		124,998 (7)	--	179,998

Dana Settle	55,000		124,998 (7)	--	179,998

Darren Throop	57,500		124,998 (7)	--	182,492

(1)	As required by SEC rules, the “Stock Awards” column in this table reflect the aggregate grant date fair values of the RSU awards computed in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718 (with no reductions for expected forfeitures). See note 14(c) to the audited consolidated financial statements in Item 8 of our Annual Report on Form 10-K for the fiscal year ended December 31, 2017, for the assumptions used to calculate the fair value of the RSUs.
(2)	As of December 31, 2017, Mr. Wechsler held 24,000 stock options to purchase Common Shares in accordance with the SOP.
(3)	This amount represents the amount paid to Mr. Wechsler pursuant to the services agreement as described below.
(4)	Mr. Wechsler received a grant of 6,773 RSUs on June 14, 2017, in recognition of his position as Chairman of the Board. The RSUs vested on June 14, 2017.
(5)	This amount reflects: (i) $19,432 for personal use of a Company-provided automobile; (ii) $31,429 for retiree health benefit premiums and (iii) $12,876 for the supplemental health plan premiums.
(6)	As of December 31, 2017, Mr. Braun held 16,000 stock options to purchase Common Shares in accordance with the SOP.
(7)	The director received a grant of 4,980 RSUs on June 14, 2017. The RSUs vested on June 14, 2017.
(8)	As of December 31, 2017, Mr. Demirian held 25,351 stock options to purchase Common Shares in accordance with the SOP.
(9)	As of December 31, 2017, Mr. Leebron held 25,351 stock options to purchase Common Shares in accordance with the SOP.

On December 11, 2008, we entered into a services agreement with Mr. Wechsler which provides that, effective April 1, 2009, Mr. Wechsler’s employment as Co-CEO was terminated. The services agreement, which has been amended from time to time, provides that Mr. Wechsler will serve as Chairman of the Company’s Board of Directors through the earlier of (a) the date on which Mr. Wechsler is not re-appointed as Chairman of the Board, and (b) the date on which the Board of Directors terminates the services agreement. The services agreement was most recently amended as of April 1, 2013. Pursuant to that amendment, effective April 1, 2013, Mr. Wechsler’s compensation for each year served as Chairman increased from $200,000 to $230,000. The services agreement provides that certain other provisions of Mr. Wechsler’s former employment agreement with the Company continue to survive the termination of such employment agreement.

Among the provisions of Mr. Wechsler’s prior employment agreement that survive are those relating to the Sale Bonus and the Incentive Bonus. Upon a sale of the Company, Mr. Wechsler is entitled to receive a cash Sale Bonus in an amount equal to the product of (a) 0.375% and (b) the amount by which the sale or liquidation transaction imputes an equity value in excess of Cdn$150,000,000 to the Common Shares originally issued by the Company (on a fully diluted basis but excluding the Common Shares issued upon the conversion of the Class B convertible preferred shares of the Company formerly outstanding which were converted into Common Shares on June 16, 1994 and the Common Shares issuable upon the exercise of warrants previously owned by Messrs. Gelfond and Wechsler). As of December 31, 2017, we estimated the Sale Bonus to be between $1,892,065 and $4,845,488, depending upon the equity assumptions used in the relevant calculations.

In addition, following a change-in-control, Mr. Wechsler would receive cash Incentive Bonus equal to the product of (a) 225,000 and (b) the difference between the closing price of the Common Shares upon such change-in-control and the closing price of the Common Shares on March 10, 2006. As of December 31, 2017, the Incentive Bonus would have been $2,808,000, based on the closing price of the Common Shares on that date ($23.15).

We maintain an unfunded retiree health benefit plan covering Mr. Wechsler. The plan provides that we will maintain retiree health benefits for Mr. Wechsler until he becomes eligible for Medicare and, thereafter, we will provide Medicare supplemental coverage as selected by Mr. Wechsler. As of December 31, 2017, the estimated value of Mr. Wechsler’s retiree health benefits was $31,428.60.

Effective January 1, 2012, we implemented an executive supplemental health reimbursement plan which covers Mr. Wechsler. The plan provides expanded coverage and reimbursement of services not covered by our medical, dental and vision plans. We reimbursed Mr. Wechsler for $12,876 in health premiums in 2017 in connection with this plan.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee is currently composed of Messrs. Lynne (Chairman), Douglas and Throop, all of whom are independent directors. All compensation decisions for Mr. Gelfond in 2017 were made by the Compensation Committee.

During the fiscal year ended December 31, 2017, none of our executive officers served on compensation committees or boards of directors of any other entity that had or has had one or more of its executive officers serving as a member of our Compensation Committee or Board of Directors.

CORPORATE GOVERNANCE

The Board of Directors believes that good corporate governance is fundamental to our overall success. The Governance Committee of the Board of Directors, which is currently composed of Messrs. Leebron (Chairman), Braun, MacMillan and Ms. Settle, all of whom are independent directors, reviews our corporate governance practices from time to time, as further described in our “Corporate Governance Guidelines”.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines, which outline the Board of Directors’ authority, responsibilities, composition and procedures.

The role of the Board of Directors is to supervise the business and affairs of the Company, including:

•

overseeing the strategic and business planning process(es) and reviewing, approving and monitoring the annual and long-term operating plans, including fundamental financial and business strategies and objectives;

•	reviewing and assessing the major risks we face and reviewing, approving and monitoring our approach to addressing such risks;

•

developing and reviewing the CEO’s corporate objectives, annually evaluating the performance of the CEO against these objectives, determining his performance-based compensation annually and developing appropriate succession plans, from time to time; and

•

reviewing, monitoring, and maintaining the integrity of the Company’s controls and procedures, including its disclosure controls and procedures, its internal controls and procedures for financial reporting, and its compliance with the Code of Business Conduct and Ethics.

A current copy of the Corporate Governance Guidelines, the text of which is incorporated by reference into this Circular, is available, without charge, at www.IMAX.com and www.sedar.com or upon written request to the Company at IMAX Corporation, 902 Broadway, 20th Floor, New York, New York, U.S.A. 10010, Attention: Corporate Secretary.

Director Independence

The Board of Directors is comprised of a majority of independent directors as defined under applicable legal, regulatory and stock exchange requirements. Section 303A of the NYSE Listed Company Manual provides that no director qualifies as “independent” unless the Board of Directors affirmatively determines that such director has no material relationship with the Company, and Section 1.2 of NI 58-101 provides that an independent director is a person other than an officer or employee of the Company, or any other individual having a material relationship that in the opinion of the Board of Directors would interfere with the exercise of independent judgment in carrying out the responsibilities of the director. The NYSE Listed Company Manual and NI 58-101 set forth specific categories of relationships that disqualify a director from being independent.

The Board of Directors has reviewed the independence of each director and considered whether any director has a material relationship with the Company. As a result of this review, the Board of Directors affirmatively determined that each of Messrs. Braun, Demirian, Douglas, Leebron, Lynne, MacMillan, Throop and Ms. Settle, representing eight of our current eleven directors, are independent within the meaning of the NYSE, Canadian Securities Regulations, and SEC director independence standards, as currently in effect. Our Board of Directors’ independence determination was based on information provided by the directors and discussions among the officers and directors.

In making the foregoing independence determination, the Board of Directors noted that Mr. Throop is the President and CEO of Entertainment One Ltd., an entity which paid the Company approximately $106,814 in 2017 as box office royalties for exhibiting IMAX films. The Board of Directors determined that these amounts are immaterial, and Mr. Throop has neither a direct nor indirect material interest in any transactions between the Company and Entertainment One Ltd.

In addition, the Board of Directors considered that Mr. Douglas is our largest individual shareholder, holding approximately 13.8% of our Common Shares as of April 11, 2018. However, the Board determined that, notwithstanding Mr. Douglas’ shareholdings, he has neither a direct nor indirect material interest in any transactions with the Company.

All members of the Compensation Committee, Audit Committee and Governance Committee are considered “independent” under each such committee’s independence standards. In the event any transaction or agreement is proposed in respect of which a director has a material interest, the director will recuse himself from voting on that matter and remove himself from the meeting while the transaction at issue is being considered by the Board of Directors.

Board Size and Composition

Our articles provide that the Board of Directors may be comprised of a minimum of 1 and a maximum of 15 directors with the actual number determined from time to time by resolution of the Board of Directors. Effective as of the Meeting, the Board of Directors will be set at 10 directors.

The Board of Directors recognizes that one of its key responsibilities is to evaluate and determine its optimal governance structure so as to provide independent oversight of management. The Board of Directors has determined that there is no single, generally accepted approach to providing governance and that given the evolving nature of our business, the right governance structure for the Board of Directors may vary as circumstances warrant. Consistent with this understanding, the independent directors consider the Board’s size and composition on an annual basis in connection with its annual self-evaluation.

Mr. Wechsler served as Co-Chairman of the Board of Directors along with Mr. Gelfond from June 1999 to March 2009. On April 1, 2009, Mr. Wechsler became sole Chairman of the Board. Mr. Wechsler is not an independent director by virtue of his continuing compensation arrangements with the Company. By virtue of Mr. Gelfond’s current role as CEO, IMAX Corporation, and Mr. Foster’s current role as CEO, IMAX Entertainment and Senior Executive Vice President, IMAX Corporation, they are not considered to be independent directors.

At present, we do not have a lead director. The Chairman of the Board provides leadership for the independent directors by chairing the executive sessions of the Board as well as reviewing and modifying board meeting agendas to ensure that the Board of Directors may successfully carry out its duties. In addition, the breadth and depth of the experience of the independent directors as a whole provides the Board of Directors with important leadership qualities. Given Mr. Wechsler’s prior role in the Company, the Board of Directors has determined that this board composition structure is optimal for the Company because it provides us with strong and consistent oversight.

In considering its governance structure, the Board of Directors has taken a number of factors into consideration. The Board of Directors, with a majority of its directors being independent directors, exercises strong, independent oversight. This oversight function is enhanced by the fact that all of the Board Committees and their respective chairpersons are comprised entirely of independent directors. A number of processes and procedures of the Board of Directors and of the Committees – including regular executive sessions of the independent directors, the ability of independent directors to contact one another, the CEO and other executive officers at any time, and the annual evaluations of the performance of the CEO against pre-determined and other criteria – provide independent oversight of the CEO’s performance. We also provide instructions for our shareholders and other interested parties to communicate directly with the Board of Directors, see “Shareholder Communications” on page 5. The Board of Directors believes that these factors provide the appropriate balance between the authority of those who oversee the Company and of those who manage it on a day-to-day basis.

Risk Management

The Board of Directors is responsible for overseeing the various risks that we face. In this regard, the Board of Directors seeks to understand and oversee critical business risks. Risks are considered in virtually every business decision and as part of our overall business strategy.

While the Board of Directors is responsible for reviewing and assessing the major risks that we face and for reviewing, approving and monitoring our approach to addressing such risks, our management is charged with managing risk. We have robust internal processes and a strong internal control environment to identify and manage risks and to communicate with the Board of Directors through senior management. These include an enterprise risk management program, regular internal management disclosure committee meetings, a Code of Business Conduct and Ethics and Whistle Blower Program, an Anti-Bribery and Anti-Corruption Policy, rigorous product quality standards and processes, and a comprehensive internal and external audit process. The Board of Directors and the Audit Committee monitor and evaluate the effectiveness of the internal controls and the risk management program at least annually. Management communicates routinely with the Board of Directors and the Audit Committee on the significant risks identified and how they are being managed. The Board of Directors implements its risk oversight function both as a whole and through the Audit Committee. The Audit Committee oversees risks related to our financial statements, the financial reporting process, accounting and legal matters. The Audit Committee oversees the internal audit function and our Whistle Blower Program. The Audit Committee members meet separately with our CEO and representatives of the independent auditing firm a minimum of four times per year.

The Board of Directors regularly engages in discussion of financial, legal, business, technology, economic, political and other risks. Because overseeing risk is an ongoing process and inherent in our strategic decisions, the Board of Directors also discusses risk in relation to specific proposed actions.

Nomination Process

The Governance Committee is responsible for identifying and recommending candidates for election or re-election to the Board of Directors. Such candidates are then nominated for election by a majority of independent directors. The Governance Committee does not set forth specific, minimum qualifications that nominees must possess in order for the Governance Committee to recommend them to the Board of Directors, but rather believes that each nominee should be evaluated in light of opportunities and risks facing the Company and the competencies, skills and personal qualities that are desirable to contribute to our effective governance. In evaluating potential nominees for election and re-election as members of the Board of Directors, the Governance Committee seeks nominees that:

•	manifest the highest integrity and that possess the highest personal and professional ethics;

•	have significant business experience or other organizational leadership experience that will allow the nominee to contribute significantly to the Company as a member of the Board of Directors;

•	have the willingness and an ability to make the necessary time commitment to actively participate as a member of the Board of Directors;

•	exhibit sound business judgment; and

•	are committed to representing the long-term interests of our shareholders.

Candidates are identified from a number of sources including recommendations from Board members, management, shareholders and others. The Governance Committee will consider any nominee recommended by a shareholder under the same criteria as any other potential nominee.

Shareholders who wish to have the Governance Committee consider the nomination of any person for director at the 2019 Annual Meeting of Shareholders should submit a shareholder proposal made in accordance with the provisions of the Canadian Business Corporations Act (“CBCA”) to the Company at IMAX Corporation, 2525 Speakman Drive, Mississauga, Ontario, Canada L5K 1B1, Attention: Corporate Secretary no later than December 31, 2018, or by submitting a timely notice in compliance with the advance notice procedures set forth in By-Law No.1 to the Company at IMAX Corporation, 902 Broadway, 20th Floor, New York, New York, U.S.A. 10010, Attention: Corporate Secretary. We may require that a proposed nominee furnish additional information as may be reasonably required to determine the qualifications of such proposed nominee to serve as a director of the Company.

Diversity

The Governance Committee Charter mandates that the Governance Committee review, on a periodic basis, the current composition of the Board of Directors in light of the characteristics of independence, diversity, age, competencies, skills, experience, availability of service to the Company and tenure of the Board members and of the Board of Directors’ anticipated needs. While the Governance Committee does not have a formal policy specifying how diversity of background and personal experience should be applied in reviewing the current composition of the Board of Directors or in identifying or evaluating candidates for the Board of Directors, the Governance Committee is committed to having a diverse Board of Directors in that it seeks individuals from different backgrounds with varying perspectives, professional experience, education and skills.

We currently have one female director on the Board (9%). In addition, there are two female executives among our senior management team of eleven (18%). Similar to term limits, we do not have a policy on the representation of women on the Board or in senior management, as the Board does not believe that quotas or strict rules necessarily result in the identification or selection of the best candidates. Rather, the Governance Committee takes into account the competencies, skills and personal qualities described above. However, the Board is mindful of the benefit of diversity in our leadership positions and the need to maximize the effectiveness of the Board and its decision making abilities. Accordingly, in searches for new directors, the Board, and its third-party consultants hired to assist in identifying candidates, considers the level of female representation and diversity as one of several factors used in its search process.

Director Term Limits

The Board has not established any term limits for directors but has adopted a mandatory retirement age of 80. It does not believe there to be a correlation between term of service and effective board performance and renewal. The Board has adopted processes whereby the Governance Committee, along with the Chairman of the Board, periodically reviews the composition of the Board and the skills and experience required to best meet the needs of the Company. Where a vacancy in the Board occurs, the Governance Committee, in conjunction with the Chairman of the Board and the CEO, will be responsible for identifying potential candidates for consideration based on the various experience and skills required as a result of such vacancy. In addition, the Governance Committee oversees an annual assessment of the effectiveness of the Board and Board Committees. From time to time, the Board retains the services of external consultants to assist in the review of its governance practices, including the necessity for term limits on service.

Meetings of the Board of Directors and its Committees

During the fiscal year ended December 31, 2017, the Board of Directors held seven meetings, the Audit Committee held five meetings, the Compensation Committee held two meetings and the Governance Committee held three meetings. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and Committees of the Board on which such director served during the fiscal year ended December 31, 2017. The directors are given the opportunity to hold executive sessions (where members of management are not in attendance) at all regularly scheduled Board of Directors meetings. A total of six such executive sessions of the Board of Directors were held during 2017.

Our Board of Directors does not include a single director chosen to preside over the regularly scheduled (quarterly) executive sessions. Executive sessions which follow Board meetings are usually informal discussions which are often led by the Chairman of the Board or a Chairman of one of the Board Committees, depending on the subjects to be discussed. The Chairman of the Board reviews the matters to be discussed in executive sessions and determines which board member or Committee Chair is best placed to preside over the executive session. This process facilitates open and candid discussions among the directors.

The following directors attended the following number of Board of Directors meetings during the fiscal year ended December 31, 2017:

Richard L. Gelfond	7/7	Kevin Douglas	7/7	Michael MacMillan	7/7

Bradley J. Wechsler	7/7	Greg Foster	7/7	Dana Settle	7/7

Neil S. Braun	7/7	David W. Leebron	6/7	Darren Throop	6/7

Eric A. Demirian	7/7	Michael Lynne	7/7

All of the members of the Audit Committee are independent directors and hold in camera sessions where members of management are not in attendance at least once each fiscal quarter. A total of four such in camera sessions were held during 2017.

While we encourage directors to attend our Annual Meeting of Shareholders, there is no formal policy concerning such attendance. Eight of the then-current eleven directors attended last year’s Annual Meeting of Shareholders.

Committees of the Board

To assist it in discharging its duties effectively, the Board of Directors has delegated some of its duties to three specific committees of the Board: the Audit Committee; the Compensation Committee and the Governance Committee. Each of these committees and their respective chairs are appointed annually by the Board of Directors. Each committee has a written charter which sets out its principal duties and responsibilities. Each committee has the authority to retain special legal, accounting or other advisors.

Audit Committee

The Audit Committee is currently composed of Messrs. Demirian (Chairman), Braun, and Leebron, each of whom is an independent director who meets the independence and other requirements of the NYSE and Canadian National Instrument 52-110 - Audit Committees standards applicable to Audit Committee members. The Board of Directors has established the Audit Committee for the purpose of overseeing the quality and integrity of our financial statements and related disclosure; our compliance with legal and regulatory requirements; the independent auditors’ qualifications and independence and the performance of our internal audit function; internal controls and procedures; and the performance of the independent auditors. Each Audit Committee member has experience with various businesses and professions, which are relevant to their understanding of the accounting principles used by the Company in preparing its financial statements and to their understanding of the general applications of such accounting principles in connection with the accounting for estimates, accruals and reserves. These experiences have been with companies, businesses and professional organizations presenting a breadth and level of complexity of accounting issues generally comparable to those reasonably expected to be raised by our financial statements and have provided them with an understanding of internal controls and procedures for financial reporting. For more information on the education and experience of each Audit Committee member, see “Election of Directors” on page 6. The Board of Directors has determined that Mr. Demirian qualifies as an “audit committee financial expert” as that term is defined in Item 407(d)(5)(ii) of Regulation S-K as a result of Mr. Demirian’s qualifications as a Chartered Professional Accountant, a Chartered Accountant and as a Certified General Accountant. Mr. Demirian serves as the Chair of the Audit Committee. The Audit Committee operates under a written mandate adopted by our Board of Directors. A current copy of the Audit Committee Charter is available at www.IMAX.com or upon written request to the Company at IMAX Corporation, 902 Broadway, 20th Floor, New York, New York, U.S.A. 10010, Attention: Corporate Secretary.

The Audit Committee meets with our external auditors, both with and without management present, to review and discuss our accounting policies, its quarterly and year-end financial statement information and their presentation, and significant financial issues which may arise for our Company.

Compensation Committee

The Compensation Committee is currently composed of Messrs. Lynne (Chairman), Douglas and Throop, each of whom are independent directors. The Compensation Committee is responsible for evaluating and making recommendations to the Board of Directors regarding our equity-based and incentive compensation plans, policies and programs. In addition, the Compensation Committee approves or recommends to the Board of Directors the compensation package (including components, quantum and timing) for our CEO, setting of his performance factors, and an assessment of his performance on a periodic basis. On an annual basis, the Compensation Committee reviews and approves the components and the amount of compensation paid to certain of our senior executives. The Compensation Committee made recommendations to the Board of Directors with respect to the bonus paid to Mr. Gelfond in respect of 2017. The Compensation Committee operates under a written mandate adopted by our Board of Directors. A current copy of the Compensation Committee Charter is available at www.IMAX.com or upon written request to the Company at IMAX Corporation, 902 Broadway, 20th Floor, New York, New York, U.S.A. 10010, Attention: Corporate Secretary.

The Compensation Committee is responsible for performing the functions required of it under our equity award plans, including the grant of stock options and RSUs from time to time, which grants are subject to guidelines determined by our Human Resources department and the Compensation Committee. The Compensation Committee enacts written resolutions from time to time authorizing the grant of stock options and RSUs.

Governance Committee

The Governance Committee is currently composed of Messrs. Leebron (Chairman), Braun, MacMillan and Ms. Settle, each of whom are independent directors. The Governance Committee is responsible for monitoring and evaluating our corporate polices and governance practices, monitoring significant developments in the law and practice of corporate governance, monitoring and evaluating our compliance with the law, monitoring and evaluating compliance with our articles, by-laws and governance agreements, and monitoring the effectiveness of the Board of Directors and Board Committees in the discharge of their general oversight responsibilities.

The Governance Committee is responsible for identifying and recommending candidates for election to the Board of Directors. The Governance Committee evaluates potential new candidates for the Board of Directors on an ongoing basis in light of the opportunities and risks facing us and the competencies, skills and personal qualities that are desirable to add value and to contribute to our effective governance. The Governance Committee operates under a written mandate adopted by our Board of Directors. A current copy of the Governance Committee Charter is available at www.IMAX.com or upon written request to the Company at IMAX Corporation, 902 Broadway, 20th Floor, New York, New York, U.S.A. 10010, Attention: Corporate Secretary.

Orientation and Education

We have developed and implemented orientation materials and procedures for new directors. In this regard, a Board of Directors Manual is provided to all new Board members. New directors also have access to fellow directors and senior management and are invited to attend orientation sessions as necessary. Reports, materials and presentations relating to our business are provided to the Board of Directors on a periodic basis. Directors are also offered annual membership in the National Association of Corporate Directors, at our expense.

Board and Committee Self-Assessment

Periodically, and at least annually, each director and committee member completes a review and self-evaluation of the Board of Directors’ and Board Committees’ operating effectiveness. The input is summarized on a confidential basis and provided to the Chairman of the Governance Committee. The results of the evaluations are reported to the Board of Directors. Any agreed upon improvements are implemented as applicable.

Written Position Descriptions

Mr. Wechsler’s services agreement includes a written position description for his role as the Chairman of the Board. The Board of Directors is responsible for the appointment of the Chairman of the Board and for the appointment of the Chairman and members of each Board Committee. The Board of Directors and Committees of the Board each operate within written mandates established and periodically reviewed by the Board of Directors. The Chairman of each committee is responsible for reporting on the activities of that committee to the full Board of Directors on a periodic basis.

The Board of Directors has not developed a written position description for the CEO. The Board of Directors and the CEO develop, on an annual basis, detailed written corporate objectives and parameters in which the CEO operates our business. The Board of Directors is also responsible for annually evaluating the CEO against these objectives.

Directors’ Share Ownership Guidelines

To support the alignment of directors’ interests with those of our shareholders, non-management directors are expected, in accordance with the Share Ownership Guidelines, to achieve and maintain share ownership of at least two times their annual retainer. Directors subject to the policy must satisfy the guidelines within four years of the date such director first became subject to the policy. As of April 30, 2018, all of the non-management directors had met the share ownership guidelines at the time and within the required time frame.

CODE OF BUSINESS CONDUCT AND ETHICS

We have a Code of Business Conduct and Ethics applicable to all employees, including our CEO, CFO, and Controller and all other persons performing similar functions, and all directors and consultants. Any incidents or reports made in connection with potential violation of the Code of Business Conduct and Ethics are reported to the Audit Committee through i) the Whistle Blower hotline, or ii) our internal audit function. The code is distributed to applicable individuals on commencement of service, and annually thereafter, who are required to acknowledge receipt, read and agree to abide by the code. A current copy of the Code of Business Conduct and Ethics is available, without charge, at www.IMAX.com or upon written request at IMAX Corporation, 902 Broadway, 20th Floor, New York, New York, U.S.A. 10010, Attention: Corporate Secretary. Any amendments to, or waivers of, the Code of Business Conduct and Ethics which specifically relate to any financial professional will be disclosed promptly following the date of such amendment or waiver at www.IMAX.com.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

None of our directors or executive officers, or any security holder of record as of the date of this Circular who owned, of record or to our knowledge, more than 5% of our outstanding Common Shares, or any member of such person’s immediate family, had any material interest, direct or indirect, in any transaction during the last fiscal year, or since the commencement of the current fiscal year, in any completed or proposed transaction, except for the following:

Mr. Douglas is our largest individual shareholder, holding approximately 13.8% of our Common Shares as of April 11, 2018. However, the Board of Directors has determined that, notwithstanding Mr. Douglas’ shareholdings, he has neither a direct nor indirect material interest in any transactions with the Company.

The Company, Wasserstein Perella Partners, L.P., Wasserstein Perella Offshore Partners, L.P., WPPN, Inc., and the Michael J. Biondi Voting Trust (collectively “WP”), and Messrs. Gelfond and Wechsler entered into a registration rights agreement (the “Registration Rights Agreement”) dated as of February 9, 1999, which carried forward the corresponding provisions of the June 16, 1994 shareholders’ agreement. Though numerous provisions of the Registration Rights Agreement were terminated in 2002 when WP ceased to be a shareholder of the Company, each of Messrs. Gelfond and Wechsler retain the right to cause us to use best efforts to register their securities under the 1933 Act. Messrs. Gelfond and Wechsler are entitled to make two such demand registrations. Messrs. Gelfond and Wechsler also have unlimited piggyback rights to register their securities under the Registration Rights Agreement whenever we propose to register any securities under the 1933 Act, other than the registration of securities pursuant to an initial public offering or the registration of securities on Form S-4 or S-8 under the 1933 Act or filed in connection with an exchange offer or an offering of securities solely to our existing shareholders.

Messrs. Gelfond and Wechsler and certain other shareholders of the Company entered into another shareholders’ agreement on January 3, 1994 as amended on March 1, 1994 which includes, among other things, registration rights, tag along rights and drag along rights.

REVIEW, APPROVAL OR RATIFICATION OF TRANSACTIONS WITH RELATED PERSONS

On a regular basis, we require that our directors, nominees for director and executive officers identify to the Board of Directors, transactions and/or relationships which could constitute transactions with a related person as defined in Item 404(a) of Regulation S-K. For any potential transaction in which a director, executive officer or other related person would have a material interest, such transaction is reviewed, in advance, by our Chief Legal Officer and Chief Compliance Officer to ensure compliance with our Code of Business Conduct and Ethics and to evaluate the disclosure requirements under Item 404(a) of Regulation S-K. Currently, we do not have a formal written policy governing transaction with related persons. In the event any transaction or agreement occurs in respect of which a director has a material interest, the director must recuse himself from voting on that matter and remove himself from the meeting while the transaction at issue is being considered by the Board of Directors. The minutes of the Board of Directors’ meeting would reflect the nature of the interest disclosed and the fact of the recusal.

REPORT OF THE AUDIT COMMITTEE

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended December 31, 2017:

The Audit Committee has reviewed and discussed the Company’s audited financial statements for the fiscal year ended December 31, 2017 with senior management. The Audit Committee meets privately with PwC on a periodic basis and PwC has unrestricted access to the Audit Committee. The Audit Committee has discussed with PwC the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board Rule 3200T, which include, among other items, matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee has also received written disclosures and the letter from PwC required by applicable requirements of the Public Company Accounting Oversight Board (which relate to the accountant’s independence from the Company and related entities) and has discussed with PwC their independence from the Company. As part of its responsibilities for oversight of the Company’s enterprise risk management process, the Audit Committee has reviewed and discussed the Company’s policies with respect to risk assessment and risk management, including discussions of individual risk areas as well as an annual summary of the overall process.

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017 for filing with the SEC and the Company’s Annual Information Form for the fiscal year ended December 31, 2017.

The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the 1933 Act or the Exchange Act, except to the extent that the Company specifically incorporates it by reference in such filing.

April 30, 2018	Respectfully submitted,
Eric A. Demirian (Chairman)
Neil S. Braun
David W. Leebron

AVAILABLE INFORMATION

We make available free of charge our annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K as soon as reasonably practicable after such filing has been made with the SEC. Reports are available at www.IMAX.com or by calling Investor Relations at 212-821-0100. Additional information relating to the Company is available at www.sedar.com. Financial information is provided in our comparative financial statements and MD&A for our most recently completed financial year.

APPROVAL BY BOARD OF DIRECTORS

The contents and the sending of this Circular to each shareholder entitled to receive notice of the Meeting, to each director and to the auditors of the Company have been approved by the Board of Directors.

DATED at New York, New York, U.S.A. April 30, 2018.

/s/ Kenneth I. Weissman

Kenneth I. Weissman

Senior Vice President, Legal Affairs

& Corporate Secretary

8th Floor, 100 University Avenue Toronto, Ontario M5J 2Y1 www.computershare.com

Security Class

Holder Account Number

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Form of Proxy - Annual General Meeting of IMAX Corporation to be held on June 5, 2018

This Form of Proxy is solicited by and on behalf of Management.

Notes to proxy

1.	Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting. If you wish to appoint a person or company other than the persons whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse).

2.	If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated.

3.	This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy.

4.	If this proxy is not dated, it will be deemed to bear the date on which it is mailed by Management to the holder.

5.	The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, this proxy will be voted as recommended by Management.

6.	The securities represented by this proxy will be voted or withheld from voting, in accordance with the instructions of the holder, on any ballot that may be called for and, if the holder has specified a choice with respect to any matter to be acted on, the securities will be voted accordingly.

7.	This proxy confers discretionary authority in respect of amendments to matters identified in the Notice of Meeting or other matters that may properly come before the meeting.

8.	This proxy should be read in conjunction with the accompanying documentation provided by Management.

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Proxies submitted must be received by 10:00 a.m., Eastern Time, on June 1, 2018.

VOTE USING THE TELEPHONE OR INTERNET 24 HOURS A DAY 7 DAYS A WEEK!

• Call the number listed BELOW from a touch tone telephone. 1-866-732-VOTE (8683) Toll Free	• Go to the following web site: www.investorvote.com • Smartphone? Scan the QR code to vote now.	• You can enroll to receive future securityholder communications electronically by visiting www.investorcentre.com and clicking at the bottom of the page.

If you vote by telephone or the Internet, DO NOT mail back this proxy.

Voting by mail may be the only method for securities held in the name of a corporation or securities being voted on behalf of another individual.

Voting by mail or by Internet are the only methods by which a holder may appoint a person as proxyholder other than the Management nominees named on the reverse of this proxy.

Instead of mailing this proxy, you may choose one of the two voting methods outlined above to vote this proxy.

To vote by telephone or the Internet, you will need to provide your CONTROL NUMBER listed below.

CONTROL NUMBER

01EL9A

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Appointment of Proxyholder
The undersigned common shareholder of IMAX Corporation (the “Company”) hereby appoints Richard L. Gelfond, failing whom, Robert D. Lister, failing whom, Kenneth I. Weissman	OR	Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein.

as my/our proxyholder with full power of substitution and to vote in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and all other matters that may properly come before the Annual General Meeting of IMAX Corporation to be held at the Royalton Park Avenue Hotel (Park Lounge), 420 Park Avenue South, New York, New York 10016 on June 5, 2018 at 10:00 a.m. and at any adjournment thereof.

VOTING RECOMMENDATIONS ARE INDICATED BY	HIGHLIGHTED TEXT	OVER THE BOXES.

1. Election of Directors
	For	Withhold		For	Withhold		For	Withhold

01. Neil S. Braun	☐	☐	02. Eric A. Demirian	☐	☐	03. Kevin Douglas	☐	☐

04. Richard L. Gelfond	☐	☐	05. David W. Leebron	☐	☐	06. Michael Lynne	☐	☐	_ _ _ Fold

07. Michael MacMillan	☐	☐	08. Dana Settle	☐	☐	09. Darren Throop	☐	☐

10. Bradley J. Wechsler	☐	☐

	For	Against	Withhold

2. Appointment of Auditors

In respect of the appointment of PricewaterhouseCoopers LLP as auditors of the Company and authorizing the directors to fix their remuneration.

Note: Voting Withhold is the equivalent to voting Abstain.

	☐	☐	☐

	For	Against	Abstain

3. Advisory Vote on Named Executive Officer Compensation

Advisory resolution to approve the compensation of the Company’s Named Executive Officers as set forth in the accompanying proxy circular.

Note: Voting Abstain is the equivalent to voting Withhold.

	☐	☐	☐

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Authorized Signature(s) – This section must be completed for your instructions to be executed.	Signature(s) Date
I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, this Proxy will be voted as recommended by Management.

Interim Financial Statements – Mark this box if you would like to receive Interim Financial Statements and accompanying Management’s Discussion and Analysis by mail.	☐

If you are not mailing back your proxy, you may register online to receive the above financial report(s) by mail at www.computershare.com/mailinglist.

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